Exhibit 10.1

AGREEMENT OF LEASE

by and between

NBP 220, LLC

and

THE TITAN CORPORATION

(“220 National Business Park”)

TABLE OF CONTENTS

1.        Definitions and Attachments. 1

2.        Demise and Measurement of Premises. 2

3.        Term.. 3

4.        Security Deposit and Advance Rent4

5.        Use. 6

6.        Rent6

7.        Requirements of Applicable Law.. 14

8.        Certificate of Occupancy. 14

9.        Contest-Statute, Ordinance, Etc.14

10.       Tenant Improvements. 15

11.       Repairs and Maintenance. 15

12.       Conduct on Premises. 17

13.       Insurance. 18

14.       Rules and Regulations. 19

15.       Mechanics’ Liens. 20

16.       Tenant’s Failure to Repair20

17.       Property -- Loss, Damage. 20

18.       Destruction -- Fire or Other Casualty. 20

19.       Eminent Domain. 20

20.       Assignment21

21.       Default, Remedies, Damages, Bankruptcy of Tenant22

22.       Landlord’s Default24

23.       Services and Utilities. 25

24.       Electric Current25

25.       Telephone and Telecommunications. 26

26.       Acceptance of Premises. 26

27.       Inability to Perform.. 26

28.       No Waivers. 27

29.       Access to Premises and Change in Services. 27

30.      Estoppel Certificates. 28

31.      Subordination. 28

32.      Attornment28

33.      Notices. 28

34.      Intentionally Left Blank. 29

35.      Tennat’s Space. 29

36.      Quiet Enjoyment40

37.      Vacation of Premises. 40

38.      Members’ Liability. 40

39.      Separability. 40

40.      Indemnification. 40

41.      Captions. 41

42.      Brokers. 41

43.      Recordation. 41

44.      Successors and Assigns. 41

45.      Integration of Agreements. 41

46.      Hazardous Material, Indemnity. 41

47.      Americans With Disabilities Act43

48.      Several Liability. 44

49.      Security Card Access. 44

50.      Parking. 44

51.      Tenant’s Equipment44

52.      Signage. 44

53.      Intentionally Left Blank. 45

54.      Definition of45

55.      Waiver of Landlord’s Lien. 45

AGREEMENT OF LEASE

            THIS AGREEMENT OF LEASE (this “Lease”) made this 31st day of March, 2003 (the “Effective Date”) by and betweenNBP 220, LLC (the “Landlord”) and THE TITAN CORPORATION, a Delaware corporation  (the “Tenant”), witnesseth that the parties hereby agree as follows:

W I T N E S S E T H:

            THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

1.         Definitions and Attachments.

            1.1       Certain Defined Terms.

                        1.1.1    “Building” means the Class A office building to be known as “220 National Business Park” located at 2720 Technology Drive, Annapolis Junction, Maryland 20701, which is located within Anne Arundel County, Maryland.

                        1.1.2    “Premises” means the entire Building.

                        1.1.3    “Rentable Area of the Building”  or “Rentable Area of the Premises” means approximately  156,730 rentable square feet, subject to adjustment in accordance with BOMA standards (ANSI Z65.1-1996) as provided in Section 2 hereof.

                        1.1.4    “Initial Term” means a period of ten (10) years plus the part of a month mentioned in Section 3.1, commencing and ending as provided in Section 3.1.

                        1.1.5    “Renewal Term” means each of three (3) additional periods of five (5) years each, commencing and ending as provided in Section 3.2.

                        1.1.6    “Annual Base Rent” means the amount set forth on the following schedule multiplied by the Rentable Area of the Premises:

                                                                             Annual Base Rent

                                    Lease Year                   Per Rentable Square Foot

                                          1                                        $25.50

                                          2                                        $26.27

                                          3                                        $27.05

                                          4                                        $27.86

                                          5                                        $28.70

                                          6                                        $29.56

                                          7                                        $30.45

                                          8                                        $31.36

9                                        $32.30

                                          10                                      $33.27

                        1.1.7    “Target Date for Delivery of Possession” means June 1, 2004.

                        1.1.8    “Advance Rental” means the sum of $333,051.25.  See Section 4.2.

                        1.1.9    “Security Deposit” means the sum of __NONE__, subject to the provisions of Section 4.1.

                        1.1.10  “Tenant Notice Address” means the address set forth in Section 33.

                        1.1.11  “Base Year Building Expenses”  shall mean the actual Building Expenses per rentable square foot incurred by Landlord for the 2005 calendar year.

                        1.1.12  “Base Year Taxes” shall mean the actual Taxes incurred by Landlord per rentable square foot for the 2005 calendar year.

                        1.1.13  “Allowance” means the product of $22.00 multiplied by the Rentable Area of the Premises.   “Amortized Amount” means the product of $10.00 multiplied by the Rentable Area of the Premises.  See Section 35.

                        1.1.14  “Broker” means Miller Corporate Real Estate and Insignia/ESG.

                        1.1.15  “Tenant’s Share” means a fraction, the numerator of which is the Rentable Area of the Premises and the denominator is the Rentable Area of the Building.  As of the Effective Date, Tenant’s Share is 100%.

            1.2.      Additional Defined Terms.

            The following additional terms are defined in the places in this Lease noted below:

            Term                                                                            Section

            “ADA”                                                             47

            “Applicable Laws”                                                        7

            “Approved Plans and Specifications”                            35

            “Building Expenses”                                                      6.2.2

            “Commencement Date”                                                3.1

            “Common Areas”                                                         6.2.4

            “Cost of Building Expenses Per Square Foot”   6.4.1

            “Cost of Taxes Per Square Foot”                                  6.3.1

            “Hazardous Material”                                                   46

            “HVAC”                                                                      23

            “Landlord’s Notice”                                                     3.2

            “Lease Year”                                                                6.2.5

            “Mortgagee”                                                                 31

            “Prevailing Market Rate”                                              3.2

            “Property”                                                                    6.2.1

            “Successor’                                                                  32

            “Taxes”                                                                        6.2.3

            “Tenant Improvements”                                                35

            “Term”                                                             3.3

            1.3.      Attachments.

            The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof:

            Exhibit  “A”      -  Legal Description of Property

            Exhibit “A-2” - Design Drawings

            Exhibit “B”       - Rules and Regulations

            Exhibit “C”       - Schedule of Landlord’s Work

            Exhibit “C-1”    - Interior Construction and Renovation Contractor Requirements

            Exhibit “D”       - Plat of Signage

            Exhibit “E”        -  Suburban Office Building Guidelines

            Exhibit “F”        - Commencement Date Agreement

            Exhibit “G”       - Intentionally Left Blank

            Exhibit “H”       - Intentionally Left Blank

            Exhibit “I”         - Specifications for HVAC, Electrical Capacity and Floor Load

            Exhibit “J”        - Janitorial Specifications

            Exhibit “K”       - Subordination, Non-Disturbance and Attornment Agreement

            Exhibit “L”        - Modifications to Base Building

2.         Demise and Measurement of Premises.  Landlord hereby leases unto Tenant, and Tenant does hereby rent from Landlord the Premises that will be constructed in accordance with the provisions of Section 35 of this Lease.  In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building, if any, the Common Areas of the Building (as that term is defined in Section 6.2.4 hereof). The Premises and the Building shall be measured in accordance with BOMA standards (ANSI Z65.1- 1996), utilizing the “Gross Building Area” computation. At Tenant’s election, the Rentable Area of the Building as set forth in Section 1.1.3 shall be subject to confirmation before the Rent Commencement Date by Tenant’s architect, at Tenant’s sole cost. In the event the Rentable Area of the Building figure determined by Tenant’s architect differs by no more than 0.5% (higher or lower) from the Rentable Area of the Building set forth in Section 1.1.3 , then the Rentable Area of the Building set forth in Section 1.1.3 shall be controlling.  In the event the Rentable Area of the Building figure determined by Tenant’s architect differs by more than 0.5% (higher or lower) from the Rentable Area of the Building set forth in Section 1.1.3, then Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy, and in the event they are not able to resolve such discrepancy then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy within thirty (30) days following a request therefor by Landlord or Tenant and the determination of such independent architect shall be binding on both Landlord and Tenant.  During any such dispute, Tenant shall pay Annual Base Rent to Landlord based on the Rentable Area of the Building set forth in Section 1.1.3.  If such independent architect determines that the rentable area differs by no more than 0.5% from the Rentable Area of the Building set forth in Section 1.1.3, then the fees of such independent architect shall be borne by Tenant, otherwise such fees shall be  borne by Landlord.  Promptly after determination of the Rentable Area of the Building in accordance with this Section 2, Landlord and Tenant shall execute an amendment to this Lease confirming such determination and with a proportionate adjustment to Annual Base Rent, additional rent and any prior payments which have been made by Tenant.  In no event shall Tenant be required to pay Annual Base Rent based on more than  157,514 rentable square feet regardless of the actual measurement of the rentable square footage of the Premises.  Landlord shall have no right to remeasure the Premises during the Term.  In the event Tenant does not elect to verify the Rentable Area of the Building pursuant to this Section 2, then the Rentable Area of the Building shall be as set forth in Section 1.1.3.

            3.         Term.

            3.1       Commencement Date and Term.  All of the provisions of this Lease shall be in full force and effect from and after the Effective Date. As used in this Lease, the term “Commencement Date”, as advanced or postponed pursuant to the terms hereof, shall be defined as the date of Delivery of Possession of Landlord Items (as defined in Section 35) and, subject to Section 35.1 hereof, the term “Rent Commencement Date” shall be the date which is one hundred fifty (150) days following that date of Delivery of Possession of Landlord’s Items (as defined in Section 35).  Notwithstanding the foregoing to the contrary, if Tenant elects for Landlord to construct the Tenant’s Work pursuant to the terms of Section 35 below, the Commencement Date and the Rent Commencement Date shall be the date of Delivery of Possession of the Premises with Landlord’s Work substantially completed.  The first Lease Year shall commence on the Commencement Date and shall end on the date which is last day of the calendar month which is twelve (12) full months after the Rent Commencement Date. Within fifteen (15) days after receipt of a written request from Landlord, Tenant shall execute and deliver the Commencement Date Agreement in substantially the form attached hereto as Exhibit “F”.

            3.2       Option to Extend Lease Term.  Provided Tenant is not in default of any term, covenant or condition of this Lease beyond any applicable notice and cure period, Tenant shall have the option to extend the Initial Term of this Lease for the entire Premises for three (3) additional periods of five (5) years each (the “Renewal Term”) to commence immediately upon the expiration of the Initial Term, the First Renewal Term and the Second Renewal Term, as applicable.

            Tenant’s rental of the Premises during the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, shall be upon the same terms, covenants and conditions contained in this Lease, except that Tenant shall pay to Landlord as Annual Base Rent that amount equal to the “Prevailing Market Rate” for the Premises for the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, as hereinafter defined (including annual adjustments).  For purposes of this Section 3.2, the term “Prevailing Market Rate” shall mean the then prevailing market rate being charged for renewals of comparable space in comparable office buildings within a ten (10) mile radius of the Premises, with consideration given for all factors appropriately considered in determining fair market economics of a similar transaction, including, but not limited to, construction allowances, commissions (or lack thereof), free rent, the creditworthiness of Tenant and other concessions or premiums, costs being saved and downtime for vacancy.  In order to exercise its option granted herein, Tenant shall notify Landlord in writing of its intent to renew not less than three hundred sixty-five (365) days prior to the expiration of the Initial Term, the First Renewal Term or the Second Renewal Term, as applicable.  Within thirty (30) days following the exercise by Tenant of its option to extend the Lease for the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, Landlord shall notify Tenant in writing of its determination of the Prevailing Market Rate for the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, as reasonably determined by Landlord (“Landlord’s Notice”).  Within ten (10) business days after receipt of Landlord’s Notice, Tenant shall notify Landlord in writing of Tenant’s acceptance or rejection of such rate.  If Tenant accepts the proposed Prevailing Market Rate by written notice to Landlord, Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease.  If, within the ten (10) day period,  Tenant does not accept the proposed Prevailing Market Rate as determined by Landlord for the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, then within twenty (20) days thereafter, Landlord and Tenant shall meet at a mutually acceptable time and place and shall use their reasonable efforts to agree upon the Prevailing Market Rate.  If Landlord and Tenant shall fail to agree upon such Prevailing Market Rate for either the First Renewal Term, the Second Renewal Term or the Third Renewal Term, within the twenty (20) day period, Landlord and Tenant shall each appoint an independent commercial leasing broker licensed in the Maryland area within the next ten (10) days (the “Brokers”). Such Brokers shall deliver their respective estimates of the Prevailing Market Rate within ten (10) days after being appointed. If the estimates of the Prevailing Market Rate as quoted by the Brokers are within ten percent (10%) of each other, the Prevailing Market Rate shall be deemed to be the average of the estimates presented by the Brokers.  If the estimates of the Prevailing Market Rate as quoted by the Brokers differ by more than ten percent (10%), then Landlord and Tenant shall jointly appoint a third independent commercial leasing broker licensed in the Maryland area within ten (10) days after the receipt of the initial brokers’ estimates (the “Third Broker”) who shall deliver its estimate of the Prevailing Market Rate within ten (10) days after being appointed and such estimate shall be deemed to be the Prevailing Market Rate.  Tenant shall have the right to notify Landlord within ten (10) business  days after receipt of the estimate of the Prevailing Market Rate (whether as resulting from the average of the Brokers or from the Third Broker, as applicable), that it rejects such Prevailing Market Rate and in such event, Tenant’s option to extend the Lease for the First Renewal Term, the Second Renewal Term or the Third Renewal Term, as applicable, shall be void and inoperable.  If Tenant fails to exercise its right to reject the Prevailing Market Rate, then Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease.  Landlord and Tenant shall each pay the fee of the broker designated by them originally and shall split the fees of the Third Broker.  If Tenant shall fail to deliver the requisite notice exercising its option to extend by the date prescribed above, then Tenant’s option to extend the Term for the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable, shall be void and inoperable.  The Second Renewal Term and the Third Renewal Term shall terminate if Tenant does not elect to renew the Lease for the First Renewal Term.  The Third Renewal Term shall terminate if Tenant does not elect to renew the Lease for the Second Renewal Term.

            3.3       Definition of “Term”.  As used herein, the word “Term” shall refer to the Initial Term the First Renewal Term, the Second Renewal Term and the Third Renewal Term, if applicable.

            4.         Security Deposit and Advance Rent.

            4.1       Security Deposit.  Simultaneously with the execution of this Lease, Tenant shall not be required to pay a Security Deposit in accordance with the terms of this Lease.  However, if prior to the Rent Commencement Date, Tenant’s credit rating falls below a “BB-” as determined by Standard & Poor’s credit rating agency or Moody’s credit rating agency, Tenant shall pay to Landlord a Security Deposit in the amount of  $1,998,307.50 by Letter of Credit (as further described below) as security for the performance by Tenant of all obligations imposed on Tenant hereunder.  Tenant shall deliver to Landlord a statement of its credit rating on each January 15, April 15, July 15, and October 15th occurring after the Effective Date and prior to the Rent Commencement Date; provided, however, that the provisions of the immediately proceeding sentence shall be effective at anytime prior to the Rent Commencement Date and shall not be limited to the reporting periods aforementioned.  Tenant shall deliver the Letter of Credit within fifteen (15) days after written request from Landlord.  Failure to deliver such Letter of Credit shall be an automatic Event of Default under the terms of the Lease, without further notice or cure periods afforded to Tenant.

            In such event, Tenant shall deliver to Landlord an unconditional and irrevocable Letter of Credit issued by and drawable upon Comerica Bank in San Diego, California or another banking institution reasonably approved by Landlord in the amount of  $1,998,307.50 to be held by Landlord as a guaranty for the payment and performance by Tenant of all covenants and obligations of Tenant as set forth in this Lease.  The Letter of Credit shall contain terms whereby it can be drawn on by Landlord by sending the original Letter of Credit by overnight delivery, in the case of an institution which is not located in the Baltimore-Washington metropolitan area or  on sight if located in the Baltimore-Washington metropolitan area on any date during the Term of this Lease on which issuer shall receive from Landlord a certification signed by Landlord stating that there is a Event of Default by Tenant under the terms of this Lease. Landlord shall have the right to make such certification immediately upon any Event of Default by Tenant hereunder (as defined in Section 21 hereof) and to apply said sum against all amounts then due and owing by Tenant hereunder and/or against sums required to be and actually expended by Landlord hereunder to correct existing defaults by Tenant.  The Letter of Credit shall also provide that Landlord shall have the right to draw upon the Letter of Credit, in full or in part.  Any balance left of the sum received from drawing on the Letter of Credit, after the correction of defaults by Tenant and/or the payment of amounts due by Tenant, shall be credited against the next Rent payment(s) due to Landlord.  In the event Landlord shall draw on the Letter of Credit provided by Tenant, all as set forth herein, Tenant shall replace same no later than thirty (30) days after the date of such drawing, and if same is not replaced, it shall constitute an Event of Default under the terms of this Lease and Landlord shall have the benefit of all remedies permitted pursuant to the terms of this Lease and the laws of the State of Maryland.

            Subject to the provisions of Section 4.1.1 below, Tenant acknowledges and agrees that it shall keep the Letter of Credit in full force and effect throughout the Term of this Lease.  In the event the term of the Letter of Credit is not coterminous with the Term of this Lease, then not more than forty-five (45) days prior to any expiration date of the Letter of Credit, Tenant shall provide Landlord with the appropriate documentation that said Letter of Credit has been extended and provide Landlord with the new expiration date of same.  Should Tenant fail to provide Landlord with such documentation on or before the expiration date of the Letter of Credit, Landlord shall have the right to draw on the entire amount of said Letter of Credit and hold it without interest for the benefit of Landlord as security for the faithful performance of the Lease until the Letter of Credit is reinstated or the Term of the Lease expires.  If the Letter of Credit is not reinstated, the amount drawn by Landlord shall be returned to Tenant, less all costs incurred by Landlord in correcting or satisfying any Event of Default under this Lease within thirty (30) days after the expiration or earlier termination of the Term.

            No right or remedy available to Landlord as provided in this Section 4.1 shall preclude or extinguish any other right or remedy to which Landlord may be entitled.

            Notwithstanding the foregoing, if the Letter of Credit is required and Tenant then receives a rating of  “BB” or higher by Moody’s for twelve (12) consecutive months, then Landlord shall return the Letter of Credit to Tenant and Tenant shall have no further obligation to pay a Security Deposit during the Term.

                        4.1.1    Transfer.  Upon a sale of the Land and/or the Building or a leasing of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer any cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender, provided such vendee, lessee or lender assumes Landlord’s obligations hereunder with respect to the cash Security Deposit or the Letter of Credit, as applicable.  With respect to the Letter of Credit, within ten (10) business days after notice of such sale, leasing or financing, Landlord (with Tenant’s cooperation), at its sole cost, shall arrange for the transfer (by amendment) of the Letter of Credit to the new landlord or the lender, or have the Letter of Credit reissued in the name of the new landlord or the lender.  To the extent so transferred, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

                        4.1.2    Reduction.

                                    (a)        Provided no uncured Event of Default shall then exist, then on the first day of each Lease Year, commencing with the first day of the sixth (6th)      Lease Year, and continuing annually thereafter on the first day of each subsequent Lease Year in which Tenant qualifies for reduction (each such anniversary date, a “Reduction Date”), Tenant shall have the right to reduce the Security Deposit (a “Reduction”) to the amount set forth in the following schedule (the “Reduction Schedule”):

                            Reduction Date                              Amount

                            First Day of Lease Year #6                   $1,665,256.25

                            First Day of Lease Year #7                   $1,332,205.00

                            First Day of Lease Year #8                   $   999,153.75

                            First Day of Lease Year #9                   $   666,102.50

                            First Day of Lease Year #10                 $    333,051.25

                                    (b)        Provided Tenant qualifies as of any such Reduction Date, such Reduction shall be effectuated by Tenant’s delivery of either (i) a replacement letter of credit for the applicable lesser amount, which replacement letter of credit may (A) include an endorsement that provides that such replacement Letter of Credit shall be effective only upon Landlord’s return of the Letter of Credit being replaced or Landlord’s written consent to cancellation of the letter of credit being replaced, or (B) be delivered pursuant to an escrow arrangement otherwise reasonably approved by Landlord and Tenant, or (ii) at least ten (10) business days prior to the effective date of such Reduction, a written amendment to the Letter of Credit which has the effect of reducing the amount of the Letter of Credit to the lesser amount determined pursuant to this Section as of the applicable Reduction Date.

                                    (c)        If Tenant does not qualify for a Reduction as of any applicable Reduction Date, but Tenant subsequently does qualify for such Reduction as of a later Reduction Date, then Tenant shall be permitted to “catch up” all prior foregone Reductions as of the applicable Reduction Date.  (For example, if Tenant had never previously qualified for a Reduction, but did so effective as of the Reduction Date coinciding with the first day of Lease Year #8, then the Security Deposit would be reduced from  $1,998,307.50 to  $999,153.75 as of such Reduction Date.)

            4.2       Advance Rent.  Upon execution of this Lease, Tenant shall pay Landlord the Advance Rent to be held as advance rent and security and which Landlord shall be entitled to retain, without limitation of other remedies, for any defaults of this Lease by Tenant occurring prior to the commencement of the Term.  If no such defaults occur, the Advance Rent shall be applied by Landlord against first installments of Annual Base Rent payable by Tenant hereunder.

            5.         Use.  Tenant covenants that it shall use and occupy the Premises during the Term of this Lease solely for general office purposes and uses incidental and ancillary thereto that are consistent with the operation of a Class A office building which uses may include, without limitation, data center, SCIF, training, employee/building invitee cafeteria/in-house food service, operations center, coffee and vending uses, Tenant company store, deli, light assembly for modification and testing of computers and related equipment, child care for employees, exercise facility and conference center, all in accordance with applicable zoning regulations.

            6.         Rent.

            6.1       Annual Base Rent.  As rent for the Premises during each year of the Term, commencing on the Rent Commencement Date, Tenant shall pay to Landlord an Annual Base Rent, in equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the schedule set forth in Section 1.1.6 above.  In addition, if the Rent Commencement Date occurs on a day other than the first day of a calendar month, Tenant shall pay to Landlord upon the Rent Commencement Date, a sum equaling that percentage of the monthly rent installment which equals the percentage of such calendar month falling after the Rent Commencement Date.

            Notwithstanding the foregoing, Tenant shall have the right to abate a portion of the Annual Base Rent up to a maximum amount of either (i)  $333,051.25 per month over the first three (3) months of the Term, computed as ($25.50 x 156,730)/12, or (ii)$166,525.63 per month over the first six (6) months of the Term, computed as  [($25.50 x 156,730)/12] divided by 2.  Tenant shall notify Landlord in writing on or before January 1, 2004, of the amount of Annual Base Rent, if any, which  Tenant desires to abate and over what period of time.  If  Tenant fails to notify Landlord of its election to abate Annual Base Rent on or before January 1, 2004, Tenant shall be deemed to have waived its right to abate Annual Base Rent.  If Tenant elects option (i), the Annual Base Rent for the 117 months remaining in the Initial Term shall be increased monthly by an amount equal to the quotient of the amount abated divided by 117 months; and if Tenant elects option (ii), the Annual Base Rent for the 114 months remaining in the Initial Term shall be increased monthly by an amount equal to the quotient of the amount abated divided by 114 months.  By way of example, but without limitation, if Tenant elects to abate  $333,051.25 per monthover the first three (3) months of the Initial Term, Annual Base Rent shall increase monthly commencing on the 4th month and through the balance of the Initial Term in an amount equal to $2,846.59, computed as $333,051.25 divided by 117.    If Tenant elects to abate Annual Base Rent pursuant hereto, (i) within fifteen (15) days after request from Landlord, the parties shall enter into an amendment to the Lease which sets forth the revised schedule of Annual Base Rent, and (ii) in no event shall Tenant’s obligation to pay for electrical service during such abatement period be abated in any regard.

            6.2       Definitions.  For the purposes hereof, the following definitions shall apply:

                        6.2.1    “Property” shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein,  and all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities located on the Premises, which legal description is attached hereto as Exhibit “A”.

                        6.2.2    “Building Expenses” shall be all those expenses paid by Landlord in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord and shall include, except as otherwise expressly excluded from Building Expenses, without limitation, the following:

                                    6.2.2.1    All costs and expenses of operating, repairing, lighting, cleaning, and insuring (including liability for personal injury, death and property damage and workers’ compensation insurance covering personnel) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, and depreciation of all machinery and equipment used therein or thereon, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting);

                                    6.2.2.2    Electricity, steam and fuel used in lighting, heating, ventilating and air conditioning and all costs, charges, and expenses incurred by Landlord in connection with any change of any company providing electricity service, including, without limitation, maintenance, repair, installation and service costs associated therewith;

                                    6.2.2.3    Maintenance and repair of mechanical and electrical equipment including heating, ventilating and air conditioning equipment;

                                    6.2.2.4    Window cleaning and janitor service, including equipment, uniforms, and supplies and sundries;

                                    6.2.2.5    Maintenance of elevators, stairways, rest rooms, lobbies, hallways and other Common Areas;

                                    6.2.2.6    Repainting and redecoration of all Common Areas;

                                    6.2.2.7 Repair and maintenance of the parking areas, including without limitation, the resurfacing and striping of said areas;

                                    6.2.2.8    Sales or use taxes on supplies or services;

                                    6.2.2.9 Management fees (in an amount not to exceed  two and one-half percent (2.5%) of gross rents collected from the Property during the Initial Term), wages, salaries and compensation of all persons engaged directly in the maintenance, operation or repair of the Property and the provision of amenities to all tenants in the Property (including Landlord’s share of all payroll taxes and the cost of an on-site or near-site office and segregated storage area for Landlord’s parts, tools and supplies);

                                    6.2.2.10  Legal fees (but only to the extent they are incurred in connection with an expense which is includable in Building Expenses) and accounting and engineering fees and expenses reasonably necessary for Landlord to render required services pursuant to this Lease, except for fees and expenses related to disputes with tenants or which are a result of and/or are based on Landlord’s negligence or other tortious conduct;

                                    6.2.2.11  Costs and expenses that may result from compliance with any Applicable Laws that were not applicable at the time the Premises were originally constructed; and

                                    6.2.2.12  All other expenses which under generally accepted accounting principles would be considered as an expense of maintaining, operating, or repairing the Property.  Notwithstanding the foregoing, all expenses (whether or not such expenses are enumerated on items 1 through 11 of this Section 6.2.2) which would be considered capital in nature under generally accepted accounting principles shall be included in Building Expenses in any Lease Year only if it (1) actually results in savings in such year (as for example, expenditures for a labor-saving improvement) in which case the amount included in Building Expenses shall not exceed the amount of actual savings from such improvement in the same year and/or (2) is made in compliance with Applicable Laws not in effect as of the Delivery of Possession of Landlord’s Items. Such capital improvements shall be amortized on a straight-line basis over the useful life of the improvement being amortized.

                        6.2.3    “Taxes” shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing.  Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, corporation, income, receipts, revenue, net profits, gift, transfer, excise, capital stock, estate or inheritance taxes, (iii) personal property taxes of Tenant, and (iv) penalties or interest charged for late payment of Taxes.  If at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of or in addition to the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of “Taxes,”provided that any tax, assessment, levy, imposition or charge imposed on income from the Premises shall be calculated as if the Premises were the only asset of Landlord.

            6.2.4    “Common Areas” shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees, and invitees, including (without limitation) the hallways, stairs, parking facilities, sidewalks, exterior elements, washrooms, and elevators.  The foregoing notwithstanding, during any period in which Tenant is leasing (A) 100% of the Building, Tenant shall have the exclusive right to use the interior Common Areas, and priority usage of the exterior Common Areas, and (B) 100% of any floor of the Building, Tenant shall have the exclusive right to use the interior Common Areas on such Floor.  Notwithstanding any other provision in this Lease to the contrary, during any period in which Tenant is leasing 100% of the Building, Landlord shall not take any action that will materially and adversely diminish Tenant’s ability to use the Common Areas (other than repairs or other obligations which are Landlord’s responsibility under the terms of Section 11.2 of this Lease) without first obtaining Tenant’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed and shall not be required in the event of an emergency). Without limiting the foregoing, if, with Tenant’s approval, Tenant’s use of the Common Areas (including, without limitation, the parking areas) is temporarily restricted, Landlord shall use all reasonable efforts to minimize the disturbance to Tenant and the operation of Tenant’s business and to maintain the confidential nature of Tenant’s business.

                        6.2.5    “Lease Year” shall mean for the first Lease Year  that period which shall commence on the Commencement Date and shall end on the date which is last day of the calendar month which is twelve (12) full months after the Rent Commencement Date and each succeeding twelve (12) month period thereafter up to the end of the Term.

                        6.2.6    Building Expenses Exclusions.  Notwithstanding any other provision of this Lease and in addition to the restrictions on Building Expenses set forth in Section 6.2.2 hereof, the following costs and expenses shall be excluded from Building Expenses:

                                    (1)        Costs incurred in connection with the construction of the Landlord’s Items or Tenant’s Work if constructed by Landlord;

                                    (2)        Costs of correcting defects in the Landlord’s Items, or the initial design, construction, reconstruction or renovation of the Building or the parking lot, or equipment therein, or any tenant improvements;

                                    (3)        Costs, including permit, license and inspection costs, associated with alterations or improvements of the premises of other tenants or occupants of the Building or vacant retail space in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

                                    (4)        Non-cash items such as depreciation, amortization, reserves, bad debt losses and reserves therefor, or other non-cash expenses, except for amortization of personal property used in the ordinary course of operating and maintaining the Building and the Land and the improvements thereon;

                                    (5)        Interest, points, fees and principal payments on mortgages and other debt costs, if any, or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building;

                                    (6)        Payments pursuant to any ground lease or master space lease;

                                    (7)        Expenses directly resulting from the breach of this Lease by Landlord, or the negligence of Landlord, its agents, contractors or employees, or other acts or omissions of tenants other than Tenant;

                                    (8)        Costs for which Landlord is entitled to be reimbursed by its insurance carrier, any tenant’s carrier, any tenant, any warrantor or any other third party;

                                    (9)        Any bad debt loss, rent loss, or legal fees incurred in collecting rent or other obligations from Building tenants;

                                    (10)      The expense of extraordinary services provided to other tenants of the Building or services to which Tenant is not entitled or costs incurred by Landlord in respect of breaches of leases or other agreements relating to the Building;

                                    (11)      Costs associated with the operation of the business of the person or entity that constitutes Landlord, as distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any prospective or actual purchaser, ground lessor or mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management, and outside fees paid in connection with disputes with other tenants;

                                    (12)      The wages of any employee of Landlord who does not devote substantially all of his or her time to the Building or common areas of the Building, except to the extent such wages and benefits are reasonably, properly and equitably allocable to time spent by such employee in directly servicing the Building or Land;

                                    (13)      Fees for services rendered by an affiliate of Landlord to the extent such fees exceed the market rate payable for comparable services if rendered by unrelated third parties of comparable quality, except as pre-approved by Tenant and except that management fees shall be included in Building Expenses to the extent provided in Section  6.2.2.9;

                                    (14)    Any improvements that under normal accounting rules should be treated as capital improvements, except as expressly permitted by Section 6.2.2.12;

                                    (15)      Fines, penalties, late payment charges and interest arising from the acts or inaction of Landlord or failure timely to make tax and/or other payments, except for such fines, penalties, late payment charges and interest incurred after Tenant has failed to pay its share of Taxes pursuant to Section 6.3;

                                    (16)      Capital improvements for the restoration of all or any portion of the Building after the occurrence of a casualty;

                                    (17)      Legal fees, court costs and litigation related fees, except as expressly permitted by Section 6.2.2.10;

                                    (18)      Costs of remediation or cleanup of any Hazardous Materials near, in, on or under the Building or the Land which are the responsibility of Landlord pursuant to Section 46 below;

                                    (19)      Any Building Expense attributable to any health club or other revenue generating facility or amenity (if any) or parking structure;

                                    (20)      Costs of repairs or replacements caused by the exercise of any right of condemnation or eminent domain by any public or quasi-public authority;

                                    (21)      Taxes other than Taxes described in Section 6.2.3 and other than sales and use taxes on items the cost of which is properly included in Building Expenses;

                                    (22)      Salaries and other compensation paid to executive employees above the grade of building manager (including profit sharing, bonuses and other employee benefit plans);

                                    (23)      Costs of tools and equipment in excess of $3,000 in the aggregate per annum used in the  repair and maintenance of the Building;

                                    (24)      Rent, imputed rent, or expenses in lieu of rent for Landlord’s on-site or near-site management office or any other offices or other spaces in the Building used by Landlord or any affiliate of Landlord;

                                    (25)      Costs and expenses of utilities directly metered or submetered to other tenants of the Building, if any, or otherwise payable separately by such tenants;

                                    (26)      General overhead and administrative and accounting expenses, except to the extent reasonably and properly directly allocable to the operation of the Building;

                                    (27)      Assessments to the extent paid in fewer than the maximum permitted number of installments;

                                    (28)      Costs associated with any concessions or incentives granted to other tenants in the Building, if any (such as moving expense allowances or reimbursements);

                                    (29)      Costs and expenses of janitorial or other services payable separately by other tenants of the Building, if any;

                                    (30)      Rental for items which, if purchased rather than rented, would constitute a capital improvement specifically excluded by clause (14);

                                    (31)      Marketing costs including leasing commissions, space planners’ fees, attorneys’ fees, advertising expenses, expenses incurred in connection with the negotiation and preparation of proposals, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                                    (32)      Costs of acquiring any sculpture, paintings or other artwork;

                                    (33)      Costs associated with any property other than the Building or the Land, or the improvements thereon, except for those costs incurred by Landlord pursuant to the Association Declaration, but only to the extent such costs relate, or are attributable, to Landlord’s ownership of the Premises and not to other property owned by Landlord in National Business Park;

                                    (34)      Excess costs of any work performed or service provided solely for any other tenant of the Building, if any, other than Tenant to a materially greater extent than that furnished generally to other tenants and occupants (such as electricity and cleaning services provided to retail tenants or other charges for after-hours heating or air conditioning, supplemental chilled water charges, and loading dock services, whether or not reimbursable to Landlord by tenants or other third parties);

                                    (35)      Holiday decorations, parties and events;

                                    (36)      Utilities paid directly by Tenant pursuant to Section 24, below;

                                    (37)      All operating expenses associated with any other building with National Business Park.

                                    (38)      Charitable and political contributions, advertising and promotional expenditures, including costs of staging special events.

                                    In addition to the foregoing, all Building Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities or services in connection with the prudent operation of the Building and the Land. Landlord shall not collect from the tenants of the Building more than one hundred percent (100%) of the actual costs of operating the Building and the Land. In the calculation of any Building Expenses, it is understood that no expense shall be charged more than once (whether directly or in Building Expenses). Landlord shall equitably prorate bills for services rendered to the Building and to any other property owned by Landlord.  Landlord shall diligently and in good faith pursue all insurance, breach of warranty or other claims or actions that might result in a reduction in Building Expenses payable by Tenant.

            6.3       Rent Adjustments for Taxes.

                        6.3.1    On or before March 31 of each Lease Year, Landlord shall total the Taxes and shall allocate such Taxes to the Rentable Area of the Building in the following manner:  Taxes for the foregoing tax year shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the “Cost of Taxes Per Square Foot” of rentable area.  Notwithstanding the foregoing, if Taxes are not fully assessed against the Property during the Base Year for Taxes, the Base Year for Taxes shall be deemed to be the full assessed value of the Taxes for a twelve (12) month period.  Notwithstanding anything herein to the contrary, in no event shall Tenant be required to pay any additional rent for Taxes for the first twelve (12) months after the Building has been fully assessed.

                                6.3.2    In the event that the Cost of Taxes Per Square Foot assessed for any calendar year  after calendar year 2005 which is wholly or partly within the Term are greater than the Base Year Taxes, Tenant shall pay to Landlord, as additional rent at the time such Taxes are due and payable, the amount of such excess times the number of Rentable Area of the Premises.  Any additional rent due Landlord under this Section shall be due and payable within thirty (30) days after Landlord shall have submitted a written statement to Tenant showing the amount due, together with reasonably adequate documentation sufficient to support the amount requested to be paid pursuant to the invoice after Tenant fully occupies the Building.  For Tenant's obligation for such additional rent at the end of the Lease, see Section 6.5.  No later than fifteen (15) days prior to the start of each calendar year after the Base Year Taxes are determined, Landlord will deliver to Tenant its reasonable estimate of such additional rent with respect to Taxes, and require Tenant to pay each month, in advance, during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent.  Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant for the applicable year, subject to Tenant’s audit rights.     If Landlord has not delivered the estimate of Taxes  to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of  Taxes based on the Tax  estimate for the previous calendar year until the new estimate of Taxes is delivered.  No credit shall be given to Tenant if the Cost of Taxes Per Square Foot are less than the Base Year Taxes.

                        6.3.3    Landlord’s Right to Contest Property Taxes.  Landlord is not obligated to but may contest the amount or validity, in whole or in part, of any Taxes.  Landlord’s contest will be at Landlord’s sole cost and expense, except that if Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord’s contest, Landlord may include in its computation of Taxes the costs and expenses Landlord incurred in connection with the contest, including, but not limited to, reasonable attorney’s fees, up to the amount of any Tax reduction Landlord realized from the contest or any Tax increase avoided or reduced in connection with the contest, as the case may be.

                        6.3.4    Tenant’s Right to  Request Landlord to Obtain a Reduction in Assessments.  Tenant may request in writing that Landlord, from time to time, but no more often than once every two (2) years during the Term, endeavor to obtain a reduction in the assessed valuation of the Building for the purpose of reducing Taxes.  In such event, Landlord shall use commercially reasonable efforts to effect such a reduction.  Landlord shall have sole control and discretion in its efforts to obtain such reduction in assessments.  Landlord shall credit against Taxes any tax refund payable as a result of any proceeding instituted pursuant to this Section 6.3.4.  In the event Landlord is successful in obtaining such reduction in the assessed valuation of the Building, all reasonable costs and expenses incurred by Landlord in such endeavor shall be included in Taxes up to the amount of any tax refund payable.  To the extent the costs of such proceedings exceed any tax refund or in the event such proceedings are unsuccessful, all such reasonable costs and expenses incurred by Landlord shall be Tenant’s sole responsibility and shall be charged to Tenant as additional rent.  Tenant shall be entitled to the refund of any excess Taxes attributable to Taxes, penalties, fines and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant, such amount to be paid within thirty (30) days after receipt by Landlord.

            6.4       Rent Adjustments for Building Expenses.

                        6.4.1    On or before March 31 of each Lease Year, Landlord shall compute the Building Expenses for such year and shall allocate such costs to the Rentable Area of the Building in the following manner:  Building Expenses shall be totaled and such total shall be divided by the total Rentable Area of the Building thereby deriving the “Cost of Building Expenses Per Square Foot” of rentable area.

                        6.4.2    In the event that the cost of Building Expenses Per Square Foot of rentable area for any year after calendar year 2005 which is wholly or partly within the Term are greater than the Base Year Building Expenses, Tenant shall pay to Landlord, as additional rent, the amount of such excess times the number of square feet of Rentable Area of the Premises, as set forth in Section 1 above.   If, during any year that Tenant is not leasing 100% of the Building,  occupancy of the Building during any calendar year is less than one hundred percent (100%), then Building Expenses for that calendar year shall be "grossed up" to that amount of Building Expenses that, using reasonable projections, would normally be expected to be incurred during the calendar year in question if the Building was one hundred percent (100%) occupied during the applicable calendar year period, as determined under generally accepted accounting principles; it being understood that the written statement submitted to Tenant shall provide a reasonably detailed description of how the Building Expenses were grossed up and that only those component expenses that are affected by variations in occupancy levels shall be grossed up.    Notwithstanding the provisions of Section 1.1.11, in the event Tenant does not fully occupy the Building during the entire Base Year for Building Expenses, then the Base year for Building Expenses shall be the first twelve (12) calendar months that Tenant fully occupies the Building, provided that if Tenant does not fully occupy the Building within eighteen (18) months after the Commencement Date, the Base Year Building Expenses shall be grossed up using the last twelve (12) months of the eighteen (18) month period.  Such additional rent shall be computed on a year-to-year basis.  No later than fifteen (15) days prior to the start of each calendar year, Landlord will deliver to Tenant its reasonable estimate of such additional rent with respect to Building Expenses, and require Tenant to pay each month, in advance, during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent.  Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in  Building Expenses; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within thirty (30) days after delivery thereof, Tenant shall pay the same for the balance of the year, subject to Tenant’s audit rights.     If Landlord has not delivered the estimate of Building Expenses  to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of  Building Expenses based on the Building Expense  estimate for the previous calendar year until the new estimate of Building Expenses is delivered. Tenant shall pay any additional rent owed as a result of increased Building Expenses within thirty (30) days after delivery thereof, the same shall be conclusive and binding on Tenant for the applicable year, subject to Tenant’s audit rights.  Any such additional rent shall be due within thirty (30) days after Landlord has submitted a written statement to Tenant showing the amount due.    No credit shall be given to Tenant if the cost of Building Expenses Per Square Foot are less than the Base Year Building Expenses. Notwithstanding anything to the contrary contained herein, Landlord shall use diligent efforts to keep Building Expenses at reasonable amounts, while maintaining the Building as a first class office building.

                        6.4.3    Tenant shall have the right to (i) provide its own janitorial services to all or any portion of the Premises, and/or (ii) require modifications to the standard office janitorial service as described in Exhibit “J” hereto.  If Tenant chooses to provide and/or modify such services, Landlord and Tenant shall enter into an amendment to this Lease which reduces or increases, as the case may be, the Annual Base Rent due hereunder from the date Tenant provides such services or requires such modifications, as the case may be by the amount of any savings or increased cost and adjusts the Base Year Building Expenses proportionately.  Landlord and Tenant acknowledge and agree that the cost included in the stated Annual Base Rent for standard unescorted, after-hours  janitorial services is Eighty Cents ($0.80) per rentable square foot.

            6.5       Additional Rent Payments.  Tenant’s obligation to pay any additional rent accruing during the Term pursuant to Sections 6.3 and 6.4 hereof shall apply pro rata to the proportionate part of a calendar year as to Taxes and Building Expenses, in which this Lease  ends, for the portion of such year during which this Lease is in effect.  Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Term for one (1) year.

            6.6       Payments.  All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and attorneys fees) shall be deemed rent, shall be paid to Landlord at the address designated by Landlord.  If any amount of Annual Base Rent or additional rent shall remain unpaid for ten (10) calendar days after written notice that such payment is past due (provided, that in no event shall Landlord be required to give more than two (2) written notices in any twelve (12) month period) , Tenant shall pay Landlord, without notice or demand, a late charge equal to the greater of (i) $35.00 and (ii) five percent (5%) of such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment; which administrative costs Tenant expressly acknowledges are reasonable and do not constitute a penalty.    In addition, such overdue amounts shall bear interest at the rate of 15% per annum, but not more than the maximum allowable legal rate applicable to Tenant (the “Default Rate”) until paid.  Additionally, if any of Tenant’s checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent $50.00 for each such check returned for insufficient funds.  Time is of the essence in this Lease. No invoice, nor any request for unscheduled additional rent, shall be sufficient unless accompanied by receipts or other reasonably adequate documentation sufficient to support the amount requested to be paid pursuant to the invoice.

            6.7       Annual Taxes and Building Expense Statement.  From and after the Rent Commencement Date, after the end of each calendar year, Landlord shall submit to Tenant a statement prepared by Landlord’s property management company  (the “Taxes and Building Expense Statement”) setting forth in reasonable detail the Taxes and Building Expenses for such calendar year and the amount (if any) of Tenant’s Share of Building Expenses and Taxes for such calendar year.  If Tenant’s Share of the Building Expenses and Taxes so stated is more than the amount (if any) theretofore paid by Tenant for Building Expenses and Taxes for the period covered by the Taxes and Building Expense Statement, Tenant shall pay to Landlord the deficiency within thirty (30) days after the submission of the Taxes and Building Expense Statement.  If Tenant’s Share of the Building Expenses or Tenant’s Share of Taxes so stated is less than the amount (if any) theretofore paid by Tenant for Building Expenses or Taxes for the period covered by the Taxes and Building Expense Statement, Landlord shall credit the excess against the next monthly installment of Annual Base Rent thereafter payable by Tenant under this Lease, except that Landlord shall refund the excess (if any) for the calendar year ending with or within the last Lease Year to Tenant within forty-five (45) days after submission of the Taxes and Building Expense Statement for such calendar year.  Tenant’s obligation under this subsection to pay Tenant’s Share of Building Expenses and Taxes and Landlord’s obligation to reimburse Tenant for any overpayment shall survive the expiration of the Term or the earlier termination of this Lease for one (1) year.

            6.8       Disputes.  Each statement of Taxes and Building Expenses  shall be in a form sufficiently detailed and complete for Tenant’s adequate review, sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (i) within thirty (30) days after such  statement is sent, pay to Landlord the amount set forth in such statement, without prejudice to Tenant’s right to dispute such  statement, and (ii) within one hundred  eighty (180) days after such  statement is received, give notice to Landlord objecting to such  statement and specifying the reasons that such  statement is claimed to be incorrect. No such objection shall prejudice Tenant’s right to make further objections with respect to the same             statement within the permitted time periods.  Tenant shall have the right at its sole cost and expense to review or audit Landlord’s books and records relating to Landlord’s calculation of Building Expenses and Taxes at any time within two years from Tenant’s receipt of the statement, and may use the auditor or reviewer of its choice provided such auditor’s area of expertise includes lease expense analysis.  If the parties are unable to resolve a dispute as to the correctness of a  statement within thirty (30)  days following Tenant’s notice of objection, either party may refer the issues raised to an accountant reasonably acceptable to the other party and that has not and does not provide accounting and consulting services to Landlord or Tenant and does not otherwise have any affiliation or business relationship with Landlord or Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. The fees and expenses relating to the accountant hired to conclusively resolve the dispute as to the correctness of the statement shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).  In the event there is an adjustment of the statement, the amount owed by either party shall be increased by interest on the sum owed calculated at  the Default Rate from the date of the original payment until the date the adjustment is paid

            7.         Requirements of Applicable Law.  Landlord warrants that on the Commencement Date, the Premises shall comply with the Association Declaration and all applicable Federal, State and local laws, codes, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property, including, but not limited to, zoning rules and regulations and the Americans with Disabilities Act (“Applicable Laws”).  Tenant, at its sole cost and expense, shall comply promptly with all Applicable Laws first enacted after the Rent Commencement Date, which impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises or any part thereof and for the prevention of fires; provided, however, that Landlord and not Tenant shall correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of the Applicable Laws.

            8.         Certificate of Occupancy.  Tenant shall not use or occupy the Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building.  If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises are being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) days’ notice from Landlord, immediately discontinue such use of the Premises.  If thereafter the governmental authority asserting such violation commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith.

            9.         Contest-Statute, Ordinance, Etc.   Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name and whenever necessary in Landlord’s name, contest in good faith the validity or enforcement of any Applicable Laws and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building.  Tenant may, pending such contest, defer compliance therewith if, such deferral shall not subject either Landlord or the Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

            10.       Tenant’s Improvements.

            10.1     Except to the extent that Landlord is responsible for making improvements to the Premises pursuant to Section 35 of this Lease and subsequent to the installation of Tenant’s Work pursuant to Section 35, Tenant shall make such improvements to the Premises as it may deem necessary at its sole cost and expense.   Notwithstanding anything herein to the contrary, Tenant shall have the right to make non-structural alterations which do not affect the mechanical, electrical or plumbing systems of the Building without obtaining Landlord’s prior consent, provided that either (i) such alterations cost less than Fifty  Thousand Dollars ($50,000.00) per occurrence during the Initial Term and One Hundred Thousand Dollars ($100,000,00) during any of the Renewal Term(s), or (ii) are items of decoration, painting or carpeting.   Landlord will notify Tenant of Landlord’s election to consent or withhold its consent within ten (10) days after receiving Tenant’s written request for consent to an alteration.  If Landlord does not respond within such ten (10) day period, Landlord shall be deemed to have given consent to the proposed alteration. Landlord’s consent to and/or approval of Tenant’s plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  All alterations, installations, additions or improvements made by either of the parties hereto upon the Premises, (except for Tenant’s movable office fixtures, furniture and equipment, trade fixtures, generators, uninterruptible power sources,  supplemental HVAC equipment in addition to the base building systems, and other items identified by Tenant prior to the Rent Commencement Date or, after the Rent Commencement Date, as mutually agreed upon in writing, collectively, “Tenant’s Personal Property”), shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury.  Except for Tenant’s Personal Property, Tenant shall have no obligation to remove any improvements to the Premises, made by or on behalf of Tenant, including, without limitation, the Tenant’s Work.  If Tenant fails to remove any of Tenant’s Personal Property items, Landlord shall have the right, but not the obligation, to remove and dispose of such items, and restore the Premises accordingly and Tenant shall reimburse Landlord for the costs of such removal, disposal and restoration within thirty (30) days after receipt of an invoice therefore, together with interest at the Default Rate, which shall accrue form the date the costs were incurred by Landlord.

            10.2         Notwithstanding anything herein to the contrary, within six (6) months after the expiration or sooner termination of the Term, Landlord, at Tenant’s expense, shall have the right to remove all of the improvements comprising the auditorium in the Building and restore the level of the floor of such area to match the grade of the balance of the first floor area (the “Restoration Costs”).  In no event shall the Restoration Costs exceed the lesser of (i) $67,000.00, or (ii) the amount of costs actually incurred by Landlord.  Tenant shall reimburse Landlord for such costs within thirty (30) days after receipt of a written invoice for such Restoration Costs, together with reasonable supporting documentation.  Tenant’s obligations under this Section 10.2 shall survive the expiration or sooner termination of this Lease, unless the parties have agreed specifically in writing that the provisions of this Section 10.2 shall be of no further force and effect.  If Landlord fails to remove such improvements and restore the level of the floor of such area within the six (6) month period, Tenant shall have no obligation to reimburse Landlord for the Restoration Costs and the provisions of this Section 10.2 shall be of no further force or effect.

            11.       Repairs and Maintenance.

            11.1     Tenant’s Care of the Premises and Building.  During the Term Tenant shall:

                        (i)         keep the Tenant’s Personal Property and the fixtures, appurtenances and equipment installed on the Premises in good order and condition, except to the extent such maintenance is the obligation of Landlord pursuant to Section 11.2;

                        (ii)        make repairs and replacements to the Premises required because of Tenant’s misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord’s insurance as required hereunder;

                        (iii)       not commit waste.

            In addition, Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under Applicable Laws.  Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant’s expense.

            11.2     Landlord’s Repairs.  Except for the repairs and replacements that Tenant is required to make pursuant to Section 11.1 above, Landlord shall make all repairs and replacements to the Premises (excluding items of the Tenant’s Work such as wall coverings, carpeting and the like, but including extensions of the Base Building Systems, such as additional sprinkler heads, VAV boxes, supplemental HVAC units, plumbing systems and the like), Common Areas and the Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other newly constructed first class suburban office buildings of comparable quality in the Baltimore‑Washington corridor area (“Comparable Buildings”).  If Tenant constructs Tenant’s Work pursuant to the terms of Section 35, to the extent that Tenant installs items as part of its improvements that Landlord is responsible to maintain during the Term, Tenant shall transfer any warranties to Landlord.  Without limiting the foregoing, this maintenance shall include (a) the roof, foundation, exterior walls and windows (including interior sprandrel systems and gaskets), interior structural walls, all structural components (including the foundation), and all systems such as mechanical, electrical, HVAC and plumbing, (b) all landscaping and parking areas at the Property (including snow removal and repair);  (c) all other repairs deemed reasonably necessary for the prudent management of the Premises or as requested by Tenant.  The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that (i) costs of all of such repairs which would be considered capital in nature under generally accepted accounting principles shall be paid by Landlord, (ii) the portion of the costs which are covered by warranties shall not be included in the Building Expenses.  There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein.  Landlord agrees to diligently attend to any repairs or maintenance needs brought to its attention by written notice from Tenant as soon as reasonably practicable (but in no event shall Landlord commence such repairs or maintenance later than five (5) days (or shorter period as may be reasonably required in an emergency) thereafter or cease to pursue the completion of such repair with diligence) and in a commercially reasonable manner calculated to minimize to the extent possible disruption of Tenant’s business activities.

                        11.2.1  Failure to Repair or Maintain.  If either party fails within the time periods required by this Lease (or such shorter period as may be required in an emergency) to proceed with diligence to make any required repairs or perform any maintenance, the other party may do so and the non-performing party shall reimburse the performing party for within thirty (30) days after receipt of a written invoice for all reasonable, out-of-pocket costs and expenses incurred on account thereof, together with interest at  the Default Rate from the date that such costs and expenses were incurred.    If Landlord fails to pay the amounts due in connection with this Section,  Tenant shall have no rights to offset such amounts against future obligations to pay Annual Base Rent or additional rent until Tenant has received a final, unappealable, adjudicatory decision.

                        11.2.2  Interruptions Due to Repairs.

(a)        Landlord shall minimize interference with Tenant’s use and occupancy of the Premises during the making of any repairs, alterations, additions, improvements, repairs or replacements, Landlord shall provide Tenant with reasonable notice of the scope and schedule of any such work and, in the event that the completion thereof is reasonably likely to disrupt (other than in a de minimis manner) the operation of Tenant’s business at the Premises, Landlord shall perform such work during non-business hours.  Except as expressly provided in this Lease to the contrary, there shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein.

(b)        Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Building (or any portion thereof) for the ordinary conduct of Tenant’s business due to an interruption of an Essential Service (as hereinafter defined) resulting from (a)  Landlord’s performance of an alteration, addition, impairment, repair or replacement to the Premises, or due to Landlord’s entry into the Premises, or for any other reason within Landlord’s or its agent’s reasonable control, or (b) any of the causes described in Section 27 hereof, and such condition continues for a period in excess of six (6) consecutive days after (i) Tenant furnishes a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to so use the Premises (or portion thereof) is due to such condition, and (ii) Tenant does not actually use or occupy the Premises (or portion thereof) during such period for the ordinary conduct of its business, then Annual Base Rent, Taxes and Building Expenses for such portion of the Building that is both untenantable and unoccupied (determined based upon the ratio which the square footage of such portion of the Building, determined using the BOMA Standard bears to the Rentable Area of the Building) shall be abated on a per diem basis for the period commencing on the seventh (7th) date after the Essential Service is interrupted and ending on the earlier of (x) the date Tenant reoccupies such portion of the Premises for the ordinary conduct of its business, and (y) the date on which such condition is remedied in all material respects.  “Essential Service” shall mean any of the service and utilities described in Section 23 hereof.

            11.3     Time for Repairs.  Repairs or replacements required pursuant to Section 11.1 and 11.2 above shall be made within a reasonable time except in matters of security and safety in which case the repairs shall be made as expeditiously as possible (depending on the nature of the repair or replacement needed - generally no more than fifteen (15) days) after receiving notice or having actual knowledge of the need for a repair or replacement.

            11.4     Surrender of the Premises.  Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the date the Tenant’s Work is substantially completed except for:

                        (i)         ordinary wear and tear;

                        (ii)        damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

                        (iii)       damage arising from any cause not required to be repaired or replaced by Tenant; and

                        (iv)       alterations as permitted by this Lease unless consent was conditioned on their removal.

            On surrender,   Tenant shall remove from the Premises its Tenant’s Personal Property and repair any damage to the Premises caused by its removal.  Any items not removed by Tenant as required above shall be considered abandoned.  Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of their disposal.

            12.       Conduct on Premises.  Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which shall, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws, or the Maryland Fire Underwriters Rating Bureau.  Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant, Tenant's employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

            13.       Insurance.

            13.1     Tenant’s Insurance.  Tenant shall keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises and all improvements and installed in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise, such insurance to provide for only a reasonable deductible, (c) if, and to the extent, required by law, workmen’s compensation or similar insurance offering statutory coverage and containing statutory limits, (d) insurance of all plate and other interior glass in the Premises for and in the name of Landlord, and (e) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least twelve (12) months.  Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry.  Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional  insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) day’s written notice to Landlord or its designees.  All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Premises, and guarantees a minimum limit available for the Premises equal to or greater than the insurance amounts required under this Article.

            In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen’s compensation insurance or similar insurance in form and amounts as required by law.

            In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 18 herein, Tenant agrees that it shall pay Landlord all of its insurance proceeds relating to improvements made in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 35, Section 10, or otherwise.  If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord’s demand, as additional rent the premiums for such insurance.

            13.2     Landlord’s Insurance.  Throughout the Term, Landlord shall maintain standard All Risk Coverage insurance on the Premises, including the Base Building Shell, Tenant’s Work and subsequent alterations (but excluding Tenant Personal Property) insuring against such perils as are normally insured against by prudent owners of Comparable Buildings for the full replacement value thereof; provided, however, Landlord shall only be required to maintain insurance for Tenant’s Work and subsequent alterations to the extent Tenant has provided Landlord the Construction Documents (as defined in Section 35), the construction documents for any alteration, and reasonably detailed schedules satisfactory to Landlord’s insurer, describing the property to be insured.  Without limitation, such insurance shall include:  (i) insurance on the Building and other improvements and its property therein against fire and casualty and other risks as may be included in extended coverage casualty insurance in an amount equal to full replacement value of the Building, and rent loss insurance protecting Landlord against abatement or loss of rent in an amount equal to the rent and additional rent paid by Tenant under this Lease.  Landlord shall include within the coverage of its fire and extended coverage insurance any improvements and betterments which may be made on behalf of or paid by the Tenant to the extent that same are customarily insurable as part of the realty; (ii) comprehensive general liability insurance with a minimum combined single limit of liability of $2,000,000 for the protection of the Landlord against all claims for bodily injury (including death) and for the property damage incurred in, or about the Premises for which the Landlord is legally liable, in respect of injury in or about the Premises or death of one or more persons, in respect of one or more occurrences, and in respect of damage to property and including all contractual obligations coverage and including actions of the employees, contractors, subcontractors, invitees, agents and others working on behalf of the Landlord; (iii) broad boiler and machinery insurance covering property damage; and (iv) such other insurance as it is or may become customary for owners of Comparable Buildings to carry for loss of or damage to the property, or liability arising therefrom.  Such insurance shall be maintained with an insurance company authorized to do business in the State of Maryland, with a then current Alfred M. Best Company, Inc. (or if it no longer exists, a comparable rating service) general policy maker’s rating of A- or better and financial size category of Class X or higher.  Landlord shall promptly deliver to Tenant notice of (i) any substitution of such company or companies, and (ii) any change in their Alfred M. Best Company, Inc. general policy maker’s rating of any such company or substituted company. The deductible on Landlord’s All Risk Coverage Insurance shall not exceed One Hundred Thousand Dollars ($100,000.00) or such greater amount as may customarily be accepted from time to time by prudent owners of Comparable Buildings.  Landlord shall name Tenant as an additional insured on Landlord’s public liability insurance policy.

            13.3     Waiver of Subrogation.  Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease.  Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies.  Tenant shall cause each insurance policy carried by it insuring against liability or insuring the Tenant’s Personal Property against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

            14.       Rules and Regulations.  Tenant shall be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit “B” and made a part hereof, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the rules and regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control.  Landlord shall have the right, from time to time, subject to Tenant’s prior consent as long as Tenant leases at least seventy-five percent (75%) of the Building, to issue additional or amended rules and regulations regarding the use of the Building, so long as the rules shall be reasonable, non-discriminatory between tenants, impose no cost on Tenant, do not reduce any rights of Tenant under this Lease.  When so issued the same shall be considered a part of this Lease and Tenant covenants that the additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building.

            15.       Mechanics’ Liens.  Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant’s interest in the Premises, or any part thereof, may be encumbered by any mechanics’ lien.  Tenant shall discharge by payment, filing of a bond, or otherwise, within thirty (30) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant.  Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

            16.       Tenant’s Failure to Repair.  In the event that Tenant fails after thirty (30) days prior written notice from Landlord, to keep the Premises in a good state of condition and repair pursuant to Section 11 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any reasonable out of pocket expense incurred by Landlord including but not limited to any costs, damages and reasonable counsel fees.  Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord.  All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

            17.       Property -- Loss, Damage.  Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the negligence of Landlord, and (ii) interference with the light, air, or other incorporeal hereditaments of the Premises.

            18.       Destruction -- Fire or Other Casualty.  In case of damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord to substantially the condition of the Premises prior to the damage, subject to customary requirements of any mortgage regarding placement of proceeds into trust, submitting requisitions, etc., due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control.  To the extent that the Premises are rendered untenantable in whole or in part the rent shall proportionately abate from the date of such casualty.  In the event the damage shall be so extensive as to render the whole Building untenantable or not reasonably usable by Tenant for its business purposes, then this Lease, at the option of Tenant or Landlord, shall be terminated upon written notice and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release either party from any liability such party to the other arising from such damage or from any breach of the obligations imposed on such party hereunder, or from any obligations accrued hereunder prior to such termination.

            In addition, in the event that (a) Landlord fails to notify Tenant of the estimated time to complete the restoration within thirty (30) days after the casualty, (b) Landlord estimates that its repairs will take more than  two hundred seventy (270) days for any areas of the Premises, or (c) Tenant is actually deprived of the use of all or any substantial portion of the Premises for a period in excess of   two hundred seventy (270) days for any areas of the Premises, Tenant shall have the right, by written notice to Landlord to terminate the Lease as of the date of the casualty, provided that Tenant gives its notice within (45) days after the date of the casualty in the case of subparagraph (a) above, within thirty (30) days after receipt of Landlord’s notice of the estimated time to complete the restoration or repair in the case of subparagraph (b) above, or within thirty (30) days after failing to meet the deadline set forth in subparagraph (c) above.  .

            19.       Eminent Domain.

(a)        If all or substantially all of the Building shall be acquired or condemned for any public or quasi-public purpose, other than on a temporary basis, this Lease shall terminate and the Term shall end as of the date of the vesting of title and rent shall be prorated and adjusted as of such date.

(b)        If only a part of the Building shall be acquired or condemned then, except as hereinafter provided in this Section 19, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the rent shall be equitably reduced to reflect the reduction of the Premises as a result of such acquisition or condemnation.

(c)        If (i) the part of the Premises so acquired or condemned contains more than thirty-three percent (33%) of the total area of the Building and such condemnation lasts for a period of 120 days, or (ii) if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises (including the Building and the parking lot) for more than 120 consecutive days, then Tenant may terminate this Lease by notice to Landlord given within thirty (30) days following the date upon which Tenant received notice of such acquisition or condemnation.  If Tenant so notifies Landlord, this Lease shall end and expire upon the thirtieth (30th) day following the giving of such notice.  If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 19 Landlord, at Landlord’s expense, but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any mortgage, restore that part of the Premises not so acquired or condemned to a self-contained rental unit as substantially equivalent as reasonably possible (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant’s Personal Property and Annual Base Rent shall be equitably reduced for the balance of the Term.

(d)        Upon any termination of this Lease pursuant to the provisions of this Section 19, rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.  This provision shall survive expiration or earlier termination of the Lease.

(e)        If all or any part of the Premises is acquired or condemned for less than 120 days during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, provided that rent shall be proportionally abated for the amount of time any such part of the Premises is unusable by Tenant and Tenant shall be entitled to receive any award or payment from the condemning authority for such use.

            In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it, any improvements which it may or is required to remove at the end of the Term of this Lease, and an amount with respect to Tenant’s improvements and alterations (including those described in Article 35) in excess of the then unamortized amount (amortized over ten (10) years) of the Allowance and the Amortized Allowance, and also for any item which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof and any other amount allowed by law.

            20.       Assignment.  So long as Tenant is not in default of any of the terms and conditions hereof, after the giving of all required notices and the expiration of all cure periods, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises (a “Transfer”) for any of the then remaining portion of the unexpired Term or any portion of the Premises provided:  (i) the net assets of the assignee or sublessee (a “Transferee”) shall be sufficient in Landlord’s reasonable determination to perform its obligations under the proposed assignment or sublease; (ii) in the event of an assignment, such Transferee shall assume in writing all of Tenant’s obligations under this Lease; (iii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease; and (iv) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder.  Landlord will notify Tenant of Landlord’s election to consent or withhold its consent within ten (10) days after receiving Tenant’s written request for consent to a Transfer.  If Landlord does not respond within such ten (10) day period, Landlord shall be deemed to have given consent to the proposed Transfer. If this Lease  is assigned, or if the Premises or any part thereof  is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. For purposes of the foregoing, a transfer by operation of law or transfer of a controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease.  No Transfer, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor.  Landlord’s acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any Transfer or other occupancy of the Premises by anyone other than Tenant or Tenant’s employees.  Fifty percent (50%) of any profit or additional consideration or rent in excess of the Annual Base Rent or additional rent payable by Tenant hereunder (after taking into account tenant improvements for the proposed assignee or sublessee, legal fees and leasing commissions, undepreciated costs of tenant improvements made to the Premises by Tenant (or by Landlord at Tenant’s request and at Tenants’ expense) in excess of the Allowance and other costs and expenses Tenant incurs in connection with the Transfer) which is payable to Tenant as a result of any assignment or subletting shall be paid to Landlord as additional rent when received by Tenant.  All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person or entity from the property leased, used, occupied or utilized. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Article.

            Notwithstanding the foregoing, without the consent and approval of Landlord, Tenant shall have the right to Transfer the Premises or any portion thereof without Landlord’s consent (however, Tenant shall endeavor to provide prior written notice thereof along with a true and complete copy of the sublease or assignment document) to (a) any Affiliate of Tenant, (b)any entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions regarding merger and consolidation of corporations, or (c) any entity that acquires all or substantially all of Tenant’s assets or stock or all of the assets of an operating division of Tenant, and in any event shall notify Landlord in writing within thirty (30) days of the effective date of such assignment or sublease.  For the purposes hereof, “Affiliate” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant.  For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.  Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to allow individuals (or teams of individuals) working on projects with Tenant, Tenant’s business invitees and Tenant’s customers to temporarily use and occupy the Premises including, without limitation, employees of third party businesses whose co-location with Tenant at the Premises facilitates Tenant’s business operations or its ability to meet its obligations to customers (any of the foregoing herein call a “Permitted Occupant”).  Provided that such use and occupancy is subject to all of the terms and conditions of this Lease and provided that (A) Tenant remains fully liable under this Lease; and (B) the occupancy arrangement is not a subterfuge by Tenant to avoid its obligations under this Article 20, then any such occupancy arrangement shall not be deemed a Transfer under this Section 20 nor be a violation of this Lease.  None of the foregoing shall prohibit Tenant from recovering an equitable portion of its costs (including a pro rata portion of Tenant’s rental obligations) from any Permitted Occupant.

            21.       Default; Remedies; Damages, Bankruptcy of Tenant.  Any one or more of the following events shall constitute an “Event of Default” hereunder, at Landlord’s election:  (a) the sale of Tenant’s interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within thirty (30) days; (b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant’s obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within thirty (30) days after the date of its filing; (c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due; (d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within thirty (30) days of its entry; (e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant’s interest in this Lease shall pass to another by operation of law; (f) the failure of Tenant to pay any rent, additional rent or other sum of money when due and such failure continues for a period of ten (10) days after receipt of written notice that the same is past due hereunder;(g) if Tenant fails to pay any rent or additional rent when due after Landlord shall have given Tenant written notice with respect to such non-payment twice in any twelve (12) month period as provided in subsection (f) above; (h) Tenant shall fail to move into or take possession of the Premises within two hundred ten (210) days after the Rent Commencement Date; and (i) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of written notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

            Upon the occurrence and continuance of an Event of Default, Landlord, with such notice to Tenant as provided for by law or as expressly provided for herein, may do any one or more of the following:  (a) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant written notice, the cost of which performance by Landlord, together, with interest thereon at the Default Rate, from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand; (b) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant in which event Tenant shall be liable for  Base Rent, additional rent, and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Event of Default, and on notice reenter the Premises, by summary proceedings or otherwise remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and  also, the right, but not the obligation, to re-let the Premises for any unexpired balance of the Term, and collect the rent therefor.  In the event of such re‑letting by Landlord, the re-letting shall be on such terms, conditions and rental as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing fees and commissions and reasonable costs of renovating the Premises), shall be applied upon Tenant’s rental obligation as set forth in this Lease for the unexpired portion of the Term.  Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Premises and Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting and (c) exercise any other legal or equitable right or remedy which it may have at law or in equity.  Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency.

            TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION, GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT’S BEING EVICTED OR DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD’S OBTAINING POSSESSION OF THE PREMISES, BY REASON OF THE VIOLATION BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE, OR OTHERWISE. LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, THE USE AND OCCUPANCY BY TENANT OF THE PREMISES, ANY STATUTORY REMEDY AND/OR CLAIM OF INJURY OR DAMAGE REGARDING THIS LEASE.

            Any reasonable costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease following an Event of Default, provided that Tenant shall not be obligated to pay such costs and expenses if it objects in writing to the validity of the Event of Default, shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand; and provided further that, if a formal adjudicatory matter is initiated and there is a final adjudicatory decision, the non-prevailing party shall pay the reasonable attorneys’ fees of the prevailing party.

            Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that (i) Tenant or its trustee shall provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, shall be provided to Landlord by Tenant and its assignee as a condition of the assignment.

                If this Lease is terminated by Landlord pursuant to this Section 21, Tenant shall, nevertheless, remain liable for all rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses including, but not limited to expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages (the "Liquidated Damages"), which shall be an amount equal to the total rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding.

            If this Lease is terminated pursuant to this Section 21, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Term and on such terms and conditions (which may include concessions, free rent and/or alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

            22.       Landlord’s Default.  If Landlord shall fail to perform any of the covenants or agreements in this Lease on the part of Landlord to be performed, and if the default shall continue for thirty (30) days (or such lesser reasonable period of time if emergency repairs or replacements are required) following written notice thereof from Tenant to Landlord to cure the specific default or defaults, in addition to all other remedies provided hereunder or now or hereafter afforded or provided by law or equity (which remedies shall be cumulative and non-exclusive), Tenant may at its election perform such covenant, agreement or work for or on behalf of the Landlord; provided, however, Tenant shall not have any cure rights if the default is not capable of being cured within thirty (30) days, but Landlord has commenced the cure within the thirty (30) day period and is diligently prosecuting the cure to completion.  Any amount which Tenant shall advance in connection therewith shall be repaid by Landlord to Tenant, within twenty (20) days after written demand from Tenant, accompanied with reasonable supporting documentation, together with interest thereon at  the Default Rate per annum from the date of such advance to the repayment thereof in full.  If Landlord fails pay Tenant within the twenty (20) day period, Tenant shall only be permitted to offset the amount due against Annual Base Rent after obtaining a final, unappealable decision in its favor from an adjudicatory body.  Notwithstanding anything to the contrary in the previous sentence, in an emergency, Tenant shall have the right to fulfill Landlord’s obligation on behalf of Landlord, after reasonable (in the circumstances) oral notice to Landlord at Landlord’s cost which cost shall be reimbursed by Landlord as set forth above.

            23.       Services and Utilities.  Throughout the Term, Landlord shall maintain the Premises in a first-class manner consistent with Comparable Buildings, shall operate all Base Building Systems consistent with the Final Base Building Plans, and Landlord shall provide the following listed services and utilities, namely:

            (a)        heating, ventilation, and air conditioning (“HVAC”) for the 24 hours a day, seven days a week, as determined by Tenant pursuant to the computer-controlled system for the Building which, as long as Tenant leases the entire Building, will be under Tenant’s control ;

            (b)        electric energy in accordance with Section 24 following;

            (c)        automatic passenger elevator service 24 hours a day, seven days a week, in accordance with the Final Base Building Plans;

            (d)        evening, unescorted janitorial services to the Premises in accordance with the cleaning specifications attached as Exhibit “J”;

            (e)        hot and cold water sufficient for drinking, kitchen, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises all in accordance with the specifications contained within the Final Base Building Plans and the Construction Documents;

            (f)         replacement of ceiling tiles and all lighting tubes, lamp ballasts and bulbs in the Premises;

            (g)        extermination and pest control when and if necessary or at the request of Tenant; and

            (h)        maintenance of Common Areas in a manner consistent with other Comparable Buildings.

            (i)         landscaping, road and driveway repair and snow removal and maintenance of all improvements on the  Property consistent with that found in Comparable Buildings;

            (j)         A controlled access security system for the Building permitting access thereto twenty-four (24) hours a day, three hundred sixty-five (365) days a year, via a Kastle or similar key-card system, including key-cards for such system; and

            (k)        Operational fire alarm and life safety systems (which, to the extent applicable, shall include telecommunications systems which are a part of such systems) in accordance with Applicable Laws and consistent with the Final Base Building Plans and the Construction Documents

            Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until the repairs, alterations, replacements, or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord’s control.  Landlord’s obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions.  In the event that Tenant should require supplemental HVAC for the Premises, any maintenance repair and/or replacement required for such supplemental service shall be performed by Landlord but the cost of such maintenance repair and/or replacement (including labor and materials) shall be paid by Tenant as additional rent.  Notwithstanding the foregoing, in the event that any of the foregoing services are not provided by Landlord for a period of six (6) consecutive business days and such cessation is a result of Landlord's inaction or negligence, then Annual Base Rent and additional rent shall abate commencing on the seventh (7th) consecutive business day until such services are restored.

            24.       Electric Current.  Landlord will supply the Premises with the necessary lines to provide electric service to the Premises for normal office and data center operations, as well as separate meters so that Tenant’s consumption of electric power can be separately measured and charged to Tenant all in accordance with the Final Base Building Plans.  The power distribution to each floor of the Premises will be at a minimum of 2.5 watts for lighting and 4.5 watts available for convenience power.  Tenant’s use of electrical energy in the Building shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Building, as set forth on Exhibit “I”. Commencing on the  Commencement Date, Tenant shall pay all charges for electric and similar utilities or services so supplied directly to the utility company supplying same when due and before penalties or late charges on same shall accrue.  Tenant, at Tenant’s expense, shall be responsible for contacting the utility company to secure an account in Tenant’s name as of the Commencement Date.  Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which electric and similar utilities are supplied to, distributed in or serve the Premises.  If Tenant desires to install any equipment which shall require additional electric or similar facilities of a greater capacity than as provided by Landlord, such installation shall be subject to Landlord’s prior written approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed.  If such installation is approved by Landlord, all costs for providing such additional electrical and similar facilities shall be paid by Tenant.

            25.       Telephone and Telecommunications.  Landlord shall arrange for the installation of telephone service by a provider acceptable to Tenant (the “Provider”) within the Building to the ground floor telephone utility closet and conduit to the ground floor telephone and electrical riser closets. Tenant shall be responsible for contacting the utility company supplying the telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises, including without limitation, obtaining a low voltage permit for phone and data wiring. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant.  Tenant shall obtain the requisite permit and complete the ceiling work in cooperation with Landlord in order not to interfere  with or delay the completion of the Tenant Improvements by Landlord if Tenant elects to have Landlord complete the Tenant Improvements pursuant to Section 35, including, without limitation, the closing of the ceiling and the carpet installation, if applicable.

            In the event Tenant wishes to utilize the services of a telephone or telecommunications provider other than the current provider, Tenant shall secure the prior written consent of Landlord before installing its lines or other equipment, which consent shall not be unreasonably withheld, conditioned or delayed.  Prior to the commencement of any work in or about the Building by the alternate provider, the alternate provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property and Landlord, including, without limitation, providing security in such form and amount as reasonable determined by Landlord.  Each alternate provider must be duly licensed, insured and reputable.  Landlord shall incur no expense whatsoever with respect to any aspect of alternate provider’s provision of its services, including without limitation, the costs of installation, materials and service.

            In addition, but only in the event that Tenant is no longer leasing the entire Building, Landlord reserves  for itself and its successors and assigns the right, subject to Section 11.2 hereof, to install, operate, maintain, repair, replace and remove fiber optic cable and conduit and associated equipment and appurtenances within the Building and the Premises so as to provide telecommunications service to and for the benefit of tenants of the Building, if any.

            26.       Acceptance of Premises.  Tenant shall have reasonable opportunity from time to time, provided it does not thereby interfere with the completion of Landlord’s Items, to examine the Premises prior to the Commencement Date to determine the condition thereof and progress of construction of the Base Building Shell and other of Landlord’s Items.  Upon taking possession of the Premises of delivery of possession of Landlord’s Items, Tenant shall be deemed to have accepted same as being satisfactory and in the condition called for hereunder, except for latent defects and punch list items other items described in Section 35.

            27.       Inability to Perform.  Subject to the provisions of this Lease, this Lease and the obligation of either party to its covenants and agreements hereunder shall in no way be affected, impaired or excused because of strikes or labor troubles or any outside cause whatsoever beyond such party’s control, including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (“Unavoidable Delay”).  Each party shall promptly notify the other of any Unavoidable Delay within twenty-five (25) days after the occurrence of the Unavoidable Delay which prevents such party from fulfilling any of its obligations under this Lease.

            28.       No Waivers.  The failure of either party to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

            29.       Access to Premises and Change in Services.  Tenant shall have the right to designate all or any portion of the Building as "secure areas" to which access shall be restricted.  Should Landlord desire to enter into and upon any "secure areas", Landlord shall so notify Tenant and Tenant shall make access to such portions of the Demised Premises available to Landlord within forty-eight (48) hours thereafter unless Tenant agrees otherwise.  Notwithstanding anything to the contrary contained herein, Landlord shall be accompanied by an employee of Tenant in any "secure areas", and Landlord shall not unreasonably interfere with Tenant’s use of the Premises during any such entry.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall be permitted to enter any “secure areas” by any means necessary and Tenant shall reimburse Landlord for the costs of such entry within thirty (30) days after receipt of an invoice for such costs.  Except as set forth above with respect to “secure areas,” Landlord shall have the right, without abatement of rent, provided Tenant’s use and enjoyment of the Premises is not interfered with more than a de minimus amount, to enter the Premises with at least forty-eight (48) hours advance notice, to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let; provided, however, that in the case of emergency, no advance notice shall be required to be given to Tenant.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address, provided that in no event shall Landlord exercise such rights without Tenant’s prior consent during the time that Tenant leases seventy-five percent (75%) or more of the Building unless  Landlord is required to do so by a governmental authority. In no event shall any of the changes permitted in the immediately preceding sentence materially and adversely affect Tenant’s business operations in the Premises.

            Except for the extent arising out of negligent or omission of Landlord or failure to exercise due care for Tenant’s property.  Tenant hereby waives and releases any claim against Landlord or its agents or employees for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby arising out of Landlord’s actions with this Section.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes, files and “secure areas”, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises, without liability to Tenant except for Landlord’s negligent act or omission and any failure to exercise due care for Tenant’s property.  Any entry to the Premises obtained by Landlord in accordance with Section shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

            30.       Estoppel Certificates.  Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days’ prior written request by Landlord, but not more frequently than twice in any twelve (12) month period, to execute, acknowledge and deliver to Landlord an estoppel certificate such  reasonable form requested by Landlord and acceptable to Tenant which certifies that this Lease is unmodified and in full force, (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease to whom the estoppel is addressed.

            31.       Subordination.   Subject to the terms of this Section 31, Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof.  (a “Mortgage”).  Tenant shall, at any time hereafter, within fifteen (15) days after request from Landlord, execute a Subordination, Non-Disturbance Agreement (“SNDA”) in a reasonable form that may be required by any mortgage or mortgagee or overlandlord, provided that no SNDA shall increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder (herein a "Mortgagee") substantially in the form of Exhibit “K” hereto for the purpose of (a) subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, (b) affirming the agreement of the Mortgagee that so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, and (c) affirming the agreement of the Mortgagee and Tenant to attorn to each other as provided in Section 32 hereof. The failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder.  Notwithstanding the foregoing, as a condition to Tenant’s agreement hereunder to subordinate Tenant’s interest in this Lease to any Mortgage, Landlord shall first obtain an SNDA from such Mortgagee for the benefit of Tenant.

            32.       Attornment.  Tenant agrees that upon any termination of Landlord’s interest in the Premises, Tenant shall, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees that as long as an Event of Default does not exist under this Lease, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor..  In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Annual Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease. Tenant shall execute all documents necessary to effect any such amendment within ten (10) days after written request from Mortgagee, as landlord, provided that in no event shall such amendment increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder.

            33.       Notices.  All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b) telecopying (if confirmed in writing sent by the methods specified in clauses (a), (c) or (d) of this Section), (c) registered or certified first class mail, return receipt requested, or (d) nationally-recognized overnight delivery service.  Such addresses may be changed by notice to the other parties given in the same manner as provided above.  Any notice or other communication sent pursuant to clauses(a) through (d) hereof shall be deemed received upon actual receipt or refusal thereof, provided if there is no record of actual receipt of refusal thereof, any notice or other communication sent pursuant to clause (c) shall be deemed received five (5) days following deposit in the mail and/or  if sent pursuant to subsection (d) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.   Such deemed receipt shall only apply if delivery at the applicable notice address was attempted.

                        If to Landlord:              NBP 220, LLC

                                                            c/o Corporate Office Properties, L.P.

                                                            8815 Centre Park Drive, Suite 400

                                                            Columbia, Maryland 21045

                                                            Attn: General Counsel

                                                            Telecopier: 410-740–1174

                        If to Tenant:                  From and after the Rent Commencement Date at the Premises and prior to the Rent Commencement Date to Tenant at:

                                                            The Titan Corporation

                                                            2701 Technology Drive

                                                            Annapolis Junction, MD 20701

                                                            Attn:  Facilities Manager

                                                            with a copy in every instance to:

                                                            The Titan Corporation

                                                            3033 Science Park Drive

                                                            San Diego, CA 92121

                                                            Attn:  Director of Real Estate

                                                            And

                                                            The Titan Corporation

                                                            3033 Science Park Drive

                                                            San Diego, California  92121

                                                            Attn:  General Counsel

Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

            34.       Intentionally Left Blank.

            35.        .  Tenant's Space.Landlord and Tenant acknowledge and agree that as of the date of this Lease, Tenant has not determined whether it will construct  the Tenant’s Work (as defined herein) or whether it desires for Landlord to construct the Tenant’s Work. In order for Tenant to determine whether Landlord or Tenant will construct Tenant’s Work, the parties have agreed to the schedule set forth in Section 35.4.2 below so that the parties will have an agreed set of Construction Drawings (as hereinafter defined), in a condition suitable for Landlord and/or Tenant to solicit guaranteed maximum price bids for Tenant’s Work as of December 1, 2003.  Tenant shall notify Landlord in writing on or before November 1, 2003, whether Tenant will requests Landlord to solicit a bid from Landlord’s general contractor which is constructing the Base Building Shell to construct Tenant’s Work (“Bid Request Notice”).   Tenant shall notify Landlord in writing on or before that date which is fifteen (15) business days after Landlord provides its bid for Tenant’s Work (the “Election Notice”), if it elects for Landlord to construct the Tenant’s Work.  If Tenant fails to send Landlord the Bid Request Notice or the Election Notice as required, Tenant shall be deemed to have elected to construct the Tenant’s Work itself, and the provisions of Sections 35.2 and 35.3 shall apply and none of the provisions of Section 35.4 shall apply. If Tenant sends the Election Notice as required, the provisions of Sections 35.4 shall govern the construction of Tenant’s Work.  Sections 35.5 and 35.6 shall apply regardless of whether Landlord or Tenant constructs Tenant’s Work.

            35.1      Construction of Landlord’s Items.

                        35.1.1  Landlord, at Landlord’s expense, shall construct a five (5) story building and parking lot, with a glass and pre-cast exterior, including building lobby, elevator lobbies on each of floors 2-5, restrooms and first floor corridors, all as required for a single-tenanted building, substantially in accordance with the guidelines which are entitled “Suburban Office Building Design Guidelines” dated January, 2003, which are attached hereto and made a part hereof as Exhibit “E”  (referred to either as the “Base Building Shell” or the “Landlord’s Items”), and as more fully described in greater detail on Exhibit “C” and as depicted on the design drawings attached as Exhibit “A-2". In addition, Landlord, at Landlord’s expense, shall construct the Landlord’s Items, as described on Exhibit “C” attached hereto and made a part hereof.  Landlord and Tenant hereby acknowledge and agree that prior to the execution of this Lease, Tenant requested Landlord to modify the building which had initially been planned by Landlord and such modifications have been incorporated in the Base Building Shell as outlined on Exhibit “L” attached hereto and made a part hereof (the “Modifications”).  Landlord and Tenant shall cooperate with each other, negotiate in good faith and work as diligently as possible after the execution of this Lease to confirm the incremental cost savings or increases resulting from the each of the items comprising the Modifications.  Upon mutual agreement of the net cost savings or increases, the parties shall enter into a written  amendment to this Lease which establishes the net cost savings or increases.  If there is a net cost savings, the amount of the Allowance shall be increased by the net cost savings and if there is a net cost increase, the amount of the Allowance shall be decreased by the by net cost increase.  If for any reason Landlord and Tenant have not agreed on the net cost savings or cost increases on or before that date which is ten (10) business days after receipt of the written estimate from Landlord, Tenant shall be deemed to have accepted the net cost savings or cost increase as set forth in the estimate. Tenant acknowledges and agrees that notwithstanding any other provision of this Section 35 to the contrary, Tenant shall not be permitted to request any further modifications to the Base Building Shell prior to the date that Landlord obtains the grading permit and building permit for the Base Building Shell.   See Section 35.5 regarding potential, future modifications to the Base Building Shell after the issuance of the grading permit and the building permit for the Base Building Shell.

Prior to the execution of this Lease, Landlord, at Landlord’s expense,  delivered architectural floor plans for each of the floors of the Building in CAD format (“Landlord’s Floor Plans”) in sufficient detail for Tenant to prepare Space Plans, Design Development Drawings and Final Construction Drawings.  When available, Landlord shall deliver to Tenant copies of all final plans and specifications for the Base Building Shell.  Landlord shall be solely responsible for the development and preparation of the construction documents of all exterior areas, including, without limitation, appropriate grading, utility, landscaping and parking lot plans, and for obtaining all necessary local government and similar approvals for such documents and any necessary easements, licenses, permits and the like for all site work, which documents shall be deemed a part of the final plans and specifications for the Base Building Shell.

                        35.1.2  Landlord, at Landlord’s expense, shall complete the Landlord’s Items all in a good and workmanlike manner.   Landlord covenants that completion of Landlord's Items shall be constructed in all material respects in accordance with the construction documents for the Base Building Shell which shall be substantially in accordance with the Design Drawings attached hereto as Exhibit “A-2” (“Base Building Construction Documents”) and shall be in accordance with applicable Federal, State and local rules, regulations, codes, laws and ordinances (including but not limited to zoning rules and regulations). Landlord warrants that the roof, HVAC system, windows and window seals, structural components and all electrical and plumbing systems and equipment serving the Base Building Shell (the “Base Building Systems”) shall be in good working order at the time of Delivery of Possession of Landlord’s Items, except to the extent that the completion of the such systems is dependent upon the completion of Tenant’s Work.  Any change orders, construction change directives, or other modifications to the Base Building Construction Documents shall require Tenant’s prior approval if the Tenant’s Work is affected thereby, which approval shall not be unreasonably withheld, conditioned or delayed.

                        35.1.3  If Tenant does not request Landlord to complete the Tenant’s Work, Landlord shall use its reasonable efforts to achieve Delivery of Possession of Landlord’s Items (as defined herein) on or before that date which is twelve (12) months after the issuance of the shell building permit (the “Target Date”).  Notwithstanding anything herein to the contrary, if the shell building permit is not issued on or before November 1, 2003, Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days’ advance written notice thereof, provided, however, that if the permit has been issued prior to the date of Tenant’s termination notice or during the thirty (30) day period, this Lease shall remain in full force and effect.  The term "Delivery of Possession of Landlord’s Items" as used hereafter, shall be deemed to have occurred when (i) Landlord's Items shall have been substantially completed (as defined below) and Landlord’s contractors have vacated the Premises and removed all equipment, unused materials and debris, (ii) Landlord shall have made the Premises available to Tenant and ready for Tenant to obtain the appropriate governmental approvals to commence the Tenant’s Work (as defined below), including without limitation, final shell inspections and approvals, (iii) the parking areas, driveways, loading areas, infrastructure and utilities serving the Building and the Premises are complete and ready for use, and (iv) Landlord shall have given Tenant  thirty (30) days’ prior written notice that the items in (i)-(iii), above, shall be satisfied as of the date of giving such notice.  Landlord's Work shall be deemed to be “substantially completed” when (i) the Landlord's Items are completed such that the incomplete portions of Landlord's Items (i.e., the punchlist items) are such as shall not interfere with Tenant's ability to perform its work, install its fixtures and equipment and occupy the Premises; (ii) all means of access and all facilities necessary to Tenant's occupancy of the Premises, including without limitation, sidewalks, corridors, exterior doorways, at least two passenger elevators, one service elevator, stairways, toilets, base building HVAC, water, base building electric lighting and telephone service to the Building's main telephone room or as otherwise provided in the Base Building Shell Guidelines, have been properly installed and substantially completed (free of all scaffolding and construction materials)and are in good working order and are available to the Premises; (iii) all facilities and systems serving the Building or any part thereof have been completed, the exterior of the Building has been substantially completed and is completely enclosed and the remaining work in the Building is of such a nature as will not materially interfere with Tenant's construction of the Tenant’s Work; and (iv) final shell inspections and approvals(or equivalent approval from the applicable governmental agencies) with respect to the Base Building Shell have been received and copies delivered to Tenant.

                        35.1.4    If Delivery of Possession of Landlord’s Items has not occurred on or before the Target Date, subject to extension for Force Majeure Events as herein defined, Landlord shall pay Tenant liquidated damages (by means of a credit against Annual Base Rent and additional rent first becoming due) in an amount which is equal to (i) the daily amount of Base Rent due hereunder until the Delivery of Possession of Landlord’s Items actually occurs for the first forty-five (45) days of the delay and (ii) twice the daily amount of Base Rent due hereunder until the Delivery of Possession of Landlord’s Items actually occurs commencing on the forty-sixth (46th) day of delay, if applicable.  Not later than ninety (90) days prior to the Target Date or at any time prior to such date upon Landlord becoming aware of a probable delay, Landlord shall notify Tenant in writing of any anticipated delay in the Delivery of Possession of Landlord’s Items.

                              35.1.5         The Delivery of Possession of Landlord’s Items shall be confirmed by a written punchlist prepared by Landlord’s architect within five (5) business days after the Delivery of Possession of Landlord’s Items (confirmed by a walkthrough with Tenant’s architect and Tenant), which shall also set forth the Base Building work remaining to be performed (the “Base Building Punchlist”) so that the requirements of the Base Building Construction Document will be fully satisfied, which Base Building Punchlist shall be subject to approval by Tenant. Within sixty (60) days after the Delivery of Possession of Landlord’s Items, Landlord shall complete all items identified in the Base Building Punchlist.  Landlord, at its expense, shall promptly correct all defects in design, materials and workmanship in the Base Building Shell for which Tenant sends notice within twelve (12) months after the Date of Delivery of Landlord’s Items.  If Landlord fails to meet a material obligation of this Section 35.1.5, and (a) Tenant provides written notice of such failure, and (b) Landlord fails to fulfill such obligation within thirty (30) days after receipt of Tenant’s notice of such failure, then Tenant shall have the right to fulfill such obligation on behalf of Landlord, the cost of which shall be paid by Landlord promptly following demand therefore; provided however, that Landlord’s cure period shall be extended where the failure is not reasonably curable within thirty (30) days after written notice and Landlord uses good faith efforts and works diligently and continuously to fulfill its obligations.

            35.1.6  Tenant and Tenant’s architect shall have the right to review, at Tenant’s expense, the prosecution of the work contemplated by the Base Building Construction Documents, and upon reasonable prior notice Landlord shall allow Tenant and Tenant’s architect access to the Property for such reviews, provided such access and reviews do not unreasonably interfere with or delay the completion of the Base Building Shell.  Landlord shall furnish such information as may be reasonably necessary or pertinent for effectively reviewing the completion of the Base Building Shell.  The exercise of such rights of review and access by Tenant or Tenant’s architect shall not relieve Landlord of any of its obligations pursuant to this Lease and shall not be construed as acceptance by Tenant or by Tenant’s architect of all or any portion of the Landlord’s Items.  Tenant shall have the right to attend and observe all testing and commissioning of Base Building Systems and to receive copies of all reports generated in connection therewith.  Landlord shall give Tenant reasonable prior notice of all testing and commissioning.

            35.1.7  Landlord shall regularly consult with and inform Tenant of the construction schedules for construction of the Base Building Shell and the progress of the Base Building Shell  (and, if Landlord supervises the construction of the Tenant’s Work, the Tenant’s Work).

            35.2        Construction of Tenant’s Work.

                        35.2.1   As used herein, the term “Tenant’s Work” shall refer to all desired improvements to the Premises other than the Landlord’s Items. Tenant, at Tenant’s expense, shall submit to Landlord, for Landlord's approval, Tenant's space plan for the Premises and all subsequent related design drawings and construction drawings in accordance with the provisions of Section 35.4 below.

                        35.2.2  Intentionally Left Blank.

                        35.2.3  In the event that Tenant does not elect to have Landlord construct Tenant’s Work, Landlord shall provide Tenant with a reasonable amount of construction management services in connection with the construction of both Landlord’s Work and Tenant’s Work for a construction management fee in the amount of two percent (2%) of the hard and soft costs to complete the Tenant’s Work (the “Management Fee”), which fee shall not exceed One Hundred Thousand Dollars ($100,000.00). Such construction management services shall include, without limitation,  (i) review and approval of Tenant’s construction drawings and coordination of the completion of Landlord’s Work, (ii) coordination of Tenant’s access to the Building including the parking areas and rear entrances,  loading dock, one (1) service elevator and the stairwells during construction of Tenant’s Work, (iii) overview of the installation of Tenant’s telecommunication equipment, (iv) confirmation that Tenant’s security/alarm system and fire alarm system is consistent with the system installed by Landlord in the Building, (v) coordination with the Base Building security during construction, (vi) coordination of all noise related work in an occupied Building (i.e., tie in to fire alarm and sprinkler systems, hammer-drilling, core drilling during non-business hours), and (vii) location of dumpster. In the event Tenant elects to have Landlord construct the Tenant’s Work, Tenant shall have no obligation to pay the Management Fee described in this Section 35.2.3 and Landlord’s sole compensation in connection with the Tenant’s Work shall be as set forth in Section 35.4.

                        35.2.4  Unless Tenant elects to have Landlord construct the Tenant’s Work, in which case it shall be Landlord’s obligation, Tenant shall apply to the governmental authorities having jurisdiction there over for any building permit which shall be required in connection with the construction, installations or alterations designated as Tenant’s Work.  Landlord shall cooperate with Tenant to facilitate the issuance of the building permit for Tenant’s Work. Landlord agrees that Tenant may apply for its permit simultaneously with its delivery to Landlord of the Construction Drawings  for Landlord’s  approval.

                        35.2.5  From and after Delivery of Possession of Landlord’s Items, upon prior approval from Tenant, Landlord may re-enter the Premises to complete any portion of Landlord's Work which has not yet been completed, provided that the same does not materially interfere with the scheduling or performance of the Tenant’s Work. During the period of such re-entry, Landlord shall not unreasonably interfere with the construction of any of the Tenant’s Work. Landlord shall be liable for and indemnify and hold Tenant harmless against any injury or damage resulting from or arising out of Landlord’s construction activities on or within the Building or Property after Delivery of Possession of Landlord’s Items, excepting acts of gross negligence or misconduct caused by Tenant’s agents, contractors, representatives and/or employees. After the Delivery of Possession and issuance of the permit for Tenant’s Work, Tenant shall, at its sole cost and expense, complete Tenant’s Work and the installation of Tenant's furniture, fixtures and equipment, provided that (i) Landlord and Tenant shall have agreed on the Approved Plans and Specifications, (ii) Tenant shall have delivered to Landlord a copy of the building permit for Tenant’s Work, and (iii) Tenant shall have deposited with Landlord the policies or certificates of insurance required under the terms of this Lease, including without limitation, the contractor’s insurance policy which names Landlord and Landlord’s mortgagee as additional insureds. Tenant covenants that completion of  Tenant's Work shall be in accordance with applicable Federal, State and local rules, regulations, codes, laws and ordinances (including but not limited to zoning rules and regulations).

                        In addition, in the event Tenant does not elect to have Landlord construct the Tenant’s Work, prior to commencement of construction of the Tenant’s Work, Tenant shall deliver to Landlord the names (and other information as may reasonably be requested by Landlord) of those duly qualified licensed contractors who will be performing the Tenant’s Work on behalf of Tenant, which contractors shall be subject to Landlord's prior approval (such approval not to be unreasonably withheld, conditioned or delayed).  All work to be performed on or within the Premises by Tenant pursuant to the terms of this Section 35 shall be performed only by those contractors, subcontractors and tradespeople licensed to do business in the State of Maryland and approved by Landlord as aforesaid and shall be performed in accordance with the Interior Construction and Renovation Requirements, a copy of which is attached hereto as Exhibit “C-1”.  Tenant shall be liable for and indemnify and hold Landlord harmless against damage to the Premises, and the Building and Landlord's other improvements resulting from or arising out of Tenant's construction activities on or within the Premises, excepting the acts of negligence and misconduct caused by Landlord's agents, contractors, representatives and/or employees. Tenant shall cause the improvements to the Premises to be constructed in a good and workmanlike manner and in accordance with the Approved Plans and Specifications (as defined in Section 35.4.2(f) hereof). Landlord shall not require Tenant to employ any particular subcontractors with respect to any particular trade for Tenant’s Work.

                        Unless Tenant elects to have Landlord construct the Tenant’s Work, commencing on the Delivery of Possession of Landlord’s Items, (i) Tenant shall pay any charges for hoisting, Tenant’s use of electrical services and water and Tenant shall establish an account in its own name directly with the utility company providing such electrical services and water prior to the commencement of Tenant’s Work, (ii)  Tenant shall be provided adequate parking spaces and elevators during construction at no additional cost, and (iii) Tenant, at Tenant’s expense, shall protect all Base Building areas that have completed finishes.

                      Notwithstanding anything in this Section 35 to the contrary, Tenant, at Tenant’s expense, shall engage Corporate Cooling & Controls,  LLC (“CCC”) to make any changes required to the HVAC control system.  In addition, Tenant shall coordinate the installation and location of any supplemental HVAC equipment with Landlord to coordinate roof penetration concerns and maintain the validity of all existing roof warranties.

                        If Landlord or Landlord’s agents, contractors, representatives or employees interfere with Tenant’s ability to substantially complete the Tenant’s Work in any manner, including, but not limited to, by requiring a cessation of Tenant’s Work or as a result of defects in the completion of the Landlord’s Items, the Rent Commencement Date shall be delayed for a period of time which is equal to the length of Landlord’s delay.

            35.3     Disbursement of Allowance.

                        35.3.1    If Tenant is responsible for construction of the Tenant’s Work, the Allowance and the Amortized Amount, if any, shall be disbursed to Tenant on a progress payment basis.  Proper draw requests submitted by the 20th day of any calendar month shall be paid by the 15th day of the following calendar month.  Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid by Tenant (as certified by Tenant’s architect) to Tenant’s contractors, subcontractors, material suppliers, and vendors, and which have not been subject to previous disbursements from the Allowance.  Tenant shall withhold from its general contractor, and shall require its general contractor to withhold from each subcontractor, a retainage equal to ten percent (10%) of each progress payment made until the Tenant’s Work is fifty percent (50%) complete, and thereafter no further incremental retainage shall be required if the work is being satisfactorily prosecuted.  Tenant shall, upon Landlord’s request, provide adequate evidence of such retainage, and in the event that Tenant fails to provide such evidence, then Landlord may withhold an amount equal to the retainage described above.  All requests for disbursement of the Allowance and the Amortized Amount (as defined herein), if any, shall be accompanied by certificate signed by Tenant or Tenant’s architect (a) that the sum then requested was paid by Tenant to contractors, subcontractors, materialmen, engineers and other persons who have rendered services or furnished materials in connection with work on the Tenant Work, (b) a complete description of such services and materials and the amounts paid or to be paid to each of such persons in respect thereof, and (c) that the work described in the certificate has been completed substantially in accordance with the Approved Plans and Specifications and (ii) paid receipts or such other proof of payment as Landlord shall reasonably require for all such work completed.

                        35.3.2  If any of the Allowance is not paid pursuant to subsection (a) above, it shall be paid by Landlord to Tenant upon completion of the Tenant's Work, to reimburse Tenant for amounts actually paid by Tenant in connection therewith to Tenant's vendors, suppliers or contractors, provided that Landlord shall have received (i) a certificate in accordance with the requirements of subsection (a) above, accompanied by lien waivers satisfactory to Landlord executed by any contractors or subcontractors for whose labor or material Tenant has previously been reimbursed pursuant to subsection (a) above, (ii) paid receipts or such other proof of payment as Landlord shall reasonably require evidencing that final payment has been made for all materials and labor furnished in connection with the Tenant Work, and (iii) a copy of a final unconditional certificate of occupancy evidencing that Tenant may commence occupancy of the Premises for all purposes set forth in this Lease.

                        35.3.3    Tenant shall be permitted to apply the Allowance and the Amortized Amount, if any, to any costs associated with the design and construction of the Tenant’s Work and Tenant’s relocation to the Premises, including without limitation, the Tenant’s Work, space planning and design, mechanical, electrical and plumbing engineering costs, construction fees, tenant improvement cabling, voice/data, phone data costs, built-in and removable furniture, consultant fees,  any move or relocation costs and Tenant-initiated and Landlord-approved changes to the Base Building Shell.

                        35.3.4     If the cost to complete the Tenant’s Work exceeds the Allowance, Landlord shall advance up to the Amortized Amount, subject to the provisions of Section 35.3.4.1.  Tenant shall notify Landlord whether it desires Landlord to advance all or any portion of the Amortized Amount; provided that Tenant shall have no obligation to notify Landlord of its desire to utilize the Amortized Amount prior to delivery of Possession of Landlord’s Items..  Such portion of the Amortized Amount which has been advanced shall be repaid by Tenant to Landlord on a monthly basis, together with Base Rent, as additional rent, in an amount equal to the amount of the Amortized Amount which has been advanced, amortized over the ten (10) year term, with interest accruing at ten percent (10%) per annum.  Tenant shall execute an amendment to this Lease or an acknowledgment of the Amortized Amount within fifteen (15) days after receipt of a written statement from Landlord, together with reasonable supporting documentation.  Notwithstanding that the Amortized Amount shall be payable as additional rent, it shall be treated and accounted for separately from other rent payable under this Lease as it will not be subject to any annual or other rental escalation.  Notwithstanding anything herein to the contrary, accrual of interest on the Amortized Amount shall not commence until the date same (or any portion thereof) is disbursed.

                                    35.3.4.1 Notwithstanding anything in Section 35.3.4 to the contrary,  Landlord shall not be required to disburse any portion of the Amortized Amount if Tenant’s credit rating falls below a “BB-“ as determined by Standard & Poor’s credit rating agency or Moody’s credit rating agency.  If, after disbursing all or any portion of the Amortized Amount,  Tenant’s credit rating falls below a “B+“ as determined by Standard & Poor’s credit rating agency or Moody’s credit rating agency, Tenant shall repay the unamortized amount of the Amortized Amount upon fifteen (15) days advance written notice from Landlord.

                                    35.3.4.2 If Tenant does not elect to utilize the Amortized Amount within six (6) months after the Rent Commencement Date, then Tenant shall be deemed to have waived its right to utilize the Amortized Amount.

                        35.3.5 If Tenant does not fully utilize the Allowance, Tenant shall be permitted to take a credit against Base Rent in the amount of the unused Allowance, provided that Tenant utilizes that credit during the first twenty-four (24) months of the Term.

                        35.3.6 Notwithstanding anything in this Section 35.3 to the contrary, Landlord shall only be required to disburse the Allowance and the Amortized Amount on a per square foot basis as Tenant elects to improve the Premises.  By way of example, but without limitation, if Tenant determines to improve only 75,000 rentable square feet of the Premises initially, Landlord shall only be required to disburse $1,650,000 of the Allowance (computed as $22 multiplied by 75,000 rsf) and $750,000 of the Amortized Amount (computed as $10 multiplied by 75,000 rsf), provided that the other conditions for disbursement have been satisfied.

            35.4  Tenant’s Right to Request Landlord to Construct Tenant's Work.

                        35.4.1  If Tenant elects for Landlord to construct Tenant’s Work, the term “Landlord’s Work” shall then refer to Landlord’s Items and Tenant’s Work.

                        35.4.2  In order to accommodate Tenant’s desired occupancy of the Premises and to permit both Landlord and Tenant to solicit bids for the Tenant’s Work in accordance with the first paragraph of this Section 35, Landlord and Tenant agree to the following schedule for performance of their respective responsibilities hereunder:

Deadline for Performance                     Task to be Performed

(The dates in parentheses in subparagraphs (b)-(f) are guideline dates and for informational purposes only.)

a.  7/2/03                                             Tenant submits approved space plan to Landlord for Landlord’s approval depicting all walls, doors, cubicles, millwork and interior glass.

b. 10  business days after

  receipt of space plan                            Landlord to advise Tenant of space plan approval or note why plan was not approved and Tenant to revise accordingly.

c. 34  business days after Tenant’s

  receipt of space plans approved

  by Landlord                                         Delivery by Tenant of Design Development Drawings to Landlord depicting mechanical, electrical and plumbing requirements and the location, wall and door types; all specialty requirements for carpet borders, wall coverings, and millwork; lighting requirements; indication of locking and card reader requirements; locations of power/voice/data boxes; special electrical and HVAC requirements; indication of all modular furniture power connection requirements; general finish schedules.

NOTE:  If Tenant desires to have Landlord prepare a bid for constructing the Tenant’s Work, then Tenant is required to notify Landlord no later than November 1, 2003.

d. 10  business days after receipt of

Design Development Drawings              Landlord to advise Tenant of Design Development Drawings approval or note why Drawings were not approved and Tenant to revise accordingly. See note at end of this schedule regarding long lead items.

e. 51  business days after approval of

Design Development Drawings              Tenant to deliver to Landlord set of Final Construction  Drawings suitable for permit, bidding and construction.

f. 10  business days after submission

of Construction Drawings                      Landlord to advise Tenant of Construction Drawings approval or note why Drawings were not approved and Tenant to revise accordingly.  After approval by the parties and the permitting authority, the Construction Drawings to be referred to as the “Approved Plans and Specifications” (provided, however, that if change orders are subsequently approved by the parties pursuant to the provisions of this Section 35, the term “Approved Plans and Specifications” shall include the initial approved Construction Drawings, as modified by the approved change orders.

NOTE:  If Tenant elects to construct the Tenant’s Work itself, the balance of this Schedule is not applicable and the provisions of Sections 35.1, 35.2, 35.3, 35.5 and 35.6 shall govern the construction of the Tenant’s Work and Tenant shall apply for the Tenant Improvement permit with Anne Arundel County.

            If Tenant has requested for Landlord to construct the Tenant’s Work, Landlord shall apply for the Tenant Improvement permit with Anne Arundel County within two (2) days after receipt of Tenant’s Election Notice and shall thereafter diligently prosecute the issuance of all necessary permits for the Tenant’s Work. I

g. November 1, 2004                           Substantial Completion of the Premises and Delivery of Possession of the Premises by Landlord to Tenant, subject to extension for Force Majeure Events as described herein (“Landlord’s Work Target Date”).  Landlord’s Work Target Date shall be extended for delays arising from Force Majeure Events, but only with respect to Force Majeure Events occurring after the commencement of construction of the Base Building Shell, as hereinafter defined.

              If either party is required to resubmit any of its deliveries hereunder, the submitting and reviewing party, as applicable, shall have five (5)  business days to resubmit and review, respectively.

            All consents and approvals required from Landlord under this Section 35 shall not be unreasonably withheld, conditioned or delayed; further, Landlord’s consent or approval shall be deemed granted if Landlord has not responded (giving reasonable detail for the reasons for denial of consent or approval) within any specified time period for response stated herein.  Notwithstanding the foregoing, any objection to a requested consent or approval shall be for good cause, which shall be limited to the following:  (i) adverse impact to the structural integrity of the Building or Base Building Systems, (ii) adverse impact on the Building’s exterior, (iii) lack of compliance with Applicable Laws, and/or (iv) design materially inconsistent with the designs of comparable buildings in the National Business Park (e.g., 201, 211 and 221 National Business Park) and Tenant does not agree to restore the Building to a condition consistent with comparable buildings in National Business Park at the end of the Term. Landlord's approval of the Space Plan, Design Drawings and the Construction Documents for Tenant's Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities.

            Note:  Upon the receipt of the Design Development Drawings described in Section 35.4.2(c) above, Landlord shall reasonably advise Tenant in writing whether any of the specifications involve a long lead item and Tenant shall have five (5) business days after receipt of Landlord’s notice to advise Landlord whether (i) Tenant shall modify such specification to not require such long lead item, or (ii) Tenant shall continue to require such long lead item, with the recognition that arrival and installation of the long lead item may delay “substantial completion” of Landlord’s Work (as defined in Section 35.4.5).  If Tenant elects option (ii) above in the immediately preceding sentence regarding long lead items, and Landlord can substantiate that Landlord was actually delayed in the completion of Landlord’s Work as a result of delays in delivery of long lead items, then notwithstanding the incomplete nature of the long lead  item, “substantial completion” of the Landlord’s Work, as defined in Section 35.4.5,  shall be deemed to occur upon completion of all other items of Landlord’s Work and the occurrence of all other conditions set forth in Section 35.4.5 which are not affected by the long lead item, even if a certificate of occupancy or other governmental approvals has not been issued based on the incomplete nature of the long lead item, provided, Landlord shall in any case diligently and in good faith pursue substantial completion of Landlord’s Work.

              If either party believes that the other party has failed to meet any deadline set forth above, it shall notify the other party within twenty-five (25) business days after the date of the failure in order to collect liquidated damages or pursue its rights as described in Section 35.4.3 below.

            Notwithstanding anything set forth on the foregoing schedule to the contrary, if Landlord has in all material respects complied in a timely manner with its obligations to provide Landlord’s Floor Plans and other obligations under subsections (b), (d) and (f) and has timely applied for and diligently prosecuted the issuance of the permit to construct the Tenant’s Work and such permit is not issued by March 1, 2004, the Landlord’s Work Target Date shall be extended on a day for day basis for each day of delay beyond March 1, 2004, until the permit is issued.

                        35.4.3  Landlord, at Landlord’s expense, shall complete the Landlord’s Work, all in accordance with the Approved Plans and Specifications in a good and workmanlike manner.   Landlord covenants that completion of Landlord's Work shall be in accordance with applicable Federal, State and local rules, regulations, codes, laws and ordinances (including but not limited to zoning rules and regulations).   If Tenant requests Landlord to construct the Tenant’s Work, Landlord shall hold bi‑weekly meetings to discuss the progress of the Landlord’s Items.  Landlord shall schedule such meetings at more frequent intervals when needed, or upon the reasonable request of Tenant.

                        35.4.4  Any alterations, modifications or deviations to the final Approved Plans and Specifications requested by Tenant shall be made in the form of a written change order(s) prepared at Tenant's sole cost and expense, which costs shall include, but not be limited to, the engineering fees incurred by Landlord  (but as part of Tenant’s Work Costs) and if made after the “Change Order Date” (as hereinafter defined), shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  The costs of work performed by Landlord pursuant to Tenant's approved written change orders shall include all net increases in costs of labor and materials plus if such change order is requested after the Change Order Date, an amount equal to five percent (5%) of the net increase in hard costs for overhead and profit.  As used herein, the term “Change Order Date” means the date on which Landlord  commences construction of the Tenant’s Work.  At Tenant's request, Landlord shall fully cooperate with Tenant to establish such costs or estimates thereof in advance of performing the work.

                        35.4.5  If Landlord fails to Deliver Possession of the Premises with the Landlord’s Work substantially completed (as defined herein) on or before the Landlord’s Work Target Date, subject to extension for Force Majeure Events, Landlord and Tenant agree that the damages to Tenant would be difficult to ascertain and, therefore, as Tenant’s sole remedy hereunder, Landlord agrees to pay Tenant a liquidated damages sum (by means of a credit against Annual Base Rent and additional rent first becoming due) equal to (i) the daily Base Rent due hereunder until the Delivery of Possession of Landlord’s Work actually occurs for the first forty-five (45) days of the delay, and (ii) twice the daily amount of Base Rent due hereunder until the Delivery of Possession of Landlord’s Work actually occurs commencing on the forty-sixth (46th) day of delay, if applicable. Not later than ninety (90) days prior to the Landlord’s Work Target Date or at any time prior to such date upon Landlord becoming aware of a probable delay, Landlord shall notify Tenant in writing of any anticipated delay in the Delivery of Possession of Landlord’s Work.  The term "Delivery of Possession” as used herein, shall be deemed to have occurred when (i) Landlord's Work shall have been substantially completed (as defined below) and Landlord’s contractors have vacated the Premises, and (ii) Landlord shall have notified Tenant that the Premises are substantially completed. Landlord shall use its reasonable efforts to give Tenant at least fifteen (15) days’ advance notice that the Landlord’s Work will be substantially completed. Landlord's Work shall be deemed to be “substantially completed” when (i) the Landlord's Work are completed such that the incomplete portions of Landlord's Work (i.e., the punchlist items) are such as shall not interfere with Tenant's ability to install its furniture, fixtures and equipment; (ii) all facilities and systems serving the Building and Premises have been completed, the exterior of the Building has been substantially completed and is completely enclosed and the remaining work in the Building (outside the Premises) is of such a nature as will not materially interfere with Tenant’s occupancy of the Premises, and (iii) Landlord has obtained and delivered to Tenant an unconditional certificate of use and occupancy or equivalent approval from the applicable governmental agencies with respect to the Premises and Tenant’s Work, the interior and exterior Common Areas and Base Building Shell.  Landlord shall keep Tenant advised of the status of substantial completion of Landlord’s Work.  Notwithstanding the foregoing, the requirements of subsection (iii) shall be deemed satisfied if all of the other subsections have been satisfied and the government approval is delayed as a result of the installation of furniture, fixtures or equipment which is not included within the scope of Landlord’s Work.  The Delivery of Possession of Landlord’s Work shall be confirmed by a written punchlist prepared by Landlord’s architect within five (5) business days after the Delivery of Possession of Landlord’s Work (confirmed by a walkthrough with Tenant’s architect and Tenant), which shall also set forth the Landlord’s Work remaining to be performed (the “Landlord’s Work Punchlist”) so that the requirements of the Approved Plans and Specifications will be fully satisfied, which Landlord’s Work Punchlist shall be subject to approval by Tenant. Within sixty (60) days after the Delivery of Possession of Landlord’s Work, Landlord shall complete all items identified in the Landlord’s Work Punchlist.  Landlord, at its expense, shall promptly correct all defects in design, materials and workmanship in the Landlord’s Work for which Tenant sends notice within twelve (12) months after the Date of Delivery of Landlord’s Work.  If Landlord fails to meet a material obligation of this paragraph, and (a) Tenant provides written notice of such failure, and (b) Landlord fails to fulfill such obligation within thirty (30) days after receipt of Tenant’s notice of such failure, then Tenant shall have the right to fulfill such obligation on behalf of Landlord, the cost of which shall be paid by Landlord promptly following demand therefore; provided however, that Landlord’s cure period shall be extended where the failure is not reasonably curable within thirty (30) days after written notice and Landlord uses good faith efforts and works diligently and continuously to fulfill its obligations.

            For the purposes of this paragraph, the term “Tenant Net Delay” shall refer to the number of days, if any, that Tenant has (i) delayed in fulfilling its obligations under subsections (a), (c), and (e) of Section 35.4.2 (i.e., taking into account both time delays and time savings from required dates); the term “Landlord Delay” shall refer to the number of days, if any, that Landlord has delayed in fulfilling its obligation under subsections (b), (d), (f) of Section 35.4.2; the term “Total Delay” shall refer to the Tenant Net Delay reduced by the Landlord Delay.  Notwithstanding anything herein to the contrary, if the Total Delay is in excess of five (5) days but less than sixty (60) days, the date of Delivery of Possession of Landlord’s Work (and correspondingly, the Commencement Date)  shall be deemed to be the date of the actual date of Delivery of Possession of Landlord’s Work backdated by the Total Delay.  If, however, Landlord and Tenant agree on the Approved Plans and Specifications as required by Section 35.4.2(f) on or before  December 1, 2003, regardless of the amount of Total Delay, or in the event Landlord is unable to substantiate that Landlord was actually and materially delayed in completing Landlord’s Work as a result of the Tenant Net Delay as aforesaid, then in either such case this paragraph shall be of no further force or effect. Notwithstanding the immediately preceding sentence, if the Total Delay exceeds sixty (60) days, regardless of the status of agreement on the Approved Plans and Specifications, the Delivery of Possession of Landlord’s Work shall be deemed to be the earlier of (i) November 1, 2004, or (ii) the actual date of Delivery of Possession of Landlord’s Work.  By way of example, but without limitation, assume Tenant Net Delay is 12 days and Landlord Delay is 2 days, (i) if Landlord and Tenant agree on the Approved Plans and Specifications on November 30, 2003, the Delivery of Possession of Landlord’s Work shall be the actual date; however, if Landlord and Tenant agree on the Approved Plans and Specifications after November 30, 2003 and the actual date of Delivery of Possession of Landlord’s Work occurs on November 11, 2004, the Commencement Date will be deemed to be November 1, 2004 after taking into account the Total Delay of ten (10) days.

            35.4.6  Cost of Tenant’s Work.

                        35.4.6.1           The term “Tenant’s Work Costs” shall refer to the actual costs of constructing the Tenant’s Work (including reimbursable items, such as permit fees, prints, telephone, mileage and postage); and a construction management fee of five percent (5%) based solely on hard costs for work performed by Landlord or its contractors, including without limitation, permitting costs; and other costs as herein described in this Section, which fee Landlord shall deduct from the Allowance and the Amortized Amount pro rata as amounts are disbursed therefrom to pay hard costs of construction and, after the Allowance and the Amortized Amount are exhausted, the balance of such fee shall be paid by Tenant.

                        35.4.6.2           If the amount of Tenant’s Work Costs exceed the Allowance, Landlord, at Tenant’s option, upon written request from Tenant, shall advance an additional amount not to exceed the Amortized Amount.  Such portion of the Amortized Amount which has been advanced shall be repaid by Tenant to Landlord on a monthly basis, in equal installments, together with Base Rent, as additional rent, but without any escalations, in an amount equal to the amount of the Amortized Amount which has been advanced, amortized over a ten (10) year term, with interest accruing at ten percent (10%) per annum.  Tenant shall execute an amendment to this Lease or an acknowledgment of the Amortized Amount within fifteen (15) days after receipt of a written statement from Landlord, together with reasonable supporting documentation.  Any Tenant’s Work Costs incurred by Landlord in excess of the difference between Thirty-Two Dollars ($32.00) per rentable square foot (which is the sum of the Allowance and the Amortized Amount) and the disbursements made to Tenant in accordance with Section 35.4.6.2, shall be paid by Tenant to Landlord within thirty (30) days after receipt of a written invoice, together with reasonable supporting documentation.

            35.5     Modifications to Base Building Shell.  Regardless of whether Tenant constructs Tenant’s Work or elects for Landlord to construct Tenant’s Work, if Tenant requests Landlord to make a change to the Base Building Shell after the issuance of the grading permit and the building permit for the Base Building Shell, Landlord shall promptly notify Tenant in writing whether it approves such change and if so, in reasonable detail of the additional or incremental cost to make such change and the change to the Target Date or to Landlord’s Work Target Date, as applicable (“Landlord’s Response Notice”).  In no event shall Landlord be required to approve a change(s) which would result in an aggregate delay (when combined with other requested modifications to the Base Building) of more than sixty (60) days in the Target Date  or the Landlord’s Work Target Date.  Tenant shall have five (5)  business days after receipt of Landlord’s notice to advise Landlord whether (i) Tenant shall modify such specification to not require such Base Building Shell, or (ii) Tenant shall continue to require such Base Building Shell modification, with the recognition that the modification to the Base Building Shell may delay Delivery of Possession (“Tenant’s Modification Notice”).   If Tenant accepts the terms set forth in the Landlord’s Response Notice in a timely fashion, Landlord and Tenant shall mutually execute an acknowledgment or amendment to this Lease which sets forth the revised Target Date or Landlord’s Work Target Date, as applicable, and the credit to be given to Tenant or additional costs to be paid by Tenant, as the case may be, in accordance with the provisions  of this Section 35.5.

If the change requested by Tenant causes an increase in costs, whether or not it will also cause a delay in the Target Date or the Landlord’s Work Target Date, Landlord shall not be obligated to approve the change unless Tenant agrees, in writing, to pay or reimburse Landlord for the increased cost of the Base Building Work caused by the change, based on a firm price from Landlord.  The increased cost caused by any change shall be reasonably detailed and supported by reasonably complete and sufficient backup documentation.  To the extent that a change requested by Tenant results in a decrease in the cost to complete the Base Building Shell, the amount of such decrease shall be paid by Landlord to Tenant in the form of a dollar‑for‑dollar increase in the Allowance.  To the extent that a change results in an increase cost to complete the Base Building Shell, at Tenant’s sole election, either Tenant shall pay cash therefore or, the Allowance shall be decreased on a dollar‑for‑dollar basis.  Tenant shall advise Landlord of its payment election simultaneously with Tenant’s Modification Notice and if Tenant elects to pay cash therefore, Tenant shall pay such amount within thirty (30) days after the date of Tenant’s Modification Notice.

If the change requested by Tenant will cause a delay in the Target Date or the Landlord’s Work Target Date, as applicable, Landlord shall not be obligated to approve the change unless Tenant agrees, in writing, that such delay shall not postpone or defer the Rent Commencement Date and that the Rent Commencement Date shall occur on the day when it would otherwise have occurred if such change had not been made as determined in accordance with the immediately succeeding sentence. To determine the Rent Commencement Date that would have occurred, the parties acknowledge that (i) Landlord will be required to complete the Landlord’s Item or the Landlord’s Work, as applicable, (ii) determine the actual date of Delivery of Possession of Landlord’s Items or the Delivery of Possession of Landlord’s Work, as applicable (in either case, referred to as the “Actual Delivery Date”) and then (iii) backdate the Rent Commencement Date from the Actual Delivery Date by the number of days set forth in Landlord’s Response Notice as the additional time required to complete the modification.  By way of example, but without limitation, Tenant has requested a modification to the Base Building Shell which Landlord advises Tenant will delay the Delivery of Possession of Landlord’s Items by 21 days and the Actual Delivery Date is June 22, 2004, then the Rent Commencement Date shall be deemed to be June 1, 2004.

If the change requested by Tenant will cause a delay in the Target Date or the Landlord’s Work Target Date, as applicable, Landlord shall not be obligated to approve a change unless Tenant agrees, in writing, that the Target Date and the Landlord’s Work Target Date, as applicable, shall be equitably adjusted to accommodate the additional time required to make the change.

            35.6     Definition of “Force Majeure Events”.  As used in this Section 35, the term “Force Majeure Events” shall refer to events which delay or prevent  either party from constructing, making any repairs, rebuilding or restoring, or furnishing any construction services or performing any other construction covenant or duty (as compared to obtaining issuance of the permit for Base Building Shell, Landlord’s Items or Tenant’s Work), whether express herein or implied, to be performed by such party due to strike, lockout, weather, embargo, war, governmental orders or acts of God.  If either party claims a Force Majeure Event has occurred, it shall notify the other party in writing within twenty-five (25) days after the occurrence of such event.

            36.       Quiet Enjoyment.  Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or any other person claiming through Landlord.

            37.       Vacation of Premises.  Tenant shall vacate the Premises at the end of the Term.  Subject to the provisions of this Section 35, if Tenant fails to vacate within five (5) days after the end of the term there shall be payable to Landlord an amount equal to one hundred fifty percent (150%) of the monthly Annual Base Rent stated in Section 1.1.6 paid immediately prior to the holding over period for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease.  In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all reasonable attorneys’ fees and expenses incurred in connection therewith.  Notwithstanding the foregoing, if (i) Tenant delivers notice to Landlord at least  twelve (12) months prior to the expiration of the Term setting forth its intent to hold over for a fixed period of time not to exceed twelve (12) months, and (ii) Landlord has not already executed and delivered a lease for all or a part of the Premises to a new tenant (a “New Tenant”), and (iii) an Event of Default is not continuing as of the date of its notice or at the expiration of the Term, then Tenant may remain in the Premises for the period set forth in its notice so long as Tenant pays as a monthly Rent equal to one hundred  ten percent (110%) of the Annual Base Rent payable under this Lease for the last full calendar month of the Term plus all other payments provided for herein.  If Tenant holds over beyond the period set forth in its notice the first two sentences of this Section 37 shall apply.  Upon request by Tenant, Landlord shall inform Tenant whether or not Landlord has executed leases for all or part of the Premises and the terms of such leases to the extent the same affect Tenant’s ability to holdover after the end of the term.

            38.       Members’ Liability.  It is understood that the Owner of the Building is a Maryland limited liability company.  All obligations of the Owner hereunder are limited to the net assets of the Owner from time to time, including insurance proceeds and other proceeds from the Property.  No member of Owner, or of any successor partnership, whether now or hereafter a member, shall have any personal responsibility or liability for the obligations of Owner hereunder.  Landlord agrees during the Term of this Lease that it shall not accept financing secured solely by the Premises with a loan-to-value ratio of greater than ninety percent (90%) as of the date of the loan; provided, however, that Landlord may accept financing with a loan-to-value ratio of greater than ninety percent (90%) if simultaneously with the disbursement of the loan proceeds Landlord provides to Tenant an irrevocable letter of credit from an issuer and in form and substance reasonably acceptable to Tenant in the amount of two million dollars ($2,000,000) to secure Landlord’s obligations under this Lease.

            39.       Separability.  If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            40.       Indemnification.

            40.1     Tenant’s Indemnification.  Except to the extent arising out of the negligent act or omission of Landlord, Tenant shall indemnify and hold harmless Landlord and all of its and their respective members, partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors; and together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney’s fees and expenses.

            In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section, Tenant, upon written notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).  The obligations of Tenant under this Section shall survive termination of this Lease for one (1) year.

            40.2     Landlord’s Indemnification.  Except to the extent arising out of the negligent act of omission of Tenant, Landlord shall indemnify and hold harmless Tenant and all of its and their respective members, partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with any act, omission or negligence of Landlord or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors, together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney’s fees and expenses.

            In case any action or proceeding is brought against Tenant and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to this Section, Landlord, upon written notice from Tenant shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant).  The obligations of Landlord under this Section shall survive termination of this Lease for one (1) year.

            41.       Captions.  All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

            42.       Brokers.  Tenant represents that Tenant has dealt directly with, only with, the Broker as defined in Section 1.1.14 as broker in connection with this Lease, and Tenant warrants that no other broker negotiated this Lease or is entitled to any commissions in connection with this Lease.  Landlord agrees to pay, in consideration for the brokerage services rendered by Broker, a brokerage commission equal to three percent (3%) of the gross rental value of this Lease (as more fully described in the separate commission agreement) paid by Tenant over the Initial Term, pursuant to a separate agreement between Landlord and Broker.

            43.       Recordation.  Tenant covenants that it shall not, without Landlord’s prior written consent, record this Lease or any memorandum of this Lease or offer this Lease for recordation.  If at any time Landlord or any mortgagee of Landlord’s interest in the Premises shall require the recordation of this Lease or a memorandum of this Lease, such recordation shall be at Landlord’s expense.  If at any time Tenant shall require the recordation of this Lease or a memorandum of this Lease, such recordation shall be at Tenant’s expense.  If any government authority having jurisdiction in the matter shall require this Lease or a memorandum of this Lease to be recorded, both Landlord and Tenant shall each pay one-half of all  recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

            44.       Successors and Assigns.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Section 20 hereof).

            45.       Integration of Agreements.  This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated.  No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease.  Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease.  Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

            46.       Hazardous Material; Indemnity.   Tenant further agrees to the following:

            46.1     As used in this Lease, the following terms shall have the following meanings:

                        46.1.1  “Environmental Laws” shall mean all federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements, ordinances, administrative or judicial rulings or similar items relating to the protection of the environment or the protection of human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Releases (as defined below) of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to storage tanks used for the management of Hazardous Materials.

                        46.1.2  “Hazardous Materials” shall mean (i) any substance, gas, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” under any federal, state or local statute, law, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended 49 U.S.C. §§1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§6901, et seq.; (ii) radon gas in excess of four (4) picocuries per liter, friable asbestos, urea formaldehyde foam insulation, petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (iii) any other substance, gas, material or chemical, exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises,  the Building or the Property.

                        46.1.3  “Hazardous Materials Inventory” shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Premises other than Hazardous Materials contained in office and cleaning supplies.

                        46.1.4  “Losses” shall mean all claims, liabilities, obligations, losses (including, without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Property), damages, penalties, fees, actions, judgments, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses.

                        46.1.5  “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

                        46.1.6  “Threat of Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

            46.2     Tenant shall not generate, use, manufacture, recycle, handle, store, place, transport, treat, discharge or dispose of any Hazardous Materials at, on, in or near the Premises, the Building or the Property or cause any of the foregoing to occur at, on, in, or near the Premises, the Building or the Property, shall comply with all Environmental Laws in connection with Tenant’s use or occupancy of the Premises and the Building. Notwithstanding the foregoing, Tenant shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office environment and are handled, stored, used and disposed of in compliance with all Environmental Laws.    Tenant promptly shall take all remedial action, at Tenant’s sole cost and expense necessary to remedy, clean-up and remove the presence of any Hazardous Materials resulting from Tenant’s violation of the prohibitions set forth in this section, to the extent required by Environmental Laws. Except in an emergency, Tenant shall not remedy, clean-up or remove any Hazardous Materials that have been Released into the environment without the Landlord’s prior approval, which shall not be unreasonably withheld, delayed or conditioned.  Tenant shall (i) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws to operate its business; (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property; (iii) report to Landlord any release or discharge of Hazardous Materials in violation of Environmental Law within two (2) business days of such discharge or release; (iv) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with governmental or quasi-governmental entities under Environmental Laws; (vi) maintain and annually update a Hazardous Materials Inventory; and (vii) make available to Landlord for inspection and copying, at Landlord’s expense, upon reasonable notice and at reasonable times, such Hazardous Materials Inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.  Landlord shall keep any materials provided to Landlord under this Section 46.2 as confidential and shall not disclose them to any other person unless such disclosure is required by law, and only after providing written notice to Tenant.

            46.3     Without limitation on any other indemnities by or obligations of Tenant to Landlord under this Lease or otherwise, Tenant hereby covenants and agrees to indemnify, defend and hold harmless Landlord from and against any Losses incurred by Landlord as a result of Tenant’s breach of any representation, covenant or warranty hereof; or as a result of any claim, demand, liability, obligation, right or cause of action, including, but not limited to governmental action or other third party action (collectively, “Claims”), that is asserted against Landlord, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of the Release, Threat of Release, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property to the extent  arising out of the operations or activities of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property.  This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Buildingarising out of the operations or activities of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property.

            46.4     Without limitation on any other indemnities by or obligations of Landlord to Tenant under this Lease or otherwise, Landlord hereby covenants and agrees to indemnify, defend and hold harmless Tenant from and against any Losses incurred by Tenant as a result of Landlord’s breach of any representation, covenant or warranty hereof; or as a result of Claim, that is asserted against Tenant, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of any Release, Threat of Release, discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property to the extent not arising out of the operations or activities of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property.  This indemnification of Tenant by Landlord  includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building to the extent not arising out of the operations or activities of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property.

            46.5     The indemnities, warranties and covenants contained in this Article shall survive termination of this Lease.

            47.       Americans With Disabilities Act.  Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same (“ADA”), both as to the Premises and the Property, shall be allocated between them, namely:

            47.1     Landlord and Tenant agree to cooperate together in the initial design, planning and preparation of specifications for construction of the Premises so that same shall be in compliance with the ADA.  Any costs associated with assuring that the plans and specifications for the construction of the Premises are in compliance with the ADA shall be borne by the party whose responsibility it is hereunder to bear the cost of preparation of the plans and specifications.  Similarly those costs incurred in the initial construction of the Premises so that same are built in compliance with the ADA shall be included within Tenant’s Improvements and handled in the manner as provided for in other Sections of this Lease.

            47.2     Modifications, alterations and/or other changes required to and within the Common Areas which are not capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses and treated as such, except as otherwise excluded from Building Expenses pursuant to the provision of Section 6.4 of this Lease.

            47.3     Modifications, alterations and/or other changes required to and within the Common Areas which are capital in nature shall be the responsibility of Landlord and at its cost and expense.

            47.4     Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same), whether capital in nature or non-capital in nature, shall be the responsibility of Tenant and at its cost and expense; unless the changes are structural in nature and result from the original design of the Building, in which instance they shall be the responsibility of Landlord and at its cost and expense and, except as otherwise excluded from Building Expenses pursuant to the provision of Section 6.4 of this Lease.

            Each party hereto shall indemnify and hold harmless the other party from any and all liability, loss, cost or expense arising as a result of a party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

            48.       Several Liability.  If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

            49.       Security Card Access.  Tenant shall have the right to access the Building, by means of a security card access key system, which system shall be installed by Landlord, as part of the Base Building improvements.

            50.       Parking.  During the Term of the Lease, including any renewals thereof, Landlord shall provide Tenant with the non-exclusive right to use parking spaces serving the Building in the ratio of  4.66 spaces per 1,000 rentable square feet in the Building, for no additional charge or fee.  So long as Tenant is leasing the entire  Building, Tenant shall have the right to reserve certain spaces for Tenant’s exclusive use.

            51.       Tenant’s Equipment.  Tenant shall have the right to enter upon and utilize the roof of the Building for the purposes of installing, maintaining and repairing any equipment or utilities required in its operation of its business in the Premises; provided that  (i) such equipment is used solely in connection with Tenant’s business in the Premises and is not available for use by third-parties except to the extent such third parties are Tenant’s business invitees, (ii) Tenant submits to Landlord for Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, the desired location on the roof to install the equipment and the make, model and specifications of the equipment, and (iii) Tenant, at Tenant’s expense, shall install, maintain and remove the equipment using a roofing and other contractors reasonably approved by Tenant.  Tenant shall indemnify and hold Landlord, its successors, assigns, agents, licensees and invitees harmless from any and all damages, costs, claims, expenses, actions (including reasonable attorney’s fees in connection with the equipment, unless resulting form Landlord’s negligence.

            52.       Signage.  So long as Tenant leases the entire Building, Tenant, at Tenant’s sole expense, shall have the exclusive right to install  two (2) signs on the exterior of the Building, provided the location, size and appearance of all signage is consistent with the Association Declaration as of the date of the Lease or the installation of a sign has been approved by the appropriate governing bodies of Anne Arundel County, Maryland.  If Tenant leases more than fifty percent (50%) of the Building, but less than the entire Building, Tenant, at Tenant’s sole expense, shall have the right to install one (1) sign on the exterior of the Building, subject to the provisions of the immediately preceding sentence.  In such event, Tenant, at Tenant’s expense, shall remove the second sign within thirty (30) days after written request from Landlord.   Landlord shall be obligated for the repair and maintenance of such signage and the cost thereof shall be included as a Building Expense. Tenant, at Tenant’s sole expense, shall pay for all costs associated with the permitting, purchase, installation and removal of the signage at the expiration or sooner termination of the Term.  Attached hereto as Exhibit “D” is a plat of signage showing the approved signage for the Building.  In no event shall Tenant install any signage on the exterior of the Building other than the signage described on Exhibit “D”without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall provide a monument sign for the Building which shall list the tenants (if more than one tenant) in the Building by order of the size of the rentable area of their Premises, with the largest tenant having the rights to the top signage rights.

53.       Intentionally Left Blank.

            54.       Definition of “Day” and “Days” .  As used in the Lease, the terms “day” and “days” shall refer to calendar days unless specified to the contrary; provided, however, that if the deadline  stablished for either party’s performance hereunder occurs on a Saturday, Sunday or banking holiday in the State of Maryland, the date of performance shall be extended to the next occurring business day.

            55.       Waiver of Landlord’s Lien.  Notwithstanding anything contained herein to the contrary, Landlord hereby waives any lien on any of Tenant's Personal Property, including, but not limited to, computers, computer hardware, software and related equipment, and Landlord agrees to evidence its waiver or subordination of any such liens upon the request of Tenant or its equipment lender(s) or lessor(s).

            IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.

WITNESS OR ATTEST:                              LANDLORD:

                                                                        NBP 220, LLC

By:       Corporate Office Properties, L.P.,

                                                                                    Managing Member

                                                                                    By:       Corporate Office Properties Trust,

                                                                                                General Partner

  /s/ KAREN M. SINGER, ESQUIRE             By:  /s/ ROGER A. WAESCHE JR. (SEAL)

Associate General Counsel                                           Roger A. Waesche, Jr.

Corporate Office Properties Trust                                 Senior Vice-President

WITNESS OR ATTEST:                              TENANT:

                                                                        THE TITAN CORPORATION

  /s/ Rachel Scott                                              By:  /s/ MARY JO POTTS                   (SEAL)

Executive Assistant                                           Name:  Mary Jo Potts

                                                                        Title:  Vice President of Administration

STATE OF MARYLAND, Howard County, TO WIT:

            I HEREBY CERTIFY, that on this 31st day of March, 2003, before me, the undersigned Notary Public of the State, personally appeared ROGER A. WAESCHE, JR., who acknowledged himself to be the Senior Vice-President of Corporate Office Properties Trust, general partner of Corporate Office Properties, L.P., sole member of NBP 220, LLC, a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of the limited liability company for the purposes therein contained as the duly authorized Senior Vice President of the limited liability company by signing the name of the limited liability company by himself as such Senior Vice President.

            WITNESS my hand and Notarial Seal.

                                                                                      /s/ ZARAE PITTS

                                                                                    Zarae Pitts

                                                                                    Notary Public State of Maryland

                                                                                    My Commission Expires November 1, 2006

California All-Purpose Acknowledgment

State of California, County of San Diego.  On March 27, 2003, before me, Judi Pillow, personally appeared Mary Jo Potts, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity(ies), and that her signature on the instrument the person, the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

                                                                                      /s/ JUDI PILLOW

                                                                                    [Seal]

                                                                                    Judi Pillow

                                                                                    Notary Public – California

                                                                                    San Diego County

                                                                                    My Comm. Expires Apr 27, 2005

EXHIBIT “A”

to Agreement of Lease by and between

  NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

Legal Description of Land

BEING KNOWN AND DESIGNATED as Lot No. 16RR, as shown on those subdivision plats entitled, “Administrative Subdivision of P/O Phase Three, The National Business Park, Lot 16RR,” Plat 3 of 3, which plat is recorded among the Land Records of Anne Arundel County, Maryland at Plat Book 239, Page 5, Plat No. 12482.

[page]

Exhibit A-2

[Diagram of The National Business Park, Building 220, Site Plan]

[page]

[Diagram of The National Business Park, Building 220, First Floor Plan]

[page]

[Diagram of The National Business Park, Building 220, Second Floor Plan]

[page]

[Diagram of The National Business Park, Building 220, Third Floor Plan]

[page]

[Diagram of The National Business Park, Building 220, Fourth Floor Plan]

[page]

[Diagram of The National Business Park, Building 220, Fifth Floor Plan]

[page]

[Diagram of The National Business Park, Building 220, Building Elevations North & South]

[page]

[Diagram of The National Business Park, Building 220, Building Elevations East & West]

[page]

EXHIBIT “B”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

RULES AND REGULATIONS

            To the extent that any of the following Rules and Regulations, or any Rules and Regulations subsequently enacted conflict with the provisions of the Lease, the provisions of the Lease shall control.

            1.         Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills which is visible to the exterior without first obtaining Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed.

            2.         Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

            3.         Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) except as incidental to normal office use (e.g., hanging pictures, etc.), inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld.  If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

            4.         Subject to Tenant’s rights to assume any or all janitorial services, no contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld.

            5.         Intentionally Left Blank.

            6.         No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord.  Notwithstanding the foregoing, Tenant shall have the right to maintain separate keys for limited access to particular areas of the Premises, including, without limitation, the data center and SCIF; provided, however, that if entry to any such area is required in an emergency situation, Landlord shall have the right to enter such areas by force and Tenant, at Tenant’ s sole cost and expense, will be required to restore any damage caused by Landlord’s entry. Landlord, at no additional charge to Tenant, shall provide Tenant one (1) key for each 200 square feet of rentable area in the Premises; any additional keys requested by Tenant shall be paid for by Tenant.  Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks.  All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

            7.         Subject to Tenant’s rights to assume any or all janitorial services, Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which shall not be unreasonably withheld.  Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

            8.         No vehicles or animals of any kind (other than seeing eye dogs) shall be brought into or kept in or about the Premises.  Tenant shall have the right to bring bicycles into the Premises, provided that Tenant shall not leave any bicycles in any Common Areas of the Building and if Landlord determines, in its reasonable discretion that Tenant is not complying with the terms of this provision after two (2) written notices from Landlord in a twelve (12) month period, Landlord shall have the right to prohibit bicycles in the Premises.

            9.         Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.  Tenant shall not permit any portion of the Premises to be used for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

            10.       No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

            11.       Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

            12.       Except with Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed, there shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

            13.       Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

            14.       Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            15.       Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

            (a)        the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

            (b)        the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

            (c)        the right to install and maintain a sign or signs on the exterior of the Building;

                        (d)        the exclusive right to use or dispose of the use of the roof of the Building, subject to any rights specifically granted to Tenant under the terms of the Lease;

                        (e)        at any time that Tenant does not lease the entire Building, the non-exclusive right to use the area above the ceiling of the Premises for the purpose of installing and maintaining telecommunications, water lines, utility lines, other conduit, sprinklers, drainlines, ductwork and HVAC connections  and any other equipment necessary to provide services to any area in the Building;

            (f)         the right to limit the space on the directory of the Building to be allotted to Tenant; and

            (g)        the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

            16.       As used herein the term “Premises” shall mean and refer to the “Premises” as defined in Section 1 of the Lease.

            17.       Tenant shall not operate space heaters or other heating or ventilating equipment without the express prior written consent of Landlord in each instance first obtained.  Tenant shall not install or operate any electrical equipment, appliances or lighting fixtures in the Premises which are not listed and labeled by Underwriter’s Laboratories or other testing organization acceptable to Landlord.

Notwithstanding anything in this Exhibit “B” to the contrary, during such time as Tenant leases the entire Rentable Area of the Building, Landlord shall not unreasonably withhold, condition or delay its consent to Tenant’s written request for the temporary suspension, waiver or amendment of any rule, provided that such action does not (i) materially and adversely affect the safety of the parties in the Building or on the Property, (ii) cause an unreasonable risk of property damage to the Building, the Property or the related facilities, or (iii) compromise the consistency of the buildings owned by Landlord, or affiliates of Landlord in National Business Park. If Landlord has consented to any such suspension, wavier or amendment and Tenant no longer leases the entire Rentable Area of the Building, upon thirty (30) days advance written request from Landlord, Tenant shall resume compliance with such rule as stated prior to the suspension, waiver or amendment.

EXHIBIT “C”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, tenant

SCHEDULE OF LANDLORD’S WORK

Landlord, at Landlord’s expense, shall construct a five (5) story shell building and parking facilities, with a glass and pre-cast exterior, including building lobby, elevator lobbies, restrooms and corridors required for a single-tenanted building, substantially in accordance with the plans and specifications   which are entitled “Suburban Office Building Design Guidelines” dated January, 2003, which are attached hereto and made a part hereof as Exhibit “E”.  (the “Base Building Shell”).   Landlord represents that all materials, building systems, and finishes in the Base Building Shell shall be equal or better in quality than those materials, building systems and finishes used at “201 National Business Park.”   In addition, Landlord, at Landlord’s expense, shall make the following improvements in the Building and the Premises (in addition to completing the Base Building Shell, including elevator lobby on each of the second through fifth floors, restrooms, first floor corridors, and a building lobby, all as required for a single-tenanted building):

Perimeter Walls and columns, dry-walled, spackled and ready for paint, excluding all core areas. **

2.         Mini-blinds in place, drawn and bagged. **

3.         Main trunk duct lines of HVAC system and VAV boxes will be installed, including thermostats (coiled and hanging at the VAV boxes).  Low pressure duct and diffusers are to be installed at Tenant’s cost.

4.         Building standard ceiling tile and grid (a)  to be stacked on the floor for all areas to be completed as part of Tenant’s Work, and (b) installed in the areas contained within Landlord’s Items, as appropriate. **

5.         2' X 4' parabolic light fixtures (T-8), at a ratio of 1/85 useable square feet, (a)  to be stacked on the floor for all areas to be completed as part of Tenant’s Work, and (b) installed in the areas contained within Landlord’s Items, as appropriate.

6.         Building sprinkler systems with heads turned up and spaced at a ration of 1/225 rentable square feet.

7.         The Building fire alarm, exit lights and smoke detector system, including fire extinguishers will be             in place to meet current Code requirements for the Building Shell.

8.         Power distribution to each  floor of the Premises will be at a minimum of 2.5 watts for lighting and 4.5 watts available for convenience power.

**Note that upon written notice to Landlord, Tenant may elect to receive an additional allowance for these items in lieu of Landlord’s direct purchase of these materials.

Landlord, at Landlord’s expense, will finish the bathrooms, elevator lobbies, the Building lobby, all stairwells, service areas, elevators and janitorial closets.  Landlord will make available to Tenant the architectural specifications and finish boards for these areas and Tenant shall have the right to provide input into the architectural components, color and material selections.

EXHIBIT “C-1”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

INTERIOR CONSTRUCTION AND RENOVATION CONTRACTOR REQUIREMENTS

General

No work shall be permitted until Corporate Development Services (CDS) is furnished with copies of all required permits.

All demolition, removal or other types of work, which may inconvenience other tenants or disturb building operations, must be scheduled and performed before or after normal working hours.  CDS shall be notified at least 24 hours prior to commencement of such work.

All fire alarm testing must be performed after normal working hours.

Parking shall be in designated areas only.

All access and deliveries to the jobsite shall be via the designated construction entrance/roadway.  No access will be permitted through front or rear lobbies.

No alcoholic beverages, drugs, firearms or weapons are allowed on the jobsite.

Notify CDS Construction Manager immediately of all accidents, injuries and hazardous conditions.

All tools, equipment, ladders and scaffolding shall be in good condition and free from defects.

Do not begin any work task until the appropriate safety measures have been considered and put into use.

Electrical and/or mechanical rooms are to be left clean and in order nightly, with covers returned to all electrical panels and doors shut and locked.  The area must not be left unmanned when opened.

The contractor, unless otherwise specified, is to remove all construction debris from the Premises at the end of the job.  Under no circumstances is the building trash bin or compactor equipment to be used for any construction debris.  The location of construction dumpster is to be cleared with building management.

All electrical or plumbing tie-ins or shutdowns will be scheduled in advance, with a minimum of 48 hours notice, with the building management and CDS.

All sprinkler and fire alarm tie-ins or shutdowns will be scheduled in advance, with a minimum of 48 hours notice, with the building management and CDS.

Smoking is not permitted in any part of the building.

Oil based or epoxy based painting must be performed after hours, except when approved by CDS.

NOTE:  In the event of a sprinkler or fire alarm tie-in, all systems are to be returned to the proper operating condition before the contractor may leave the premises.

Personal Protection

Hard hats must be worn while working in areas where overhead work is being performed.

Wear hard sole industrial-quality work shoes or boots – tennis shoes, moccasins, or other soft-sole shoes will not be permitted.

Wear gloves, hearing protection and eye protection as conditions warrant.

Short pants or sleeveless shirts will not be permitted.

Housekeeping

Each subcontractor is responsible for keeping its work area clean and orderly at all times.  All trash, debris, discarded materials, etc. must be cleaned up on a daily basis.

Keep work area free of tripping or slipping hazards.

Do not restrict access to exits or fire extinguishers.

Do not block aisles or walkways with equipment or materials.

Regulations for Contractors

While workmen are in the building, they will conduct themselves in a quiet and efficient manner and demonstrate courtesy to tenants and staff.  Abusive and foul language will not be permitted at any time.

There will be a person of authority (supervisor) on the job at all times who will be accessible to building management.

Contractors will be permitted to use restroom facilities only on the floor which construction services are being provided.  Any damages to these facilities will be repaired by the contractor at its sole cost and expense.  Landlord will provide no janitorial services to such restrooms.

Wherever possible, no workman or materials are to block loading dock access on any floor, or to block restrooms, stairwells or suite access.  Work materials may not obstruct access way for tenants.

Materials and/or supplies which must remain on the premises overnight are to be consolidated daily and stored in a discreet location out of tenants’ view if possible.  If building staff designates a better location of storage than originally chosen, the contractor is to have materials relocated.

No construction materials/tools shall be transported across the lobby. Any deliveries requiring more than one trip will have to be scheduled in advance through building management.

Proper attire must be worn at all times including shoes and shirts; no cut off shorts or ragged clothes will be permitted at any time.

Workmen are not to congregate in any public area for lunch or for reasons other than work.  Noon break is to be taken away from access and egress areas of the building.  All lunch trash is to be properly disposed of by the workmen.

Daily cleaning is to be performed in the work area before leaving the premises, including, but not limited to, the clean up of (vacuuming of) floor covering, exposed surfaces, janitor’s closet and other affected areas.

Prior to Commencement of Work

The general contractor must submit to Landlord Insurance Certificates that include an indemnity hold harmless clause in accordance with the attached insurance requirements.

At such time as other tenants shall occupy the Building, core drilling or cutting shall be permitted only between the hours of 7:00 PM and 7:00 AM Monday through Friday and 4:00 PM on Saturday through 7:00 AM on Monday.  All core drilling/cutting must be approved by the Base Building structural engineer.  X-rays of areas may be required at Landlord’s engineer’s discretion.  The property management office and CDS must be notified at lease twenty-four (24) hours prior to commencement of work.

Prior to the initiation of any other tenant construction activity in the Building, contractor shall make arrangements for use of the loading dock and elevators with the property management office.  Upon initiation of construction activity by any other tenant in the Building, contractor shall make arrangements for use of the loading dock and elevators with the property management office forty-eight (48) hours in advance.  Notwithstanding the foregoing, contractor shall not have a priority over future tenants and/or their contractors in the use of the elevators and loading dock.  No material or equipment shall be carried under or on top of the elevators.  If CDS deems an elevator operator is required, such operator shall be provided by the general contractor at the general contractor’s expense.

Tie-in of either fire alarm or sprinkler/fire suppression systems shall not occur until all other work related to such systems has been completed.

If the general contractor is negligent in any of its responsibilities, CDS shall give general contractor notice of such negligence and a reasonable opportunity to cure such negligence (except in the case of emergencies or potential harm to persons or damage to property), at general contractor’s sole expense.  If general contractor fails to cure such timely negligence, CDS may elect to correct the same and general contractor shall be charged for the corrective work.

All equipment and material installation must be equal to the standards of workmanship and quality established for the Building.

General contractor shall submit to CDS office a final “as-built” set of drawings showing all items of work in full detail.

Contractors who require security for Tenant’s premises during construction shall provide same at their sole expense.  Landlord and CDS will not be liable for any stolen items from Tenant’s work area.  It is suggested that the contractor and subcontractors use only tools and equipment bearing an identification mark denoting the contractor and subcontractor’s name

All contractors’ subcontractors/employees will enter and exit through the loading dock area, and use the freight elevator.  Building passenger elevators may not be used.

Prior to commencement of construction, CDS and contractor will inspect the Building and contractor will prepare and deliver to CDS a memorandum setting forth any pre-construction damages to the Building.  Any damage caused by contractor to existing work of others shall be repaired or replaced at the sole cost and expense of the contractor to CDS’s satisfaction.

The contractor shall be responsible for the protection of finished surfaces of public areas (floors, walls, ceiling, etc.).

The contractor must arrange to have freight or stock received by its own forces.  Contractors and subcontractors are required to submit to the property management office a written request for dock space for offloading materials and/or equipment required to construct Tenant’s space.  All requests are to include the name of supplier/hauler, time of expected arrival and departure from Landlord’s dock facility, name of contractors and subcontractors designated to accept delivery, and the location that the materials/equipment will be transported by the contractor/subcontractor.  Disregard for this requirement will result in those vehicles being moved at the vehicle owner’s expense.  Under no circumstances will a vehicle be parked and left in the loading dock.  The contractor must provide for storage and removal of all trash at the contractor’s expense.  The contractor is not allowed to use the building trash dumpster under any circumstances.  Any building materials left in loading dock, service corridor, stairwell, garage, on the site, etc. will be removed from the Project at the contractor’s expense.  Upon delivery of materials to the loading dock, tools, supplies, equipment, etc., the transport vehicle must be removed from the loading dock prior to the materials being carried to the work-site.

Insurance Requirements

The contractor shall, throughout the duration of any contract or any work authorized under purchase order, at its expense, carry and from time to time renew Worker’ Compensation Insurance, Public Liability Insurance in the amount of $2,000,000, single limit covering both Bodily Injury and Property Damage, including coverage for the below noted indemnity agreement in such amounts Landlord may approve.  An insurance certificate in the customary form, naming Corporate Development Services, Inc. as additional insured and evidencing that premiums therefore have been paid, shall be delivered to Landlord simultaneously with the execution of any contract and prior to performing any work authorized under a purchase order and within fifteen (10) days prior to expiration of such insurance a like certificate shall be delivered to Landlord evidencing the renewal of such together with evidence satisfactory to Landlord of payment of the premium.  All certificates must contain a provision that if such policies are canceled or changed during the periods of coverage as stated therein, in such a manner as to affect this certificate, written notice will be mailed to Landlord by registered mail ten (10) days prior to such cancellation or change.

EXHIBIT “D”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

PLAT OF SIGNAGE

EXHIBIT “E”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

SUBURBAN OFFICE BUILDING GUIDELINES

SUBURBAN OFFICE

BUILDING DESIGN

GUIDELINES

January, 2003

Design Guidelines for Suburban Office Buildings                                                                                     2 of 31 Revised January, 2003

Design Guidelines for Suburban Office Buildings                                                                                     3 of 31 Revised January, 2003

INTRODUCTION

These Guidelines have been established to maintain consistency in the level of quality for all of Corporate Development Services, LLC's Suburban Office Buildings. These guidelines should be adhered to as closely as possible. Any considered deviations must be approved by the Sr. Vice President of Construction and the President of Corporate Development Services, LLC prior to implementation. These guidelines will be subject to review and update every six (6) months.

Design Guidelines for Suburban Office Buildings                                                                                     4 of 31 Revised January, 2003

General Design
Common Elements

The overall design of Corporate Development Services, LLC's Suburban Office Buildings should always include the following common design elements except as may be modified by leasing considerations:

Site

1. Parking ratio of at least 4.0 spaces/1000 s.f.

2. Enclosed dumpster pad 10 X 22 large enough to accommodate a trash and a recycle receptacle. 3. Irrigation system around building pad and main entrance areas. 4. Drop off area near or at front of building.

5. Architecturally treated main entrance.

6. Well-landscaped site with large plant material. Tree caliper to be a minimum of 2 1/2". Sod all areas within building pad and main entry drive. 7. Mow strip around perimeter of building.

8. Architecturally designed site directional and building signage.

9. Monument sign at entrance to site designed to be compatible with building facade materials. 10. A future generator location with conduits installed as part of initial construction.

Building Shell- Facade

1. Pre-cast or masonry skin with curtain wall, ribbon and/or punched windows. Introduction of stone and/or metal panels can also be considered.

2. Architectural feature at main building face/entrance.

3. Roof screen designed to complement the building facade.

4. Adhered EPDM membrane roof.

5. Architectural lighting at main entrance.

Building Interior

1. First floor main and elevator lobbies architecturally designed with elements of tile, wood, carpet, polymix, glass and storefront.

2. Consideration given for location of artwork and building directory.

3. Where practical, three stairwells are to be provided. The center stairwell shall be accessible from elevator lobby.

4. A mailroom alcove shall be provided on first floor.

5. One elevator shall be rear accessible at the first floor.

6. The main electrical room, telephone room and sprinkler/water service room should be grouped around one back corner of the building at the loading dock entrance.

7. A loading dock, either external or internal, shall be provided with 48" dock height and capable of handling at least one (1) over the road tractor-trailer (45' to 50' trailer).

8. A Building Engineer's Office, approximately 10' X 10', shall be provided in same area as loading dock. Office to include lighting, lay-in ceiling, receptacles in wall, telephone jack, and shelving.

Design Guidelines for Suburban Office Buildings                                                                                     5 of 31 Revised January, 2003

9. Where practical, two (2) electrical closets and telephone closets shall be provided on each floor. Each shall be sized to service 'h of a floor. Closets shall be stacked up the building and floor sleeves provided.

10. A bulkhead with pilaster shall be provided between elevator lobbies and tenant corridors to facilitate the transition of finishes.

11. If glass is proposed on first floor at tenant areas off of lobby, glass shall be frosted or architecturally treated.

12. Elevator cabs to be custom designed using wood or laminate panels, stainless trim and/or mirrors.

13. Restrooms shall be grouped where possible with an alcove entry. Water fountains shall be an integral part of alcove.

Specific details as to structural design, materials, finish and systems are noted with the following pages of the guidelines.

Design Guidelines for Suburban Office Buildings                                                                                     6 of 31 Revised January, 2003

DIVISION 2 - SITEWORK 02-0100SUBSURFACE INVESTIGATION

1. As soon as possible after a site plan and building footprint has been established, a Geotechnical Engineer should be hired to perform a subsurface investigation of the site.

2. A boring plan shall be prepared by the Civil Engineer based on input from the structural engineer.

3. Geotechnical Investigation report should provide recommendation for foundation design, paving cross section design, control of subsurface water etc.

02-2100GRADING

1. Every effort should be made to establish a grading plan that balances the earthwork on a site to avoid added costs for import or export of materials.

2. Excess topsoil should be utilized to the fullest extent possible. Beauty berming should be considered wherever appropriate.

3. A minimum of 6" of good clean topsoil should be placed in all lawn and planting areas to insure adequate material growth.

4. Consideration shall be given to designing grades that minimizestorm drainage system requirements for inlets and yard drains. Entrance drive shall not exceed 6 % slope unless site condition prohibit. Parking on grade shall comply with ADA in area of handicap parking and shall not exceed 4 % slope in direction of parking space line up (2 % maximum in all directions for ADA spaces).

02-3500PILES AND CAISSONS

1. In the event that the soil bearing is such that some form of piles are necessary to support foundation loads, first consideration should be given to the use of augured/pressure-grouted piles to minimizesite disturbance.

02-5000PAVING

1. All parking and drive lane paving designs shall be based on recommendations from the Geotechnical Engineer.

2. Loading areas, main entrance roads, truck access drives and drop off areas in front of building shall be designed to conform to heavy duty paving recommendations. Parking and all other paved areas should be light duty.

3. Standard concrete curb and gutter pans shall be used as required.

Design Guidelines for Suburban Office Buildings                                                                                     7 of 31 Revised January, 2003

4. Parking shall be based upon a minimum ratio of 4.0 spaces per 1000 s.f. of building area and potentially increased per specific tenant requirements. The total shall include all required handicap spaces. Consideration shall be given to drop off lane in front of building. Parking space dimensions shall conform to local jurisdiction requirements but in general shall be 9'x18'. All handicap parking spaces shall comply with ADA requirements.

5. A striping plan shall be included in final design documents. Said plan shall include parking spaces and handicap striping as well as any traffic control striping and details.

6. Should Geotech report acknowledge need for underdrains or should grading of parking areas uncover potential wet conditions, underdrains shall be employed to keep water from potentially damaging the paving base.

7. Loading dock areas and dumpster pads including access in front of pad should be reinforced concrete designed for truckloads.

02-5250UNIT PAVERS

1. When pavers are used in road or walk areas, pavers should be set on a concrete subbase with sand base and edge moldings for support.

02-6000UTILITY PIPING

1. Potable and firewater service shall be designed in accordance with all Federal, State and Local jurisdiction codes and standards.

2. An analysis shall be made to determine if separate underground potable and fire services are more economical than a combined service. Consideration needs to be given to jurisdiction requirements for metering, meter location, backflow requirements, necessity for vaults etc.

02-7200STORM DRAINAGE

1. All storm drainage engineering and design shall be in accordance with Federal, State and Local jurisdiction codes and standards.

2. Every effort shall be made to design system to minimize number of inlets and pipe without jeopardizing impact of drainage area.

3. Where grading around building is such that the flow line is of minimal slope, yard drains shall be considered to insure that ponding does not occur.

4. RCCP and ADS piping should be used as allowed for all storm sewerage.

Design Guidelines for Suburban Office Buildings                                                                                     8 of 31 Revised January, 2003

02-7300SANITARY SEWERAGE

1. All sanitary sewerage engineering and design shall be in accordance with Federal, State and Local jurisdiction codes and standards.

2. Pipe materials shall be either PVC or ductile iron as allowed by the local jurisdiction. 02-7700PONDS

1. Should a stormwater retention pond be required, it should be situated in such a fashion on the site that it compliments the site. If the site is too tight, economic studies should be made to look at underground alternates.

2. If only quality management is required, storm receptors or quality swales should be used in lieu of ponds. 02-9000LANDSCAPING

1. Corporate Office Properties Trust and Corporate Development Services may utilize its own consultant to prepare landscape and hardscape design.

2. Every effort should be made to provide a professional image to the building's surrounding utilizing upgraded landscape in lieu of minimal standard with designed accent areas per previously approved plan.

3. Assume a minimum budget of $1.25/s.f. of building for plants, trees and irrigation system.

4. An irrigation system shall be installed along front of buildings and areas that are image producing, especially main entry areas.

5. Architecturally treated trash and cigarette receptacles should be specified to compliment building's front and rear entrances

6. An additional budget of no less than $.50/s.f. should be included for building hardscape. Hardscape design to be created to provide pleasant seating areas wrapping in well landscaped areas to provide a secured private feeling. Budget to include lighting, seating, tables, etc.

Design Guidelines for Suburban Office Buildings                                                                                     9 of 31 Revised January, 2003

DIVISION 3 - CONCRETE 03-3100STRUCTURAL CONCRETE

1. All foundations, footings, slabs, retaining walls and grade beams shall be designed in accordance with geotechnical recommendations and applicable codes and standards.

2. Design Loads

A. Slab on deck = 100#/s.f. live load 20#/s.f. partition load

B. Slab on grade = 150#/s.f. min

3. All slabs to be reinforced with welded wire mesh.

4. When a Cast-In-Place structure is justified, the slab design should first consider a mild steel floor slab design in lieu of post tensioning.

03-4500ARCHITECTURAL PRECAST

1. Building designed with precast skin can utilize one of two forms of panels: A. Typical precast panel, 6"± wide. B. "Slenderwall" panel by Smith-Midland

2. Typical precast panels should be fabricated with white cement and have an acid etched or light "blast" finish with heavier blast or complimentary color accent.

3. Slenderwall panels may utilize "architectural cast brick design".

4. All precast shall be light earthy colors and have some relief using reveals etc. When building is four or more stories, the building's ground floor should be designed such that it establishes a true "base" to the building.

Design Guidelines for Suburban Office Buildings                                                                                     10 of 31 Revised January, 2003

DIVISION 4 - MASONRY

1. Where buildings are designed with masonry skin, the design should be masonry on metal stud and sheathing.

2. Masonry skin shall be high quality standard brick with low absorption characteristics. Brick sills shall be angled or shaped to prevent ice and water accumulation. Sills should be prime painted.

3. Soldier coursing and/or corbelling is recommended for appearance variation. Brick shall be earth tone in color with complementary mortar.

4. Brick shall be properly reinforced including use of horizontal reinforcement at every 4 to 5 coursings or as directed by the structural engineer.

Design Guidelines for Suburban Office Buildings                                                                                      11 of 31 Revised January, 2003

DIVISION 5 - STEEL

1. Design shall be based upon the following load criteria:

A. Floor loads = 100#/s.f. live

20#/s.f. partition

B. Roof loads - normal snow load plus live load of 30 lbs/s.f. C. Stairs - 100 lbs/s.f.

2. Bay spacing should be such that columns do not prohibit good space planning (in general 30'x30', 30'x35' or 35'x35'). Overall building depth should be between 95' and 125'± to keep tenant space depth within reason from corridor to window line.

3. Steel Design

A. Structural steel to be ASTM 572, Grade 50 B. Steel Pipe - ASTM A53, Grade B

C. Steel Tube - ASTM A 500, Grade B

D. Structural steel plates and angles - ASTM A36, Grade 36

4. Floor deck to be painted. Roof deck to be galvanized.Steel should not be shop painted except for that steel associated with masonry relief angles.

5. Floors shall be designed as composite decks.

6. Floor to floor heights shall be a minimum of 13'-6", with the first floor being a minimumof 14 feet. 7. Roof design shall accommodate concrete slab for rooftop units. Roof slope shall be 1/a "/ft 8. Provisions for window washing tie off to be provided.

9. Metal roof screen with access gates to be provided around all mechanical units. Roof screen color shall be compatible with overall building architecture.

Design Guidelines for Suburban Office Buildings                                                                                     12 of 31 Revised January, 2003

DIVISION 7 - THERMAL AND MOISTURE CONTROL

1. Roofing

A. System to be fully adhered, EPDM membrane roof

B. Membrane thickness .06" (60 mil)

C. Obtain a minimumof a 15-year warranty

D. Provide manufacturer's approved walkways for rooftop equipment access.

E. Acceptable manufacturers include:

1. Carlisle
 2. Firestone

2. Insulation

A. Walls - R-20 minimum
B. Roof - R-19 minimum

3. Sealants as required. All sealants to be compatible with the use.

Design Guidelines for Suburban Office Buildings                                                                                    13 of 31 Revised January, 2003

DIVISION 8 - DOOR, WINDOWS, GLASS

1. Doors

A. Exterior stair exits - storefront type, Kawneer Series 450 or equal

B. Interior

1) use hollow metal doors for all main electrical, fire protection and telephone rooms; doors to be minimum of 3'-0" X 7'-0", painted

2) use solid core, stain grade, wood doors with Architect's required hardware for all restrooms, core electrical and janitorial closets, elevator equipment rooms, stairwells and tenant entry doors to be a minimum of 3'-0" X 8'-0"

C. Main entry - all main building entry doors to be double 3'-0" X 8'-0" doors, aluminum storefront type similar to Kawneer 450 System. Vestibules shall be provided for air lock. Number of doors will depend upon projected occupancy load. Glazing to be 1/4" tempered with tinting to match window system. Hardware shall be stainless finish and not brass.

D. Final door hardware to utilize a cylinder locking system throughout entire building. Keying plan shall be similar to that shown in Attachment A.

E. Closures on exterior doors to be heavy duty grade.

F. As a minimum, one leaf of the main entry and associated vestibule doors shall be equipped with an ADA compliant automatic door opening device similar to that manufactured by StanleyCorp.

2. Windows

A. Combination of aluminum strip window system (Kawneer FA - Set 400 and FA - set SSG or equal), punch windows (6'-5" high on 5' horizontal modules) and curtain wall. B. Mullions to be color coordinated by Architect.

C. Glazing shall be 1" insulated tinted float glass. Tinting to be smoke gray, green or blue and slightly reflective.

D. Spandrel glazing - ceramic coated, ASTM C1048, Condition 3, type 1, Class 1, Quality q3 and fully tempered.

E. Curtain wall - Kawneer 1600 of equal.

F. All window systems to be inspected for compliance with manufacturer's installation standards. Selective window sections should be water tested for leaks once properly installed.

3. Mirrors

A. All restrooms to be furnished with vanity mirrors. Mirrors to be full length of vanity and of sufficient height to completely fill the area between vanity backsplash and lighting bulkhead.

B. A full height mirror wall mounted, shall be provided in women's restroom.

C. Mirror glass: ASTM 1036, Type 1, Glass 1, Quality a2, V4"(6.0mm) thick with silver coating complying with FS DD-M-411 with 10 year warranty.

D. Stainless steel channels with '/," weeps at 12" centers with concealed anchorage.

Design Guidelines for Suburban Office Buildings                                                                                      14 of 31 Revised January, 2003

DIVISION 9 - FINISHES

1. Ceiling heights - minimum of 9'-0" 2. Core Areas

A. Main Lobby

1) flooring - stone, ceramic or porcelain.

2) walls - combination of polymix, wood and/or stone

3) base - stone or ceramic

4) lighting - combined use of highhats, pendant and/or wall sconces

5) ceiling - combined use of drywall and 2'X2' lay-in tile, architecturally pleasing, maximize ceiling height in this area.

B. Rest Rooms

1) flooring - ceramic, 8" square minimum size

2) walls - ceramic to a minimum of 6'-6" above finished floor with paint or wallcovering above; accent color around lav area, 8" square minimumsize. Ceramic tile pertains to wet wall areas at a minimum.

3) base - ceramic cove

4) ceiling - drywall or 2'X4' plastic coated lay-in tile

5) vanity - integral Corian top and bowl with back and side splash

6) toilet partitions - ceiling hung, steel with baked enamel finish

7) toilet room accessories - stainless steel, AISI No. 4 bright directional finish, Bobrick or equal 8) vestibules - flooring under fountains to be stone or ceramic

3. Upper floor elevator lobbies:

A. Flooring - carpet or carpet intermixed with some tile. Carpet to have field and border. Carpet to be vinyl backed

B. Walls - polymix or wallcovering

C. Base - carpet with seamed edge.

D. Ceiling - similar design as main lobby

E. Lighting - similar to main lobby

4. Tenant Corridors

A. Flooring - carpet with field and border

B. Base - carpet with seamed edge, vinyl backed.

C. Ceiling - 2'X2' lay-in, acoustical tile and matching metal grid at 9'-0" AFF. Drywall bulkhead and pilaster at transition between lobby and corridor

D. Walls - polymix

E. Lighting - 2'X2' or 2'X4' lay-in, T-8 with electronic ballast, fluorescent, deep cell parabolic lens.

5. Mail Room (1st floor off of tenant corridor) A. Flooring - carpet or tile

Design Guidelines for Suburban Office Buildings                                                                                     15 of 31 Revised January, 2003

B. Base - carpet with seamed edge or tile

C. Ceiling - 2'X2' lay-in, acoustical tile; same as tenant corridor

D. Walls - polymix

E. Lighting - 2'X4' lay-in, T-8 with electronic ballast, fluorescent, parabolic lens.

6. Janitorial Closets

A. Flooring - VCT, epoxy painted or sealed concrete

B. Base - vinyl

C. Ceiling - gyp. board or 2'X4' lay-in, plastic coated tiles or no ceiling

D. Walls - eggshell paint

1) wall at slop sink should receive ceramic tile or FRP board in splash area

E. Lighting - 2'X4' lay-in, T-8 fluorescent, prismatic lens or pendant hung when there isn't a ceiling

F. Shelving to be installed where practical.

7. Stairwells

A. Exit corridors to outside exit.

1) flooring - VCT

2) base - vinyl

3) walls - eggshell or polymix paint

4) ceilings - 2'X4' lay-in, acoustical tile or drywall per code

5) lighting - 2'X4', lay-in T-8 fluorescent, electronic ballast, prismatic lens or surface mounted if drywall ceiling

B. Stairs -Exit

1) walls - painted eggshell or semi-gloss board or painted CMU, depending upon structural design for building wind bracing

2) risers - reinforced '/a" thick molded rubber with 2" color strip and raised disc texture. Cover as selected by Architect.

3) landings - VCT or molded rubber tile with raised disc texture to match risers, 24"x24". Color as selected by Architect.

4) base - vinyl or rubber

5) ceilings - 2'X4' lay-in acoustical tile or drywall at top landing only.

6) lighting - wall mounted, fluorescent fixtures proving up and down lighting

7) ground floor area under stair stringer should be sealed off by gyp. board wall to eliminate trash area and potential security problem

C. Stairs - Main Lobby

1) walls - gypboard, painted with upgraded polymix.

2) risers

a. 1stto 2nd floor - carpet or stone to match lobby

b. 2ndthrough roof - molded rubber riser and tread '/a:" thick square nosings, raised disc texture - color as selected by Architect

3) Landings

a. 1stfloor - tile or stone matching lobby entry

b. intermediate 1S` to 2' floor - tile, stone or carpet to match riser and treat finish

Design Guidelines for Suburban Office Buildings                                                                                     16 of 31 Revised January, 2003

c. 2' floor - same as 1 S` and intermediate

d. upper floor landings - molded rubber floor tile, 24"x24", raised disc texture - cover as selected by Architect.

4) base - vinyl or rubber

5) ceilings - 2'x4' lay-in acoustical tile or drywall at top landing only.

6) lighting - wall mounted, fluorescent fixture providing up and down lighting

7) ground floor area under stair stringer should be sealed off by gypboard wall to eliminate trash and potential security problems

8) railings to be an upgrade design from standard exit stairs

D. Building main electrical, telephone and sprinkler rooms.

1) flooring - concrete with epoxy paint, gray

2) walls - drywall, finished and painted. Where walls are concrete block, they should receive filler and one coat of finish paint. Walls should be to deck

3) base - vinyl or rubber

4) ceilings - not required

5) lighting - fluorescent strip, pendant, T8 with electronic ballast

E. Elevator machine room

1) flooring - epoxy paint

2) walls - drywall, finished and painted. Where walls are concrete block they should receive filler and one coat of finish paint. Walls should go to deck

3) base - vinyl

4) ceilings - not required

5) lighting - fluorescent strip, pendant, T8 with electronic ballast

F. Telephone and Electrical Closets

1) Same finishes as D above for main electrical and telephone rooms except floor should receive VCT.

Design Guidelines for Suburban Office Buildings                                                                                     17 of 31 Revised January, 2003

DIVISION 10 - SPECIALTIES

1. Toilet Partitions

A. Ceiling mounted toilet partitions and wall mounted urinal screens B. Baked enamel finish on steel

2. Signage

A. Base building interior signage for all restrooms, utility rooms and stairs will be provided by owner. B. Signage to be mounted in frame for easy replacement. C. Elevator warning signs to be included in elevator package.

3. Fire Extinguishers

A. Multi-purpose dry chemical B. Semi-recessed steel cabinets

4. Mailboxes

A. Horizontal type complying with USPS Publication 17. B. Front loading door with locking capability.

5. Exterior Signage

A. Provide all handicap parking signage as required.

B. Building identity monument sign

1. position at main building entrance

2. design and materials to be comparable with building and local code requirements 3. pinned on letters

4. ground illuminators

5. should include building name, address, COPT logo and name in white or silver as designated by Asset Manager .

6. Traffic Flow Signs

A. Directions
B. Deliveries
 C.     Visitors

Design Guidelines for Suburban Office Buildings                                                                                     18 of 31 Revised January, 2003

DIVISION 12 - FURNISHING

1. Window Treatments

A. All windows to receive horizontal metal "mini-blinds" with 1" slats, Levelor "Newport" or equal.
 B. Color as selected by Interior Designer to complement window mullions and sill.
 C. Blind to be commercial quality with following:

1. headrail :Y4" H x 13/16" wide

2. slat thickness - .0085" nominal

3. 14.2 slats per foot

4. lifetime warranty

D. See Attachment "B"

E. Blinds to be attached inside vertical mullions

2. Recessed Entrance Mats

A. Similar to Matworks type DM
 B. Color as selected by Architect

Design Guidelines for Suburban Office Buildings                                                                                      19 of 31 Revised January, 2003

DIVISION 13 - SPECIAL CONSTRUCTION 13-0000SPECIAL CONSTRUCTION

1. Building Management Systems

A. Building Mechanical System (BMS) shall be designed and furnished with all required input points and interface devices to be fully monitored and controlled from a remote location.

B. BMS to be TAC (CSI) I/NET.

C. All required Lan wiring between VAV's and air handling devices shall be provided per manufacturer's requirements.

D. Input points shall include but not be limited to:
1) Supply air temperature
2) Return air temperature
 3) Mixed air temperature
 4) Outdoor air temperature
5) Duct static pressure
6) Compressor #1 status
7) Compressor #2 status
8) Compressor #3 status
9) Compressor #4 status
 10) Unit Common Alarm
 11) Unit Refrigerant Alarm
 12) Unit Filter Alarm
13) Unit Heat Fail Alarm
 14) Unit VFD Alarm
 15) Warm-up status

2. Security Access (By owner)

A. Building main entrance access shall be controlled after hours by a proximity card reader access system.

B. Main entrance proximity card reader and control panel to be mounted adjacent to entrance on solid wall or pedestal.

C. System shall include magnetic locks on front doors with exit button and motion detector for exit function.

D. All other exit doors to have door monitoring contacts only.

E. System to be monitored by a third part security company.

F. Provisions to be included in elevators for future proximity reader.

Design Guidelines for Suburban Office Buildings                                                                                     20 of 31 Revised January, 2003

DIVISION 14 - VERTICAL CONVEYING SYSTEMS

1. Provide type, number and size of elevators as follows:

A. Type

1) hydraulic - buildings of 4 stories or less

2) traction - buildings 5 stories or greater

B. Number

1) 1 elevator - 2 story buildings less than 50,000 RSF

2) 2 elevators - 2 story buildings 50,000 RSF or greater; 3 and 4 story buildings less than 115,000 RSF

3) 3 elevators - 3 and 4 story buildings up to 150,000 RSF; 5 story buildings up to 150,000 RSF 4) number determined from elevator study - multi-story buildings greater than 150,000 RSF

C. Size

1) single elevator buildings - 3,500#

2) two elevator buildings - 1-3,000#, 1-3500#

3) three elevator buildings - 3-3,500#

4) multiple elevator buildings - one (3,500 to 4,500#), remainder passenger (3,000#)

2. Finishes

A. Cabs, Hoistways, Doors

1) ceiling - provide minimum ceiling height of 9'-0" in all elevators
2) finishes

a. doors and frames - stainless steel, brushed
b. cabs - as selected by Architect/Owner

3. Acceptable Manufacturers

A. Montgomery-Kone Elevator Corp.
B. Otis Elevator Co.

C. Schindler Elevator Corp.

4. Speed - Maximum available with either hydraulic or traction
5. Specialties

A. Automatic return (EMR Unit) upon loss of power. (Battery assisted - Hydraulic only)

B. Traveler cable for future card reader

C. Cab shell to be steel structure to allow for custom finishes. (Alternate option for standard finish cab)

Design Guidelines for Suburban Office Buildings                                                                                     21 of 31 Revised January, 2003

DIVISION 15 - MECHANICAL 15010 GENERAL REQUIREMENTS

1. Design Criteria (Note - This may vary by geographical location)

A. Summer Indoor - 75 degrees F.D.B. and 50% R.H.

B. Summer Outdoor - Based on local 2 1/2% design conditions as specified in the latest edition of the 'ASHRAE Handbook and Fundamentals."

C. Winter Indoor - 70 degrees F.D.B.

D. Winter Outdoor - Based on local 97 1/2% design conditions as specified in the latest edition of the "ASHRAE Handbook of Fundamentals."

E. Electrical Load - 4.5 watts/square foot (lighting and power).

F. Occupancy - 1 person/142 square feet.

G. Ventilation air (outside air) - 20cfm per person.

2. System Description

A. Buildings of 5 Stories or less; 150,000 s.f. or less

1. The air handling system shall include variable air volume (VAV), self-contained rooftop air handling units ( two per floor where roof area allows) and associated duct and VAV boxes.
 2. Heating on the building perimeter provided by fan powered VAV boxes with electric coils.
3. One (1) constant air volume rooftop air conditioning unit shall be provided for the lobby and common spaces.

4. The base building construction shall consist of the rooftop air conditioning units including the supply and return air duct risers from the rooftop units to each floor, medium pressure duct and the VAV's on each floor. VAV coverage density shall be as follows:

a) Cooling only box - 1 per 1000 s.f. of tenant area

b) Fan powered heating boxes - 1 per 30 linear feet of perimeter (or 450 s.f.)

5. Where gas is available, the roof top units shall be gas fired for early morning warm up if the economics are favorable.

B. Buildings 5 stories or more and greater than 150,000 s.f.

1. The system shall be designed as a condenser water system with cooling tower, associated pumps, condenser water loop, self contained air handlers with multiple stage compressors; and VAV box distribution.

2. Design shall include two (2) air handlers per floor where floor plate size allows.
 3. Cooling tower shall be located on roof with pumps in penthouse.

4. Air handler rooms shall be acoustically designed to minimizenoise.

5. Air handling units shall be designed with particular attention being paid to vibration. Units shall include all necessary vibration dampening option, isolation springs, and if necessary, placed on isolated slabs. Units shall be Trane or approved equal

6. Cooling Towers to be Baltimore Air Coil or approved equal.

Design Guidelines for Suburban Office Buildings                                                                                    22 of 31 Revised January, 2003

3. Codes and Standards

All work under this section shall be in accordance with the local codes and applicable national standards (i.e., ASTM, AGA, etc.).

4. Identification of Ductwork and Piping

All service piping which is accessible for maintenance shall be identified with plastic identification markers.

5. Testing and Balancing

A. All air systems to be tested and balanced by an independent agency that is a member of the ABC or NEB
B. Agency shall submit data report forms to include design and actual values.

C. HVAC system to be commissioned prior to turn-over for tenant fit-out. 15050 BASIC MATERIALS AND METHODS

1. Standards

Current editions of the following shall govern the work herein:

A. ANSI - American National Standards Institute

B. ASTM - American Society for Testing and Materials
C. FS - Federal Specifications (if any apply)
D. AWWA - American Water Works Association

2. Piping

A. Refrigerant piping to be type "L" hard copper.

B. Cooling coil condensate drain piping to be cooper DWV or Type "M" hard copper above grade or Type "K" hard copper below grade.

3. Hangers and Supports

A. All pipes must be properly supported by steel hangers and supports with sufficient clearance to avoid interference with electrical conduit, lighting fixtures, etc.

15160 VIBRATION ISOLATION AND NOISE CONTROL

Design Guidelines for Suburban Office Buildings                                                                                     23 of 31 Revised January, 2003

A. All equipment, ductwork and piping (except fire, soil, waste vent, domestic cold and hot water) shall be isolated by spring type or other specified vibration isolators.
 B. "Silencer" curbs for all roof top units.

15250 INSULATION1. Pipe Insulation

A. Furnish fibrous glass insulation with all service jacket for all refrigerant piping, domestic hot and cold water, and interior horizontal rain leaders.

B. Fittings and valves shall have same thickness insulation as adjacent piping.

2.Duct Outside Insulation

A. 2" thick rigid glass fiber board insulation for all outside air intake ductwork.

B. 2" thick glass fiber blanket insulation for all supply air ductwork (top floor only).

3. Sound Insulation:

A. All main duct drops and runs from roof top unit into top floor space of building shall be enclosed in drywall above suspended ceiling to abate airflow noise.

B. Sound enclosure design shall consist of:

1. 2 layers of '/2 inch thick gypsum board

2. 3 1/2 inches of fiberglass insulation blanket

3. Necessary framing for support around duct

15400 PLUMBING1. General

A. The plumbing systems to be designed and installed in accordance with the local jurisdiction plumbing code and all applicable Federal Government state and local laws, rules, regulations and codes of authorities having jurisdiction.

2. Domestic Water

A. Building to be provided with a complete cold and hot water distribution system. The system shall include but not be limited to, service into the building from the on site main, meter, storage type hot water generators, piping distribution system and connections to plumbing fixtures and other equipment requiring same.

B. The quantity and type of plumbing fixtures to be in conformance with local codes and regulations, and will meet government requirements for the handicapped.

C. The fixtures are as follows:

Design Guidelines for Suburban Office Buildings                                                                                     24 of 31 Revised January, 2003

1) Water closets shall be wall hung with flush valves.

2) Urinals for men's toilet shall be wall hung with flush valves.

3) Lavatories shall be integral with the countertops.

4) Electric water coolers shall be wall mounted semi-recessed, stainless steel, single bubbler.

D. Hot water to lavatories sinks and other fixtures shall be provided a maximum of 110°.

E. Water piping within the building, above ground, to be Type L hard copper with solder joints.

F. Underground piping shall be Type K copper and/or cast iron with 250 psi cast iron fitting.

3. Sanitary Drainage and Vent System

A. The building shall have a complete sanitary drainage and vent system. The system shall include, but not limited to, drainage connections to plumbing fixtures and other equipment requiring same, floor drains, floor sinks and cast iron or galvanizedsteel drainage and vent piping. PVC piping, if permitted, will be considered as an alternate.

B. The underground piping system shall be cast iron , or PVC, if permitted, extended outside the building walls to connect to the on-site sanitary drainage system

C. Cleanouts to be provided on each floor for toilet rooms. Cleanouts should be designed so they are within restroom space.

4. Storm Water Drainage

A. The building shall have complete storm water drainage system including, but not limited to roof drains, area drains, an inside service weight cast iron or galvanizedsteel pipe distribution system.

B. The underground piping system shall be cast iron extended outside the building walls to connect to the on-site storm drainage system.

5. Miscellaneous Plumbing

A. Wall or box, freeze-proof hydrants to be provided at front, rear and sides of building exterior for use in window and sidewalk washing, and for watering plants and lawn areas.

B. Three (3) wet stacks to be provided within building for future tenant build-out use.

C. A hose bib with freeze box to be provided at roof. A cut-off valve should be provided in convenient location accessible from floor below.

15450 FIRE SUPPRESSION SYSTEMS1. General

A. The fire suppression system to be designed and installed in accordance with the requirements of NFPA, local and state codes, and the local Fire Marshal's Office.

2. Sprinkler System and Standpipe Systems

Design Guidelines for Suburban Office Buildings                                                                                     25 of 31 Revised January, 2003

A. The building shall be provided with a complete automatic, wet type sprinkler system. The system shall be hydraulically calculated and include a service connection from the on site fire main, control valves, check valves, alarm actuating devices, fire department siamese connection, tamper switches, sprinkler heads, electrical fire pump (if required), standpipe with 2'h capped fire department hose valves, etc., as required. The area of sprinkler operation and water flow densities shall be provided as follows unless greater densities are specified by Governing Jurisdictional codes or, when applicable, by the Military Handbook:

1) 0.10 gpm/1500 sq. ft., 130 sq. ft. maximum spacing in office areas, corridors, toilets, lobbies, and conference areas.

2) 0.16 gpm/1500 sq. ft., 130 sq. ft. maximum spacing in mechanical and electrical equipment spaces.

3) 0.21 gpm/1500 sq. ft., 130 sq. ft. maximum spacing in storage areas.

B. Sprinkler heads shall be semi-concealed type in all spaces with ceilings and concealed in all lobbies.

C. Acceptable sprinkler heads manufacturers are:

1) Central Sprinkler Company

2) Star

3) Viking

4) Their may be substitutes with the Owner and Architect approval.

D. Fire extinguishers shall be provided as required by code.

15660 ROOFTOP AIR CONDITIONING

1. Single package rooftop air conditioning units shall be complete with supply fan, exhaust fan, evaporator coils, electric heating coil, compressors, condensing unit, air economizer, isolation springs, roof curb and controls. Units shall have variable speed drives for VAV operation.

2. Units to be internally insulated to attenuate noise. Each unit shall be provided with disposable filters.

3. Provide comparative enthalpy, contacts for remote start/stop operation and phase monitoring to avoid damage due to loss of electrical phase.

4. Where gas is available, provide roof top units with gas fired morning warm-up. With deregulation, the increased use of gas will need to be examined on a case by case basis.

15705 ELECTRIC HEATING SYSTEM

1. Cabinet Unit Heaters

A. Utilize horizontal ceiling mounted unit heaters with electric heating coils and remote sensors near exit doors and within vestibules.

2. Unit Heaters

A. Utilize horizontal propeller type unit heaters with electric heating coils in electrical rooms, valve rooms, etc.

Design Guidelines for Suburban Office Buildings                                                                                     26 of 31 Revised January, 2003

15800 AIR DISTRIBUTION SYSTEM1. Ductwork

A. All main ductwork to be constructed to conform to the latest ASHRAE or SMACNA requirements for medium pressure.

B. Flexible ductwork to be insulated round type.

C. Connection from medium pressure duct to VAV box shall be a minimum of 3' hard duct.

2. Variable Air Volume Terminals

A. VAV boxes to be parallel, variable volume.

B. VAV terminals are to be acoustically insulated and include DDC damper operator and pressure independent velocity controller.

C. One (1) VAV cooling only terminal unit to be provided per approximately 800-1000 sq. ft. of net area.

D. When conference rooms are planned, a dedicated VAV with electric reheat should be provided for each room that is over 100s. f.

3. Fan Powered Variable Air Volume Terminals

A. Fan powered terminals to be acoustically insulated and include DDC damper operator, pressure independent velocity controller, fan, back draft damper, electric heating coil and controls.

B. One (1) fan powered VAV terminal with electric reheat unit to be provided per approximately 30 linear feet of perimeter.

4. Roof Exhaust Fans

A. Belt-driven roof exhaust fans bearing AMCA label to be provided with overspeed protection.
 5. Propeller Fans

A. Belt-driven propeller fanswith motors and fan guards to be provided as required.
6. Ceiling Fans

A. Direct-drive ceiling fan which has variable speed control and bears AMCA label. 15900 CONTROLS AND INSTRUMENTATION

1. Control System

A. Furnish a complete DDS system of automatic temperature control to maintain space temperatures.

Design Guidelines for Suburban Office Buildings                                                                                     27 of 31 Revised January, 2003

B. Control systems shall consist of thermostats, temperature transmitters, controllers, automatic dampers, damper operators, control panels, and a complete system of electric wiring to provide for a complete and operable system.

C. Control system shall be TAC (CSI) as defined in Division 13.

2. Rooftop VAV Air Conditioning System

A. Each unit to be provided with a combination electric and solid state electronic DDC control system designed for DX VAV applications.

B. Each unit to have the capability to communicate with a central DDC energy management system. C. The control system shall include:

1) Discharge air controller

2) Morning warm-up control

3) Air economizercontrol

4) Shut-off type VAV pressure control, for VAV units.

3. Install RTU sensors for temperature averaging.

4. All VAV's to be programmable from single location.

Design Guidelines for Suburban Office Buildings                                                                                     28 of 31 Revised January, 2003

DIVISION 16 - ELECTRICAL

16010 GENERAL PROVISIONS FOR ELECTRICAL WORK

1. Design Criteria

A. All equipment and design to conform to the requirements of the current National Electrical, Safety and Fire Codes, and the local authorities having jurisdiction.

B. The Electric Service and Distribution system to be designed on the basis of the following design criteria:

1) Building Service Switch and Tenant Service Trough

a) Lighting 2.5 watts per sq. ft.

b) HVAC/Mechanical Equipment 8.5 watts per sq. ft.

c) Receptacles and Equipment 5.0 watts per sq. ft.

2) House Service

a) Lighting (Site Lobbies, cores and common areas)Actual load

b) HVAC/Mechanical Equipment (Common areas)Actual load

c) Receptacles Actual load

d) Elevator Actual load

2. Scope of Work

A. The electrical system shall include, in general, the following:

1) Basic Electrical Materials and Methods

2) Service and Distribution

3) Lighting Fixtures

4) Emergency Lighting

5) Fire Alarm System

6) Telephone Conduit System

7) Power, Control and Alarm Wiring

16050 BASIC ELECTRICAL MATERIALS AND METHODS

1. Conduit

A. Rigid steel or intermediate metal conduit in accordance with code requirements for various classes of application. Minimum size: '/2 inch.

B. EMT (4 inch maximum size) may be used in dry areas, hollow walls and furred spaces.

C. PVC shall be utilized where installed below grade, encased in concrete or run in concrete deck.

D. Flexible metallic conduit, including a ground wire to be used for all connections to motors and vibrating-type equipment. Also, a 6'-0" piece of flexible metallic conduit to be used as a final connection to recessed lay-in type lighting fixtures.

Design Guidelines for Suburban Office Buildings                                                                                     29 of 31 Revised January, 2003

2. Outlet and Junction Boxes

A. Generally stamped steel, except PVC where part of PVC raceway system size as per Code.

3. Wire and Cable

A. Conductors

1) Copper, minimum size No. 12 AWG except for control wiring.

B. Insulation

According to ASTM standards, 600 volt, type THW or THWN for feeders and branch circuits.

2) Armored cable (BX) may be used for branch circuits in dry, hollow locations, hung ceilings as permitted by Code.

4. Devices

A. Complete system of devices, including convenience receptacles, wall switches, floor outlets, special receptacles, cover plates and wiring.

16400 SERVICE AND DISTRIBUTION

1. Electric Service

A. Electric service shall be designed on the basis of estimated loads plus 25 % spare capacity.

2. Service Switches

A. Load break, quick-make, UL Class 12 suitable for service duty complete with Class R or L fuses.

3. Distribution System

A. The main power distribution system for the building shall consist of a main service switch and tenant service trough and/or bus bars and terminal blocks as may be required by local power company.
B. A house service disconnect switch and meter shall be provided to serve the lighting, receptacles, air conditioning and elevators service at the site, lobbies, cores and common areas.

C. Future tenant services shall be fed from the tenant service troug0h and separately metered with utility meter.

D. Two temporary service disconnect switches, meters and panelboards shall be provided to serve the rooftop units for temporary heat.

E. Two electrical closets per floor shall be provided for tenant distribution. Closets should be stacked over top of each other up through the building. Each closet should include 120/208V, 200A, 42 pole distribution panel, 50 to 75KVA, 480 - 120/208V, 3 phase, 4 wire distribution transformer and one 277/480V, 200A distribution panel for HVAC, lighting.

Design Guidelines for Suburban Office Buildings                                                                                     30 of 31 Revised January, 2003

4. Disconnect Switches

A. Fused or non-fused, heavy duty type, horsepower rated for motor loads. Enclosure: NEMA 1, indoor: NEMA 3R, outdoor.

5. Transformers - Distribution

A. Primary Voltage - 480 volt 3 phase 3 wire, Secondary voltage - 120/208 volt 3 phase 4 wire. Open ventilated, dry type, 220 degree C. Insulation system, 150 degree C., temperature rise, in accordance with UL - 506 standards.

6. Panelboards

A. Molded case circuit breaker type panelboards to be used for lighting and receptacles.

B. Lighting and receptacle panelboards to be three phase, four wire, solid neutral type.

C. Fluorescent lighting, air conditioning and electric heating is fed from the 277/480 volt panelboards and receptacles from the 120/208 volt panelboards.

D. Distribution panelboards to be circuit breaker type.

7. Grounding

A. Complete system of grounding to be provided in accordance with Code requirements. System shall include grounding of service equipment, emergency distribution systems, telephone system, fire alarm system, transformers, motors and other electrical equipment.

8. Motor Controllers

A. Individually mounted, complete with overload protection, pilot light, fused disconnect switch, auxiliary relays, control transformer and HOA switch.

9. Provide 2 spare 4" and 2 spare 1 'h " PVC conduits to outside of building for future generator use.

16500 LIGHTING FIXTURES AND LAMPS

1. Illumination Levels

A. The following maintained illumination levels are to be developed:

1) Lobbies, Entrance, 50 ft. candles

2) Stairwells, Restrooms, 30 ft. candles

3) Corridors, 30 ft candles

4) Mechanical rooms, electrical rooms, 20 ft. candles

5) Office Areas ,70 ft. candles

6) Parking Areas, 2.0 ft candle average, 0.5 ft candle min at any shadow points.

Design Guidelines for Suburban Office Buildings                                                                                     31 of 31 Revised January, 2003

2. Lighting Systems

Fluorescent lighting fixtures shall be utilized in all interior office, restroom and mechanical spaces.

B. In lobbies and entrances, compact fluorescent fixtures to be utilized.

C. The base building tenant standards shall be a fluorescent recessed lighting fixture with three T-8 32 watt, rapid start, cool white lamps and high energy-efficient ballast. The lighting fixtures shall be equipped with a low brightness, low glare 18-cell parabolic louver system.

D. Exterior lighting shall be installed at entrances and exits of the building lobbies and entry places. The exterior lighting shall be controlled by a photoelectric switch with a time clock override. Fixtures as selected by Architect.

E. The lighting for the parking areas shall be pole-mounted "cut-off' metal halide type luminaries. The parking lot lighting fixtures shall be controlled by a photoelectric switch with a time clock override. Maximum pole height shall be 25ft. with poles mounted on a 2'-6" high concrete pedestal.

F. Emergency lighting shall consist of unit type battery pack equipment, and provided for stairways, lobbies, toilet rooms and all egress corridors.

G. Exterior building accent lighting to be provided as specified by Architect.

16720 FIRE ALARM SYSTEMS

1. The building shall be provided with a non-coded, zoned addressable, supervised, automatic fire alarm system as required by local authorities. System to have 60 hours of battery power back-up.

2. The system shall include a central control panel, manual pull stations, alarm horns, flashing alarm strobes, automatic heat and smoke detectors, lobby annunciator panels, sprinkler flow and tamper devices and duct smoke detectors.

16470 TELEPHONE CONDUIT SYSTEM

1. Complete system of service and riser conduits, sleeves and plywood terminal boards to be provided.

2. Provide 4" conduit connection, below slab or in ceiling, between first floor main telephone room and each first floor telephone closets.

3. Provide sleeves in slab and 4'x 8' plywood backer boards in all telephone closets.

4. Provide a minimum of 4-4" PVC spare conduits from main telephone room to street for future use. 16910 POWER CONTROL AND ALARM WIRING

1. Complete system of power, control and alarm wiring to be provided for the HVAC, Plumbing and Elevator equipment.

EXHIBIT “F”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

FORM OF COMMENCEMENT DATE AGREEMENT

COMMENCEMENT DATE AGREEMENT

            THIS COMMENCEMENT DATE AGREEMENT is made this _______ day of __________, 200_, between  NBP 220, LLC (“Landlord”) and THE TITAN CORPORATION (“Tenant”).

            Landlord and Tenant have entered into a certain Agreement of Lease (the “Lease”) dated ____________, 2001, demising certain space consisting of ___________ rentable square feet in the in the building located at and having an address of ___________________ (the “Building”).  All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.

            Pursuant to the provisions of Article 3 of the Lease, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Commencement Date shall be the ________ day of ___________, 200_, and that the term of the Lease shall end on the _____ day of __________, 20__, at 11:59 p.m., unless sooner terminated or extended, as provided in the Lease.  As supplemented hereby, the Lease shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Commencement Date Agreement on this _____ day of ________, 200_.

WITNESS OR ATTEST:                              LANDLORD:

                                                                        NBP 220, LLC

                                                                        By:                                                       (SEAL)

                                                                                    Roger A. Waesche, Jr.

                                                                                    Senior Vice-President

WITNESS OR ATTEST:                              TENANT:

                                                                        THE TITAN CORPORATION

                                                                         By:                                                       (SEAL)

                                                                        Name:

                                                                        Title:

EXHIBIT “G”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

INTENTIONALLY LEFT BLANK

EXHIBIT “H”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

INTENTIONALLY LEFT BLANK

EXHIBIT “I”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

Specifications for HVAC, Electrical Capacity and Floor Load

See Provision 15 of Exhibit “E” regarding HVAC.

See Provision 16 of Exhibit “E” regarding Electrical Capacity.

See Provision 3 of Exhibit “E” regarding Floor Loads.

EXHIBIT “J”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

JANITORIAL SPECIFICATIONS

Daily Required Services

All floors, stairways and corridors.

Sweep with chemically treated dust mop (wax base).

Damp mop any areas where liquid spillage has occurred, where dirty or muddy, or when made necessary by inclement weather.  Remove all chewing gum.

Damp mop main lobby area, scrub as required, but not less than once monthly.

Floor cleaning materials and scuff marks, etc., shall be removed from all baseboards.

Vacuum all carpeted floors, including moving light furniture.  Vacuum all elevators.  Tenant area – vacuum traffic areas nightly and all carpet in its entirety, weekly.

Lavatories

Clean and sanitize with germicidal cleaner:  mirrors, bowls, sinks, urinals, bright work, etc.

Wash walls and partitions around and behind all sinks, bowls, and urinals.

Sweep and wet mop floors with solution of cleaner and disinfectant.

Empty and damp clean all wastebaskets.

Remove by washing:  fingerprints, smudges, and any writing from walls or partitions.

Empty and sanitize sanitary receptacles.

Dust any lounge furniture and damp clean.

Hand soap, towels and tissue to be replaced nightly.  (Products are to be supplied by Contractor.)

General Office Area

Damp clean all receptacles.

Empty and damp clean all wastebaskets and trash cans.

Clean and sanitize all drinking fountains in office area and corridors.

Clean and sanitize any private lavatories located in office areas.

Dust all desks, chairs, tables, counters, cabinets, etc., with treated cloth.

Clean glass entrance doors, directories and display cases.

Check all wall, doors, light switches, and moldings for fingerprints and remove where possible.

Contractor will supply all trash cans with plastic liners.

Wipe telephones with anti-bacteria static dust cloth.

Executive and Private Office Space

Same as Item 1, C, 1 through 9, Daily Required Services, General Office Area.

Same as Item III, A and B, Bi-Weekly Required Services.

Same as Item IV, Monthly Services, A, B and C.

Bi-Weekly Required Services

Dust all baseboards, handrails, balusters, windowsills, and other ledges to height or reach.

Vacuum draperies, pictures and fine furnishings.

Monthly Required Services

Dust walls from floor to ceilings to remove any dust and cobwebs, including any pipes, beams, and lights.

Wash all interior glass such as transoms, partitions, and door glass but not including inside of exterior windows.

Dust all anemostats and grills.

Floor Care

Carpet

Vacuum all carpeted areas nightly.

Detail vacuum all carpeted areas weekly.

Spot clean all occupied carpeted areas weekly using conventional methods.

Any spillage located in the public areas of the building will be removed nightly.

Note:  The tenant or building manager should notify the contractor, if possible, concerning the nature of the spill.

Carpet – Public Corridors – Occupied Areas

Semi-annual, spot clean corridors and spot traffic lanes prior to shampooing, using the dry foam rotary method.

Every fourth quarter, spot clean corridors and spot traffic lanes prior to shampooing using the steam extraction system.  This will remove all shampoo and chemicals used to maintain the carpet for a 12 month period.  Detail vacuum all carpeted areas weekly.

Carpet – elevators

Each week, spot entire carpet with a traffic lane spotter and shampoo using the dry foam rotary method.

Each month, spot the entire carpet with a traffic lane spotter and shampoo using the steam extraction method to remove all previous shampoo and chemicals used to maintain the carpet weekly.

Resilient Flooring

All resilient tile shall be stripped using a neutral base stripper.  Two coats of a buffable floor finish will then be applied and buffed to a high luster.

All resilient tile shall be dry mopped nightly.

All tiled lobby areas will be buffed weekly and machine scrubbed monthly.

All general office areas shall be spray buffed once per month.

All resilient tile shall be damp mopped when necessary due to spillage, etc.

Elevators

Daily

Dust doors, door frames, and wipe walls of cab.

Remove by washing fingerprints and smudges.

Vacuum elevator floors.

Thoroughly clean door tracks.

Elevator carpet to be shampooed as per Item V, C, 1 and 2.

Weekly

All surfaces in the interior of the cab shall be cleaned, including hoistway door and crevices on the corridor side of the elevator.

Polish all bright work.

Lunch Area

Same as Item 1, C, 1 through 9 – Daily Required Services, General Office Area.

Same as Item IV, Monthly Required Services, A, B, and C.

Same as Item V, D (excluding Items 3 and 4), Floor Care.

Slatted Blinds

Hand dust all slatted blinds every two (2) months.

Annually hand clean all slatted blinds and adjust to proper positions.

Lobby Walls

To be dusted on a semi-annual basis.

To be washed from floor to ceiling on an annual basis.

Note:  Building to supply the lift.

Overhead Lights

All overhead lights located in the lobby area will be removed and cleaned (if possible) annually.

All overhead lights located in tenant space, lavatories, and corridors shall be cleaned annually.

Note:  Building to supply the lift.

Miscellaneous

Keep Janitor’s supply rooms, including slop sinks and floors, in clean and orderly condition and disinfect nightly.

All tenant areas lights turned off at 6:00 p.m. (wherever tenants are not working) and lock doors and repeat again at the end of shift.

All cleaning personnel to wear identifying badges and smocks at all times.

A key log to be kept nightly, signing in and out for keys.

Contractor agrees, at its expense, to obtain all permits and licenses required by any governmental body having jurisdiction on the services to be performed under this agreement and to pay all taxes, fees, or charges n connection therewith including background investigations of all personnel prior to working on site.  This list shall be submitted in advance for approval by the building manager.

Supervision

The contractor is responsible for the supervision of his employees at all times while work is in progress to insure that proper preventive measures are implemented to avoid injury to the public or damage to the building.

The contractor shall furnish the building manager the name and phone number of the on-site supervisor of his employees.

Work Rules

All work is to be done in a neat and workmanlike manner.

All work is to be scheduled at the convenience of building operations.

Materials

All materials used in conjunction with this contract are subject to the approval of building manager or agent, which approval shall not be unreasonably withheld.

The owners shall supply dumpster service to obtain all refuse resulting from cleaning.

Floor finish shall be an approved type applied in accordance with the manufacturer’s instructions, as specified under Item V, D, Floor Care, Resilient Flooring.

Staff Level Supervision

There will be a staff-level supervisor present nightly during the time that the original organization of services is being established, during which time a schedule of organization and inspection will be prepared.

Within thirty (30) days of the start of the contract, a staff-level supervisor will meet with the building manager or agent to review adequacy of service and schedules.  After adoption of schedules, the building will be visited no less frequently than weekly.  Monthly inspections will be written.

EXHIBIT “K”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

Form of Subordination, Non-Disturbance and Attornment Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Note:  This Subordination, Non-Disturbance and Attornment Agreement results in your leasehold estate in the Property becoming subject to and of lower priority than the lien of some other or later security instrument.

            THIS AGREEMENT is entered into by and amongTHE TITAN CORPORATION (“Tenant”), NBP 220, LLC (“Landlord”), and INSERT LENDER (“Beneficiary”).

R E C I T A L S:

            A.        Tenant has entered into a lease (the “Lease”) covering a portion of the real property described on Exhibit A hereto (the “Property”).  The Lease and the premises leased thereunder are more particularly described on Exhibit B hereto (the “Premises”).

            B.         Pursuant to that certain ___________________dated as of _____________________, 200_,  as amended, from time to time, Beneficiary and certain other financial institutions that are or may become parties to such agreements (collectively “Lenders”) have made or agreed to make a loan and to extend certain other financial accommodations (collectively the “Loan”) to an entity of which Landlord is a subsidiary, CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership, and to certain of its subsidiaries.  The Loan is evidenced by promissory notes (collectively, as amended, the “Notes”), which Notes are or will be secured by a mortgage or deed of trust in favor of Beneficiary covering the Property (the “Mortgage”).

            C.        In order to induce Beneficiary to make the Loan and to maintain the financial accommodations extended thereunder, the parties hereto have agreed to subordinate the Lease to the lien of the Mortgage on the terms set forth in this Agreement.  In order to induce Tenant to execute and deliver this Agreement, Beneficiary has agreed not to disturb Tenant’s possession of the Premises under certain circumstances set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.         Subordination.  Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

            2.         Acknowledgments and Agreements by Tenant.  Tenant and Beneficiary acknowledge and agree that:

                        2.1.      Landlord has executed and delivered to Beneficiary a Mortgage, including an assignment of the Lease and the rents thereunder, and certain other agreements evidencing and securing the Loan.  Tenant hereby recognizes and agrees to honor such assignment of the Lease and rents thereunder.  If Beneficiary notifies Tenant in writing of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to the Beneficiary, Tenant shall honor such written demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.  Beneficiary hereby releases Tenant and shall indemnify, defend and hold harmless Tenant from and against any losses, liabilities, claims or causes of action Tenant may suffer as a result of compliance with Beneficiary’s notice.

                        2.2.      Tenant shall send a copy of any notice or statement required to be delivered under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord, in the manner specified in this Agreement.

                        2.3.      In the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right until:

                                    2.3.1    it has given written notice of such act or omission to Beneficiary; and

                                    2.3.2.   the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary.

If Beneficiary cannot cure Landlord’s breach or default by Landlord under the Lease and provided that such breach does not result in Tenant being unable to conduct its normal business operations in the Premises, the period for Beneficiary to cure Landlord’s act or omission shall be extended for so long as Beneficiary is diligently pursuing such cure, but not longer than one hundred twenty days.

                        2.4.      Tenant has no right or option to purchase the Premises or the Property, or any portion thereof or any interest therein.  To the extent that Tenant hereafter acquires any such right or option to purchase the Premises or the Property, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary except to the extent Beneficiary agrees in writing to the contrary.

                        2.5.      Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

                        2.6.      This Agreement satisfies any condition or requirement in the Lease relating to the grant of a non-disturbance agreement by Beneficiary.

            3.         Foreclosure.  In the event of foreclosure of the Mortgage, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

                        3.1.      So long as Tenant is not in default under the terms, covenants or conditions of the Lease or this Agreement (beyond the expiration of any applicable notice and cure periods), Tenant’s occupancy of the Premises shall continue, undisturbed on the terms and conditions contained in the Lease for the balance of the term of the Lease.  Tenant shall attorn to and accept any successor owner of the Building as landlord under the Lease, and be bound by and perform all of the obligations imposed by the Lease, and any successor owner of the Property will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease.  Any purchaser at a foreclosure sale, by deed in lieu thereof, or any other successor owner of the Property shall not be:

                                    3.1.1.   liable for any act or omission of a prior landlord (including Landlord), except for defaults of a continuing nature which continue after the date Beneficiary acquires title to the Property by foreclosure or conveyance in lieu of foreclosure; or

                                    3.1.2.   subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except those that relate to defaults of a continuing nature which continue after the date Beneficiary acquires title to the Property by foreclosure or conveyance in lieu of foreclosure; or

                                    3.1.3.   bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord) other than the security deposit, and then only to the extent actually turned over to such successor owner; or

                                    3.1.4.   bound by any material agreement or material modification of the Lease made without the written consent of Beneficiary which consent shall not be unreasonably withheld, conditioned or delayed.

                        3.2.      Upon the written request of either Beneficiary or Tenant to the other given following any foreclosure or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant which lease shall cover any unexpired term of the Lease existing prior to such foreclosure or conveyance in lieu of foreclosure.

            4.         Acknowledgments and Agreements by Landlord.  Landlord, as landlord under the Lease and mortgagor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns that:

                        4.1.      This Agreement does not waive any of Beneficiary’s rights under the Mortgage, or in any modify or release Landlord from its obligations to comply with the Mortgage;

                        4.2.      The Mortgage remains unmodified and in full force and effect; and

                        4.3.      Landlord hereby irrevocably directs Tenant to recognize and honor Landlord’s assignment to Beneficiary of the Lease and the rents thereunder.  If Beneficiary notifies Tenant in writing of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Landlord hereby irrevocably directs Tenant to honor such written demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.  Landlord hereby releases Tenant and shall indemnify, defend and hold harmless Tenant from and against any losses, liabilities, claims or causes of action Tenant may suffer as a result of compliance with Beneficiary’s notice.  Tenant shall be under no duty to controvert or challenge any notice from Beneficiary and  Tenant's compliance with any notice shall not be deemed to violate the Lease.  Landlord shall look solely to Beneficiary with respect to any claims Landlord may have on account of an incorrect or wrongful notice. Tenant shall be entitled to full credit under the Lease for any rent paid to Beneficiary pursuant to a notice to the same extent as if such rent were paid directly to Landlord.

            5.         Obligations of Beneficiary.  Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy.  Anything herein or in the Lease to the contrary notwithstanding, no successor owner of the Property shall have any obligation, or incur any liability, beyond the then existing interest, if any, of the Purchaser in the Property and Tenant shall look exclusively to such interest of the Purchaser, if any, in the Property for the payment and discharge of any obligations imposed upon the Purchaser hereunder or under the Lease, and the Purchaser is hereby released and relieved of any other liability hereunder and under the Lease.  As regards the Purchaser, Tenant shall look solely to the estate or interest owned by the Purchaser in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets of the Purchaser.  Nothing contained in this Section impairs, limits or otherwise modifies the obligations of Landlord to Tenant under the Lease.

            6.         No Merger.  Landlord, Tenant and Beneficiary agree that unless Beneficiary otherwise consents in writing, Landlord’s estate in and to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of the estates either in Landlord or Tenant or any third party by purchase, assignment or otherwise.

            7.         Notice.  All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b) telecopying (if confirmed in writing sent by the methods specified in clauses (a), (c) or (d) of this Section), (c) registered or certified first class mail, return receipt requested, or (d) nationally-recognized overnight delivery service.  Such addresses may be changed by notice to the other parties given in the same manner as provided above.  Any notice or other communication sent pursuant to clauses(a) through (d) hereof shall be deemed received upon actual receipt or refusal thereof, provided if there is no record of actual receipt of refusal thereof, any notice or other communication sent pursuant to clause (c) shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to subsection (d) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.  Such deemed receipt shall only apply if delivery at the applicable notice address was attempted.

To Beneficiary:                                     INSERT LENDER & Lender’s Address______________________________

            To Landlord:                            c/o Corporate Office Properties, L.P.

                                                            8815 Centre Park Drive, Suite 400

                                                            Columbia, Maryland 21045

                                                            Telecopier: 410-992-7534

            To Tenant:                                The Titan Corporation

                                                            2701 Technology Drive

                                                            Annapolis Junction, MD 20701

                                                            Attn:  ________________

                                                            with a copy in every instance to:

                                                            The Titan Corporation

                                                            3033 Science Park Drive

                                                            San Diego, CA 92121

                                                            Attn:  Director of Real Estate and

                                                            General Counsel

                                                            and

                                                            The Titan Corporation

                                                            3033 Science Park Drive

                                                            San Diego, CA 92121

                                                            Attn:  General Counsel

            8.         Miscellaneous.

                        8.1.      This Agreement supersedes any inconsistent provision of the Lease.

                        8.2.      Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge of the Mortgage.

                        8.3.      This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary’s interest is assigned or transferred.  The interest of Tenant under this Agreement may be assigned or transferred in connection with a permitted assignment or transfer of Tenant’s interest under the Lease.

                        8.4.      This Agreement is the whole and only agreement with regard to the subjection and subordination of the Lease and the leasehold estate created thereby, together with all rights and privileges of Tenant thereunder, to the lien or charge of the Mortgage and all related loan and security documents and shall supersede and cancel, but only insofar as would affect the priority between the Lease and the Mortgage, any prior agreements as to such subjection or subordination, including, but not limited to, those provisions contained in the Lease which provide for the subjection or subordination of the Lease and the leasehold estate created thereby to a mortgage or mortgages.

                        8.5.      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  Signature and acknowledgments pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

                        8.6.      This Agreement may not be modified orally or in any manner other than by agreement in writing signed by the parties hereto or their respective successors in interest.

                        8.7.      If any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorney’s fees, costs and expenses incurred by the prevailing party.

                        8.8.      This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

            IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement as of ____________________, 200_.

            NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

            IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BENEFICIARY:                                              INSERT LENDER

                                                            By ________________________

                                                            Name _____________________

                                                            Title ______________________

TENANT:                                                        THE TITAN CORPORATION

                                                            By ________________________

                                                            Name______________________

                                                            Title _______________________

LANDLORD:                                      NBP 220, LLC

                                                            By:       Corporate Office Properties, L.P., Managing Member

                                                            By:  Corporate Office Properties Trust, General Partner

                                                            By: ______________________

                                                                        Roger A. Waesche, Jr.

                                                                        Senior Vice President

STATE OF ____________, CITY/COUNTY OF ____________, TO WIT:

            I HEREBY CERTIFY that on this ____ day of ___________________, 2003, before me, the subscriber, a Notary Public of the State and City/County aforesaid, personally appeared ____________________________, known to me or satisfactorily proven to be the individual whose name is subscribed above, who acknowledged himself/herself to be the ________________ of INSERT LENDER, and that he/she, as such ______________, being authorized so to do, executed the foregoing instrument on behalf of such Corporation by signing the name of such Corporation by himself/herself as such __________.

            WITNESS, my Hand and Notarial Seal.

                                                                                    __________________________________

                                                                                                            Notary Public

My commission expires:

STATE OF ____________, CITY/COUNTY OF ____________, TO WIT:

            I HEREBY CERTIFY that on this ____ day of _____________________, 1999, before me, the subscriber, a Notary Public of the State and City/County aforesaid, personally appeared ____________________________, known to me or satisfactorily proven to be the individual whose name is subscribed above, who acknowledged himself/herself to be the ________________ of THE TITAN CORPORATION, a ___________________________, and that he/she, as such ______________, being authorized so to do, executed the foregoing instrument on behalf of such__________________  by signing the name of such _________________________ by himself/herself as such __________.

            WITNESS, my Hand and Notarial Seal.

                                                                                    __________________________________

                                                                                                            Notary Public

My commission expires:

STATE OF MARYLAND,                                  , TO WIT:

            I HEREBY CERTIFY, that on this         day of                       , 1999, before me, the undersigned Notary Public of the State, personally appeared ROGER A. WAESCHE, JR., Senior Vice President of Corporate Office Properties Trust, a Maryland real estate investment trust, General Partner of Corporate Office Properties, L.P., a Delaware limited partnership, managing member of NBP 220, LLC, a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same on behalf of the trust for the purposes therein contained as the duly authorized Senior Vice President of the trust by signing the name of the trust by himself as such Senior Vice President.

            WITNESS my hand and Notarial Seal.

                                                                                    Notary Public

My Commission Expires:

EXHIBIT A

THE PROPERTY

EXHIBIT B

DESCRIPTION OF PREMISES AND LEASE DOCUMENTS

THE LEASE

Lease dated _______ between ______ as landlord and _________ as tenant, and all amendments thereto.

THE PREMISES

Suites/Floors ______ in the Building.

EXHIBIT “L”

to Agreement of Lease by and between

NBP 220, LLC, Landlord

and THE TITAN CORPORATION, Tenant

MODIFICATIONS TO BASE BUILDING

NBP 220 Design Modifications to Shell Base Building

The following is a list of design and construction modifications to the NBP 220 shell building requested by Titan Corporation (Titan). The items identify above standard revisions to the original base building design and construction and were developed during several design review meetings with Titan and their architect, Burt Hill. In addition, we also identified various credits to Titan for items normally installed as a part of the base building that Titan has elected to complete as a part of their tenant work. The costs associated with these modifications will be developed and submitted to Titan for their review within the next few weeks.

Scope additions to base building:

1. Recess slab on grade 4'- 4" to accommodate 200+ person auditorium on the first floor.

Costs to include design and engineering (architectural, structural, MEP) and construction, lowered footings, longer and/or heavier steel columns, retaining walls and foundations, piers, excavation and haul off of material, drain tile, and waterproofing. In addition, provisions will be made to provide space and support for a supplemental HVAC unit on the roof.

2. Service Area/ Loading Dock relocation from northwest to northeast side of the building.

Costs to include architectural redesign of first floor core plan that includes the relocation of the restrooms, elevators, corridors, and service rooms as well as civil redesign of the loading dock and parking areas.

3. Addition of a rear building entrance.

Costs to include the design, engineering, and construction of a rear building entrance with double doors and a vestibule. Additional sidewalks will be added to access the building.

4. Parking increase from 600 to 700+ spaces.

Costs to include civil redesign of site plan to add 100+ additional parking spaces above base building standard of 4 spaces per 1000sf of space. This revision also changed the site access off Carina Road and increased the required area for storm water retention areas directly proportional to the hard surface area increase. Construction costs will include the 100+ additional spaces, associated curb and gutter, additional site concrete (sidewalks), storm water utilities and the increase in storm water management requirements.

NBP 220 Design Modifications to Shell Base Building

5. Design and installation of new restroom/shower room facility

Costs to include the design and construction of a new restroom/shower room that incorporates Titan's desire for a shower facility that also provides the additional fixtures required by the auditorium use. Two restrooms, with 3 fixtures and 2 lavatories each, as well as 2 shower rooms with 3 showers and 18 half sized lockers each will be installed and finished. Construction costs will include the walls, ceilings, finishes, fixtures, plumbing and mechanical systems. HVAC will be a part of the core roof top unit.

6. Site modifications.

Costs to include the design and construction of a patio area, with furniture, to be located at the rear entrance to the facility.

7. Secured ductbank.  [Lined out and initialed]

8. Back-up generator

Costs to include the installation of below grade conduits from the main electric room to a predetermined location 5' outside the building to allow for future installation of a generator.

9. Upgrade of building main electrical service.

Costs to include the design and installation of upgraded main electric service to the facility. Current base building design calls for a 3000A service. Titan stated they might require an increase in this service to accommodate their tenant requirements. Titan is to provide a request for this service (if desired) during the next month.

10. Exterior wall SCIF modifications.

COPT is currently working with Titan to modify the exterior wall detail normally provided with a shell base building to incorporate several design and construction provisions that provide for SCIF level security. Costs to include the design and construction of this above standard installation.

NBP 220 Design Modifications to Shell Base Building

Credits to base building construction:

Titan has notified COPT that they would like to install finishes in various areas of the base building to integrate with their tenant design. In addition, Titan requested that some areas of the building not be finished in order to avoid rework due to damage from tenant construction or demolition. The following is a list of the base building areas and the level of finishes to be provided.

1. COPT will provide finishes in the following areas as part of the shell building construction: mechanical room, main telephone room, main electrical room, all restrooms, janitor closets, all telephone/electric rooms (2 per floor), three elevators, elevator machine room, and front and rear vestibules. Since these rooms will have all finishes provided, there is_ no credit to Titan.

2. Titan has requested that the following areas not be finished to avoid damage during tenant build-out: egress corridors, loading dock corridor, the three stairwells, and the restroom vestibules on each floor. These areas will have drywall, ceiling grid, ceiling tile, sprinklers, and lights, etc. installed as a part of the base building. The drywall will be spackled and ready for paint (since the stairwell walls are masonry they will be pointed up and prime coated) and the tile will be installed under the water fountains. Titan will receive a credit for paint and flooring not completed.

3. Titan has requested that the following areas not be built out as part of the base building: main entrance lobby on the first floor, elevator lobbies on all floors, and first floor tenant corridors. Titan will be given a credit for all work deleted from these areas. Items include framing and drywall, painting, flooring, lights, ceilings, wall finishes, etc. The credit will be based on the level of finishes currently in NBP 201.

4. Titan has requested that all the building interior columns on all floors not be framed and drywalled (with the exception of the wet stacks). Titan will receive a credit for not installing, taping and spackling the drywall.